    As filed with the Securities and Exchange Commission on October 16, 2007

                                                     REGISTRATION NO. 333-126172
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

       DELAWARE                     6221                       84-1676365
(State of Organization)   (Primary Standard Industrial        (IRS Employer
                           Classification Code Number)   Identification Number)

                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN M. KELLY
                         C/O MAN INVESTMENTS (USA) CORP.
                       123 NORTH WACKER DRIVE, 28TH FLOOR
                             CHICAGO, ILLINOIS 60606
                                 (312) 881-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                                David R. Sawyier
                                 James B. Biery
                                Sidley Austin LLP
                            One South Dearborn Street
                             Chicago, Illinois 60603

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                                   ----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                                          (MAN INVESTMENTS LOGO)


                                MAN-AHL 130, LLC
                   UNITS OF LIMITED LIABILITY COMPANY INTEREST
                 348,412 CLASS A UNITS AND 500,000 CLASS B UNITS
                         (MINIMUM 10,000 CLASS B UNITS)


MAN-AHL 130


Man-AHL 130 trades in the global futures and forward markets pursuant to the AHL Diversified Program, a speculative, trend-following managed futures strategy.



Man-AHL 130 invests approximately 30% of its capital in Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, the "Man-Glenwood Funds"), registered investment companies which, in turn, invest in a portfolio of private investment funds.


THE MANAGING MEMBER

Man Investments (USA) Corp. Affiliates of the Managing Member manage the AHL Diversified Program as well as the Man-Glenwood Funds.

THE UNITS

Two Classes of Units are being offered (Class A Units are offered to taxable investors and Class B Units are offered to tax-exempt investors). These Classes are substantially identical except that Class B Units have been structured so as not to cause tax-exempt investors to recognize "unrelated business taxable income" on their investment in Man-AHL 130.

THE OFFERING


Man Investments Inc. and other selling agents are offering the Units on a best efforts, not a "firm commitment," basis. Units of each Class are offered separately. If subscriptions for at least 10,000 Class B Units are not accepted during an initial offering period for such Units ending March 31, 2008 (subject to earlier termination), the offering of Class B Units will be terminated and subscription proceeds received in respect of Class B Units will be returned within 5 business days to subscribers together with any interest earned thereon; furthermore, if fewer than 100 investors have subscribed for Class B Units during such initial offering period, the Managing Member may elect to terminate the offering of such Units, in which case subscribers will be notified and subscription funds will be returned as above. Class B Subscription proceeds will be held in Escrow, with SEI Private Trust Company serving as escrow agent, pending issuance of Class B Units.



Class A Units are, and, once issued, Class B Units will be, continuously offered as of the first business day of each calendar month without any scheduled termination of the offering, and no minimum number of Units need be sold as of the beginning of any month for additional Units then to be issued.


THE OFFERING (CONTINUED)


Class A Units are offered at Net Asset Value. Class B Units will be issued initially at the then current Net Asset Value of Class A Units. The minimum investment in Class A Units is $25,000, and in Class B Units is $10,000; the minimum additional investment in either Class is $10,000 and may be made in increments of $1,000 for amounts in excess of $10,000. As of September 1, 2007, the Net Asset Value of a Class A Series 2 Unit sold on April 1, 2007 for $100 was $103.76; that of a Class A Series 1 Unit that sold for $112.32 on July 1, 2007 was $103.54.





"ACCREDITED INVESTORS" ONLY

The Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." An "Accredited Investor" generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000 (including assets held jointly with spouse); or (ii) an entity with a net worth of $5,000,000.

THE RISKS


- MAN-AHL 130 IS A SPECULATIVE MANAGED FUTURES FUND, AND INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "RISK FACTORS" BEGINNING ON PAGE 10. YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN MAN-AHL 130.


- Man-AHL 130 is a speculative and leveraged managed futures fund. The AHL Diversified Program will typically hold futures positions with a face amount equal to approximately 300% to 800% of Man-AHL 130's Net Asset Value. The Man-Glenwood Funds currently leverage their investments in the portfolio funds in which they invest to approximately 120% of each of the Man-Glenwood Funds' net asset value. Leverage magnifies losses as well as profits.

- The AHL Diversified Program is dependent for its profitability on there being sustained price trends of the type that the AHL Diversified Program is designed to identify.


- Man-AHL 130's substantial expenses must be offset by investment profits and interest income for Man-AHL 130 to be profitable. The Managing Member estimates the annual expenses of Man-AHL 130, irrespective of profitability, at approximately 4.38% of Class A and B Series 1 Units', and 3.13% of Class A and B Series 2 Units', average Net Asset Value, on a break-even basis.


- Man-AHL 130 is subject to material conflicts of interest; members of the Man Group act as the manager, commodity broker and foreign exchange trader of the AHL Diversified Program and as the manager and selling agent of the Man-Glenwood Funds. Man Investments Inc. (the "Selling Agent") is also an affiliate.

- Investors in Man-AHL 130 ("Unitholders") must pay tax every year on any income attributable to their investment in Man-AHL 130, irrespective of receiving no distributions from Man-AHL 130.

- Man-AHL 130 trades to a substantial degree on non-US markets which are not subject to the same regulations as their US counterparts.


-    Man-AHL 130 is recently formed and has a limited operating history.


- There is no market for the Units, and they may only be redeemed as of the end of a calendar quarter on 45 days' prior notice, subject to the limitation that no more than 15% of Man-AHL 130's total outstanding Units may be redeemed as of any calendar quarter-end.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
             PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR
                     ACCURACY OF THIS DISCLOSURE DOCUMENT.


                             ________________, 2007

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES 36 TO 40 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 8.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 10 TO 16.


     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                   ----------


           PLEASE SEE THE IMPORTANT PRIVACY POLICY ON PAGES 55 TO 56.


                                   ----------

     MAN-AHL 130 IS A "COMMODITY POOL," REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC"), AND NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940. PROSPECTIVE INVESTORS MUST BE AWARE THAT IN INVESTING IN MAN-AHL 130 THEY WILL NOT HAVE THE BENEFIT OF ANY OF THE NUMEROUS INVESTOR PROTECTION PROVISIONS OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.


     DUE TO MAN-AHL 130'S STATUS AS A "COMMODITY POOL," APPLICABLE CFTC RULES REQUIRE THAT THIS PROSPECTUS BE ACCOMPANIED BY MAN-AHL 130'S MOST CURRENT MONTHLY ACCOUNT STATEMENT OR BY SUMMARY PERFORMANCE INFORMATION RELATING TO MAN-AHL 130, CURRENT WITHIN 60 CALENDAR DAYS OF THE DATE OF THE DELIVERY OF THIS PROSPECTUS.


                                   ----------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN MAN-AHL 130'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IN WASHINGTON, D.C.


     MAN-AHL 130 FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. AT 450 FIFTH STREET, NW, WASHINGTON D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.


     MAN-AHL 130'S REGISTRATION STATEMENT AND REPORT FILINGS WILL ALSO BE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

     THE MAN-GLENWOOD FUNDS ARE PUBLICLY-OFFERED "INVESTMENT COMPANIES," REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940. INFORMATION REGARDING THE MAN-GLENWOOD FUNDS IS ALSO AVAILABLE AT THE SEC'S WEBSITE AS DESCRIBED IN THE PRECEDING PARAGRAPH.

                              ORGANIZATIONAL CHART

                                MAN-AHL 130, LLC


                                  (FLOWCHART)



     SEE "CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN GROUP AND MAN-AHL 130" AT PAGE 43.



     THE MANAGING MEMBER, THE SELLING AGENT, AND THE TRADING ADVISOR ARE 100% OWNED, DIRECTLY OR INDIRECTLY, BY MAN GROUP PLC. MAN GROUP PLC HOLDS A SIGNIFICANT MINORITY INTEREST IN THE CLEARING BROKER AND FOREIGN EXCHANGE CLEARING ENTITY.


     FOR CONVENIENCE, MAN GROUP PLC AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS "MAN GROUP."

CONTENTS

                                    PART ONE
                               DISCLOSURE DOCUMENT


SECTION                                                                     PAGE
-------                                                                     ----
Summary ................................................................       2
Risk Factors ...........................................................      10
   You May Lose Your Entire Investment .................................      10
   Man-AHL 130 Uses Leverage, Which Increases Risk .....................      10
   Man-AHL 130 is the First Public Futures Fund Sponsored by the
      Managing Member ..................................................      10
   Man-AHL 130 Has a Limited Operating History .........................      10
   "Risk of Ruin" ......................................................      10
   Man-AHL 130's Performance is Expected to be Volatile ................      10
   Man-AHL 130's Substantial Fees and Expenses Will Cause Losses
      Unless Offset by Profits and Interest Income .....................      11
   An Investment in Man-AHL 130 is not a Liquid Investment .............      11
   Substantial Redemptions May Cause Man-AHL 130  to Incur Losses ......      11
   Man-AHL 130 is Subject to Conflicts of Interest .....................      11
   The Managing Member Has Not Established Formal Procedures to Resolve
      Conflicts of Interest ............................................      12
   Man-AHL 130's Investment in the Man-Glenwood Funds May Incur
      Losses ...........................................................      12
   Changes in Regulatory Requirements May be Adverse to Man-AHL 130 ....      12
   The AHL Incentive Fee Calculation May Not Reflect Your Investment
      Experience .......................................................      13
   You Will be Taxed Each Year on Your Share of Man-AHL 130 Profits;
      You Will be Required to Extend the Filing Date of Your
      Tax Returns ......................................................      13
   Man-AHL 130 Could Lose Assets and Have Its Trading Disrupted
      Due to the Bankruptcy of Its Commodity Broker, Counterparties
      or Others ........................................................      13
   Trading on Foreign Exchanges Presents Greater Risk Than Trading on
      US Exchanges .....................................................      14
   The Absence of Regulation in Certain Markets Could Expose Man-AHL
      130 to Significant Loss ..........................................      14
   Exchange-Rate Risk ..................................................      14
   No Independent Experts Representing Investors .......................      14
   Lack of Price Trends Will Cause Losses; There Have Been Sustained
      Periods of Time With Insufficient Price Trends for the AHL
      Diversified Program to Trade Profitably.  The Managing Member
      Expects That There Will be Similar Periods in the Future .........      15
   AHL's Trading Decisions Are Based on Technical Systems, Not on an
      Analysis of Economic Factors, and May be Less Responsive to
      Continuously Changing Markets ....................................      15
   Increased Competition Among Trend-Following Traders Could Reduce
   AHL's Profitability .................................................      15
   AHL Has No Control Over the Market Conditions Which Will Dominate
      AHL's Results ....................................................      16
   Reliance on a Single Futures Trading Strategy Creates Exposure
      to the Risk of Obsolescence of That Strategy .....................      16
   Possible Effects of Speculative Position Limits .....................      16
   Possible Effects of Daily Price Fluctuation Limits ..................      16
   Man-AHL 130 is Unlikely to Realize its Potential Except in the
      Medium- to Long-Term .............................................      16
Use of Proceeds ........................................................      17
Performance of Man-AHL 130 .............................................      21
Management of Man-AHL 130 ..............................................      26
Net Asset Value ........................................................      35
Fees and Expenses Paid by Man-AHL 130 ..................................      36
Clearing Broker ........................................................      40
Redemptions and Transfers of Units .....................................      41
Conflicts of Interests; Transactions Between
   Man Group and Man-AHL 130 ...........................................      43
Summary of the Limited Liability Company Agreement .....................      45
Tax Consequences .......................................................      47
Benefit Plan Investors .................................................      50
Plan of Distribution ...................................................      52
Reports ................................................................      55
Lawyers; Accountants ...................................................      55
Privacy Policy .........................................................      55
Index to Financial Statements ..........................................      57
Appendix -- Man-Glenwood Lexington, LLC and Man-Glenwood Lexington
   TEI, LLC Appendix ...................................................   APP-1


                                    PART TWO
                             STATEMENT OF ADDITIONAL
                                   INFORMATION


SECTION                                                                   PAGE
-------                                                                 --------
Futures Markets and Trading Methods ................................    Pt. II-2
Alternative Investment Strategies in General .......................    Pt. II-5
Supplemental Performance Information ...............................    Pt. II-7
Exhibit A -- Limited Liability Company Agreement ...................         A-1
Exhibit B -- Subscription Requirements .............................        SR-1
Exhibit C -- Investor Application Forms ............................        IA-1


     Execution copies of the Investor Application Forms accompany this Prospectus.

THIS PROSPECTUS IS INTENDED FIRST TO BE USED AS OF THE DATE SET FORTH ON THE COVER OF THIS PROSPECTUS. APPLICABLE RULES OF THE CFTC REQUIRE THAT THIS PROSPECTUS BE UPDATED AT LEAST EVERY NINE MONTHS FROM THE DATE OF FIRST USE, AND THAT IT BE ACCOMPANIED BY THE MOST RECENT CFTC-REQUIRED MONTHLY REPORT OR SUMMARY PERFORMANCE INFORMATION CURRENT WITHIN 60 DAYS OF DELIVERY.

SUMMARY

MAN-AHL 130


     Man-AHL 130, LLC ("Man-AHL 130") is a limited liability company organized in 2005 under the laws of Delaware. The fiscal year of Man-AHL 130 ends on March 31, and its taxable year ends on December 31. Man-AHL 130 began trading on April 2, 2007.



     Man-AHL 130 is a speculative and leveraged managed futures fund which trades pursuant to the AHL Diversified Program (the "AHL Diversified Program"), with the objective of seeking medium- to long-term capital appreciation.


     The AHL Diversified Program is a global managed futures program directed on behalf of Man-AHL 130 by Man-AHL (USA) Limited ("AHL"), a member of the Man Group, which is registered with the CFTC as a commodity trading advisor ("CTA"), is a member of the National Futures Association (the "NFA") and is registered in the United Kingdom with the Financial Services Authority.

     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours a day using real-time price information to respond to price moves across a range of approximately 34 exchanges in 100 different global markets encompassing stock indices, bonds, currencies, short-term interest rates, metals, energies and soft commodities.


     AHL's trading process is the product of sophisticated research and applies a technical approach that has been operated, with modifications, by Man Group since 1989. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program has been operating in the US since April 1998, although the AHL Diversified Program, as traded on behalf of non-US clients, has been operating since December 1990.


                                     *****


     Managed futures funds typically hold all of their capital in reserve to cover trading losses and margin their open futures and forward positions. Man-AHL 130 maintains approximately 70% of its capital in cash and cash equivalents. Man-AHL 130 invests the remainder of its capital -- approximately 30% -- in the Man-Glenwood Funds, multi-strategy, multi-manager funds of funds which emphasize efficient allocation of investor capital among hedge funds and other pooled investment vehicles with a range of investment strategies, managed by independent investment managers. The 30% investment in the Man-Glenwood Funds is made by investing approximately 30% of Class A capital in Man-Glenwood Lexington, LLC and, once Class B Units are issued, 30% of Class B capital in Class A units of Man-Glenwood Lexington TEI, LLC, each a registered investment company. The Man-Glenwood Funds, in turn, allocate their capital, through an investment in Man-Glenwood Lexington Associates Portfolio, LLC, a master investment vehicle (the "Portfolio Company"), to a portfolio of private investment funds (the "Sub-Funds").


     The Managing Member believes that trend-following CTAs tend to have a low correlation with funds of funds as an asset class. The Man-Glenwood Funds have historically performed differently from the AHL Diversified Program. Such low correlation of results can reduce the risk of Man-AHL 130's overall portfolio, with the potential for Man-Glenwood Funds' gains to offset AHL Diversified Program losses and vice versa. The Managing Member will attempt to rebalance Man-AHL 130's portfolio on a quarterly basis so as to maintain Man-AHL 130's investment in the Man-Glenwood Funds at approximately 30% of Man-AHL 130 capital. If the Managing Member deems it to be necessary or advisable, however, the Managing Member will reduce or eliminate its investment in the Man-Glenwood Funds.

MANAGING MEMBER

     Man Investments (USA) Corp. is the Managing Member of Man-AHL 130 and is responsible for its overall management and administration.


     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities, including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions (through its Man Financial division) and other activities. The Man Investments division of Man Group plc has launched approximately 500 alternative investment products, including numerous commodity pools, and, as of June 30, 2007, had over $67 billion under management.


     AHL and Glenwood Capital Investments, L.L.C. ("Glenwood"), which manage the AHL Diversified Program for Man-AHL 130 and the Man-Glenwood Funds, respectively, are members of the Man Group.


     MF Global Inc., formerly known as Man Financial Inc. is the commodity broker used for Man-AHL 130's AHL Diversified Program account, and its affiliate, MF Global UK Ltd., fornmerly known as Man Financial Limited, is the entity through which Man-AHL 130 conducts its foreign exchange trading. Man Group plc holds a significant minority interest in MF Global Inc. and its affiliate.



     Man Investments Inc., the Selling Agent, is a registered broker-dealer and is an affiliate of the Managing Member. The Selling Agent engages additional third-party selling agents ("Additional Selling Agents") to assist it with the placement of Man-AHL 130's Units.


PRINCIPAL OFFICES

     Man-AHL 130's and the Managing Member's principal offices and the place where their principal books and records are kept, are located at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606; telephone number: (312) 881-6800. Certain records of Man-AHL 130 will be located at the offices of SEI Global Services, Inc., Man-AHL 130's administrator, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

THE OFFERING


     OFFERING



     Man-AHL 130 is offering Class A Units as of the beginning of each month and Class B Units during an Initial Offering Period scheduled to end March 31, 2008 or such earlier date as may be designated by the Managing Member if the minimum subscription contingency is met.



     The Managing Member purchased Class A Series 2 Units as an initial contribution to Man-AHL 130 in an amount equal to $15 million as of March 30, 2007 (the "Managing Member's Contribution"). The Managing Member may only make withdrawals from the Managing Member's Contribution to the extent that such withdrawals are offset, dollar for dollar, by additional subscriptions for Units of either Class. Such withdrawals may be made taking into account redemptions and losses of Man-AHL 130 and subject to the terms of Class A Units, the terms of Man-AHL 130's Limited Liability Company Agreement (the "LLC Agreement") and the requirement that the Managing Member maintain an investment in Man-AHL 130 equal to at least the greater of $25,000 or 1% of Man-AHL 130's Net Asset Value (inclusive of the Managing Member's Contribution).



     Class A Units are offered as of the beginning of each month based on their Net Asset Value, as of the end of the previous month. Class B Units will be issued initially at the then current Net Asset Value of Class A Units. Investors' participation in Man-AHL 130 is determined on the basis of the dollar amount which they invest. After the initial issuance of Class B Units, additional Class B Units will be issued at the beginning of each month based on their Net Asset Value as of the end of the previous calendar month.

     Units will be issued in fractions calculated to three decimal points.

     CLASSES AND SERIES OF UNITS


     Man-AHL 130 offers two Classes of Units. These Classes have virtually identical trading and investment portfolios. Class A Units are offered only to taxable investors, while Class B Units are offered only to tax-exempt investors. Class B Units have been structured so as not to cause tax-exempt investors to recognize "unrelated business taxable income." "Benefit plan investors" (as defined below) are not eligible to purchase Class A Units.


     Within each Class, Units will be issued in two separate Series. Class A Series 1 and Class B Series 1 Units are subject to a 1.25% annual Client Servicing Fee.

     Class A Series 2 and Class B Series 2 Units are available exclusively to
(i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors' fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts that purchase Units through the Selling Agent and are not charged the Client Servicing Fee.

     MINIMUM INVESTMENT

     Minimum initial investment: Class A Units, $25,000; Class B Units, $10,000. Minimum additional investments: $10,000 for either Class of Units and may be made in increments of $1,000 for amounts in excess of $10,000.


     CLASS B MINIMUM CAPITALIZATION



     The initial offering period for Class B Units will end March 31, 2008 or such earlier termination as may be designated by the Managing Member. However, Class B Units will not be issued unless at least 10,000 Class B Units ($1,000,000) have been subscribed for during such initial offering period; furthermore, if fewer than 100 investors have subscribed for Class B Units, the Managing Member may, in its discretion, terminate the offering of Class B Units, in which case Class B Units will not be issued.


MAJOR RISKS OF MAN-AHL 130

     Man-AHL 130 is speculative. You may lose all or substantially all of your investment in Man-AHL 130.


     Man-AHL 130 is recently formed and thus has a limited performance history. The past performance of Man-AHL 130, the AHL Diversified Program and the Man-Glenwood Funds is not necessarily indicative of the future results of Man-AHL 130.



     Man-AHL 130 is leveraged. The AHL Diversified Program typically holds futures positions with a face amount equal to 300% to 800% of Man-AHL 130's Net Asset Value. The Man-Glenwood Funds currently leverage their indirect investments in the Sub-Funds in which they invest up to approximately 120% of each of the Man-Glenwood Funds' net asset value (or approximately 36% of Man-AHL 130's Net Asset Value). Leverage magnifies losses as well as profits.


     Man-AHL 130's performance is expected to be volatile. Man-AHL 130 may suffer sudden and substantial losses from time to time, and the value of the Units will be variable.

     Man-AHL 130 trades to a substantial degree on non-US markets which are not subject to the same regulations as are their US counterparts.


     Man-AHL 130 is subject to substantial fees and expenses. To be profitable, Man-AHL 130's fees and expenses must be offset by trading profits and interest income. The Managing Member estimates the annual expenses of Man-AHL 130, irrespective of profitability, at approximately 4.38% of Class A Series 1 and Class B Series 1 Units', and 3.13% of Class A Series 2 and Class B Series 2 Units', average Net Asset Value on a break-even basis.

     Man-AHL 130 is subject to material conflicts of interest; members of the Man Group act as the manager of Man AHL 130 as well as the manager of the AHL Diversified Program and as the manager and selling agent of the Man-Glenwood Funds. The Selling Agent is also an affiliate, and Man Group plc holds a significant minority interest in the Clearing Broker and its affiliates.


     The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a quarter-end upon 45 days' notice. The Net Asset Value of a Unit may change materially between the date that an irrevocable notice of redemption must be submitted and the redemption date for such Unit.

     No more than 15% of Man-AHL 130's total outstanding Units may be redeemed as of any calendar quarter-end. In the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, will terminate as promptly as possible and will distribute its assets to investors.

     Investors, other than tax-exempt investors, must pay tax every year on any income attributable to their investment in Man-AHL 130, irrespective of receiving no distributions from Man-AHL 130.

ACCREDITED INVESTORS ONLY

     Despite the Units being publicly offered, the Managing Member has determined that only "Accredited Investors" may invest. An "Accredited Investor" generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000 (including assets held jointly with spouse); or
(ii) an entity with a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.

     To subscribe, you must complete and sign the Class appropriate Investor Application Form which accompanies this Prospectus and deliver it to your selling agent. See Exhibit B -- Subscription Requirements and Exhibit C -- Investor Application Forms. You should review this entire Prospectus carefully before deciding whether to invest in the Units.


     Pending the initial issuance of Class B Units, subscription funds for Class B Units will be held in escrow. SEI Private Trust Company, One Freedom Valley Drive, Oaks, Pennsylvania 19456, serves as the escrow agent (the "Escrow Agent"). All interest earned on subscription funds while held in escrow will be invested in Man-AHL 130 at the time that the related Units are issued and will become a general asset of Man-AHL 130. Subscription funds returned to investors before Class B Units are initially issued will be returned to investors with any interest actually earned thereon. Thereafter, subscription funds, if returned, will be returned without interest.



     The Managing Member may elect not to use an escrow account during the ongoing offering of Class B Units.


LIMITED LIABILITY

     Investors invest with limited liability and cannot lose more than their investments and unredeemed profits.

POTENTIAL INVESTMENT ADVANTAGES

     Man-AHL 130 offers the following potential advantages:

- Access to the AHL Diversified Program. Past performance is not necessarily indicative of future results.

- Diversification into managed futures; the AHL Diversified Program, which has historically had low correlation to traditional stock and bond investments provides profit potential in rising and falling markets. There can be no assurance that the performance of the AHL Diversified Program will have low correlation to the general equity and debt markets.

- An investment of 30% of Man-AHL 130's capital in the Man-Glenwood Funds, potentially increasing overall returns and potentially performing profitably during certain periods when the AHL Diversified Program is unprofitable. There can be no assurance that Man-AHL 130's investment in the Man-Glenwood Funds will be successful.

REDEMPTIONS

     You may redeem your Units as of the end of any calendar quarter, upon 45 days' prior written notice to the Managing Member. In order to pay redemption proceeds, it may be necessary for Man-AHL 130 to tender for repurchase a portion of its investment in the Man-Glenwood Funds. Man-AHL 130 will attempt to have such investment repurchased through the Man-Glenwood Funds' quarterly tender process. Redemption proceeds will generally be paid within 45 days after the quarter-end of redemption (this delay being required in order for Man-AHL 130 to tender for repurchase a portion of its investment in the Man-Glenwood Funds).

     If quarter-end redemptions are requested for more than 15% of Man-AHL 130's total then-outstanding Units, each redemption request will be reduced pro rata so that only 15% of Man-AHL 130's total then-outstanding Units are redeemed. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of Man-AHL 130's trading activities.

     Redeeming Unitholders will be notified if redemption requests for any given quarter-end are likely to be pro rated in order to comply with such 15% limitation, and will be given an opportunity to withdraw their redemption requests.

     In the event that Man-AHL 130 receives redemption requests in excess of the 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, will terminate as promptly as possible and distribute its assets to investors.

CHARGES

     Man-AHL 130's substantial expenses must be offset by trading gains and interest income to avoid depletion of Man-AHL 130's capital.

     NO SALES LOAD

     No Units will be subject to any initial selling commission or sales load.

     CLIENT SERVICING FEE, SELLING COMPENSATION


     The Selling Agent will be entitled to a Client Servicing Fee equal to 1/12 of 1.25% of the Net Asset Value of Class A Series 1 and Class B Series 1 Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly in arrears. The Client Servicing Fee will not be charged against Class A Series 2 and Class B Series 2 Units, which are offered exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors' fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts that purchase Units through the Selling Agent. The Selling Agent is subject to the regulatory limitation that it not receive aggregate selling commissions (i.e., the Client Servicing Fee) in excess of 10% of the sale price of all Units. Once the Selling Agent has received aggregate Client Servicing Fee payments totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit, the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 and Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit. The redesignation of Units from Series 1 to Series 2 will have no impact on the Net Asset Value of an investor's investment in Man-AHL 130 at the time of such redesignation.

     ORGANIZATIONAL AND OFFERING AND ADMINISTRATIVE EXPENSES


     The Managing Member, or an affiliate, has paid, without reimbursement from Man-AHL 130, the initial organizational and offering costs of Man-AHL 130, and will pay fees related to escrow services incurred during the initial offering of Class B Units.



     Man-AHL 130 has entered into an administration agreement with SEI Global Services, Inc., an independent third party administrator (the "Administrator"), to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates. Total administrative expenses of Man-AHL 130 in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) through March, 2009, will be paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate. Thereafter, expenses in excess of such 0.50% per annum level will be payable by Man-AHL 130, but may be paid by the Managing Member in its discretion. Administrative expenses are estimated at 0.50% per annum of Man-AHL 130's average month-end Net Asset Value during a fiscal year (assuming an average Net Asset Value of $250,000,000).





     MANAGEMENT AND INCENTIVE FEES

     Man-AHL 130. The Managing Member will receive a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.

     The AHL Diversified Program. The AHL Diversified Program charges: (i) a management fee of 1/6 of 1% of the month-end notional value of Man-AHL 130's AHL account (a 2% annual rate) - approximately equal to Man-AHL 130's Net Asset Value - calculated and paid as of the end of each calendar month; and (ii) a monthly incentive fee of 20% of any "new net profit" attributable to Man-AHL 130's AHL account (the capital attributable to both Classes of Units will be traded in the same AHL account). "New net profit" is the increase in the month-end net asset value of the AHL account (after deduction of monthly management fees, expenses and brokerage commissions and excluding net interest income) over the account's highest net asset value as of the end of any preceding month, adjusted for capital contributions and withdrawals, or the commencement of trading. The AHL Diversified Program's incentive fees are calculated on a "high water mark" basis. If losses are incurred since the last payment of an incentive fee with respect to Man-AHL 130's AHL account, AHL must earn back such losses (as proportionately reduced in the case of redemptions) before generating additional incentive fees. Net profits are not reduced for such purposes by incentive fees previously paid.

     The Man-Glenwood Funds. Man-AHL 130's investment in the Man-Glenwood Funds is subject to annual management, investor servicing and administrative fees and expenses equal to approximately 3% per annum of the aggregate value of Man-AHL 130's investment in the Man-Glenwood Funds, calculated monthly and paid quarterly.

     The investment managers of the Sub-Funds (the "Sub-Fund Managers") generally charge their Sub-Funds a management fee (in addition to their administrative costs), and some or all of the Sub-Fund Managers will receive performance or incentive allocations. The management fees of the Sub-Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management (including Man-AHL 130's investment indirectly through the Portfolio Company) and the performance or incentive allocations to the Sub-Fund Managers are generally expected to range from 15% to 25% of net profits annually or quarterly (net profits for such purposes will generally be calculated in the same manner as in the case of AHL), although on occasion these fees and/or allocations could be higher.

     TRANSACTION COSTS


     The AHL Diversified Program clears its futures and forward trades exclusively through MF Global Inc. and its affiliates (the "Clearing Broker"). The futures commission rates charged to the AHL Diversified Program have not been negotiated at arm's length and certain of the

Clearing Broker's clients may be charged lower rates. However, Man-AHL 130 will be charged futures brokerage commissions at rates generally available to the Clearing Broker's unaffiliated institutional customers. Based on the actual experience of the AHL Diversified Program, the Managing Member estimates Man-AHL 130's AHL Diversified Program transaction costs at approximately 1% per year of Man-AHL 130's average month-end Net Asset Value during such year. The total brokerage commissions paid by Man-AHL 130 in any fiscal year are limited to 3% of Man-AHL 130's average month-end Net Asset Value during such fiscal year.

     Based on historical trading experience, the Managing Member estimates the Sub-Funds' annual transaction costs at less than 1% per year of Man-AHL 130's month-end investment in the Man-Glenwood Funds during such year.


     The following Breakeven Table indicates the approximate amount of trading profit Man-AHL 130 must earn, during the first twelve months after a Class A Series 1 or Class B Series 1 Unit is sold, to offset the costs applicable to a minimum investment in Class A Series 1 or Class B Series 1 Units.



     The percentage return needed for an investment in Class A Series 2 or Class B Series 2 Units, which are not subject to the Client Servicing Fee, to offset estimated costs during the first twelve months after a Class A Series 2 or Class B Series 2 Unit is sold is 3.13%, which represents a dollar return for a $25,000 Class A Series 2 initial investment and a $10,000 Class B Series 2 initial investment of $782.50 and $313.00, respectively.


                                 BREAKEVEN TABLE


                                        CLASS A         CLASS B
                                        SERIES 1       SERIES 1
                                     DOLLAR RETURN   DOLLAR RETURN
                        PERCENTAGE      REQUIRED       REQUIRED
                          RETURN        ($25,000       ($10,000
                         REQUIRED       INITIAL         INITIAL
                          FIRST       INVESTMENT)     INVESTMENT)
                          TWELVE      FIRST TWELVE   FIRST TWELVE
                        MONTHS OF      MONTHS OF       MONTHS OF
EXPENSES                INVESTMENT     INVESTMENT     INVESTMENT
--------                ----------   -------------   -------------
Management Fee             0.75%        $ 187.50       $  75.00

Aggregate
   Administrative
   Expenses(1)             0.50%        $ 125.00       $  50.00

Client Servicing
   Fee(2)                  1.25%        $ 312.50       $ 125.00

AHL Management Fee         2.00%        $ 500.00       $ 200.00

AHL Incentive
   Fee(3)                  0.00%        $      0       $      0

AHL Transaction
   Costs(4)                1.00%        $ 250.00       $ 100.00

Man-Glenwood
   Funds' Management
   Fees(5)                 0.90%        $ 225.00       $  90.00

Sub-Fund
   Expenses(5)             0.60%        $ 150.00       $  60.00

Less Interest
   Income(6)              (2.62)%       $(655.00)      $(262.00)

TWELVE-MONTH
   "BREAKEVEN"             4.38%        $1095.00       $ 438.00



----------
(1) The Managing Member or an affiliate will assume administrative expenses in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) through March 2009.


(2)  Not applicable to Class A Series 2 Units or Class B Series 2 Units.

(3) The AHL Diversified Program charges a monthly incentive fee equal to 20% of any "new net profit" attributable to Man-AHL 130's AHL account. This table assumes a "breakeven" year of trading for the Man-Glenwood Funds and the AHL Diversified Program such that they have each returned sufficient profits to cover their own costs, but not in excess of such costs. No AHL incentive fee is shown in this table because the AHL incentive fee is charged only after payment of the AHL management fee and AHL transaction costs. Because the AHL incentive fee is calculated and paid monthly, an AHL incentive fee may still be charged by AHL in a breakeven or losing year for Man-AHL 130.

(4)  Estimated; maximum AHL transaction costs are capped at 3%.

(5) Estimated; Man-Glenwood Funds' investment estimated at 30% of Man-AHL 130 assets. Sub-Fund expenses include the Sub-Fund management fees, Sub-Fund performance fees and Sub-Fund transaction costs. However, this table assumes a "breakeven" year of trading for the Sub-Funds such that each has returned sufficient profits to cover the costs of such Sub-Fund, but not in excess of such costs. No Sub-Fund performance fee is shown in this table because the Sub-Fund performance fees are charged only after payment of the Sub-Fund management fees and Sub-Fund transaction costs. Because each Sub-Fund charges its own performance fee, Sub-Fund performance fees may still be charged in a year when the Sub-Funds as a group have a breakeven or losing year.


(6) Interest income estimated on the basis of 70% of Man-AHL 130 assets at blended overnight rates earned by Man-AHL 130 on cash held on deposit (for margin or otherwise) at financial institutions or brokers, as reduced by any debit balances at the brokers. The twelve-month "breakeven" provided is dependent on interest income of 2.62%. If interest income earned is less, Man-AHL 130 will have to earn profits in excess of 4.38% to cover its costs.

FEDERAL INCOME TAX ASPECTS

     Man-AHL 130 will be treated as a partnership and not as an association taxable as a corporation or as a "publicly-traded partnership" for federal income tax purposes. Thus, you will be taxed each year on Man-AHL 130's income whether or not you redeem Units from Man-AHL 130 or receive distributions from Man-AHL 130.

     40% of any trading profits on certain US exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2010). Man-AHL 130's trading gains from other contracts will be primarily short-term capital gains and ordinary income. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

     Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on Man-AHL 130's interest income and ordinary income (in each case, if any), even though you have lost money on your Units.


     Man-AHL 130 will provide estimated federal income tax information in advance of April 15th each year so Unitholders may make estimated tax payments on a timely basis. However, definitive tax information will not be available until approximately September 15th. Accordingly, Unitholders will be required to apply for extensions to file their income tax returns.


THE FUTURES AND FORWARD MARKETS

     Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

     Forward currency contracts are traded off-exchange through banks or dealers.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by a futures or forward trader, there is an equal and offsetting loss suffered by another.

IS MAN-AHL 130 A SUITABLE INVESTMENT FOR YOU?

     Man-AHL 130 is offered only as a limited diversification opportunity from a traditional investment portfolio, not as a complete investment program.

     Managed futures programs are highly speculative, and there can be no assurance that investors will not lose all or substantially all of their investment.

     You should not invest more than 10% of your readily marketable assets (exclusive of home, furnishings and automobiles) in Man-AHL 130.

     THESE ARE SPECULATIVE SECURITIES. YOU MAY LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN MAN-AHL 130.




     INVESTORS ARE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THEIR INVESTMENT.

     EACH INVESTOR IS ENCOURAGED TO DISCUSS ANY PROPOSED INVESTMENT IN MAN-AHL 130 WITH HIS/HER INDIVIDUAL FINANCIAL, LEGAL AND TAX ADVISERS.

RISK FACTORS

     THE FOLLOWING ARE THE PRINCIPAL RISKS YOU SHOULD CONSIDER IN MAKING A DECISION TO INVEST IN MAN-AHL 130. THERE IS NO ASSURANCE THAT MAN-AHL 130 WILL ACHIEVE ITS INVESTMENT OBJECTIVES. SPECULATIVE FUTURES TRADING IS A HIGH-RISK INVESTMENT.

     GENERAL RISKS OF AN INVESTMENT IN MAN-AHL 130

- YOU MAY LOSE YOUR ENTIRE INVESTMENT. Man-AHL 130 is speculative and involves a high degree of risk. None of Man-AHL 130's strategies is assured of being profitable (unlike many traditional investment approaches which seek to participate in the growth of the economy over time, Man-AHL 130's strategies are trading strategies which, if incorrect in the positions they acquire, can lose money under any circumstances). The AHL Diversified Program attempts to recognize and capitalize on price trends, taking substantial positions which will incur major losses if the price trends are incorrectly identified or unexpectedly reverse. Similarly, the Sub-Funds in which the Man-Glenwood Funds invest, through the Portfolio Company, each implement strategies subject to different orders of market risk, including price movements, changes in volatility and interest-rate fluctuations. Investors must be prepared to lose all or substantially all of their investment in Man-AHL 130.

- MAN-AHL 130 USES LEVERAGE, WHICH INCREASES RISK. The AHL Diversified Program trades at a substantial degree of leverage, acquiring futures and forward contracts with a face amount of approximately 300% to 800% of Man-AHL 130's Net Asset Value. The Man-Glenwood Funds currently leverage their investment in the Sub-Funds to approximately 120% of each Man-Glenwood Fund's net assets. Leverage increases the risk of loss as well as performance volatility and transaction costs (including additional interest expenses).


- MAN-AHL 130 IS THE FIRST PUBLIC FUTURES FUND SPONSORED BY THE MANAGING MEMBER. Man-AHL 130 is the first public futures fund sponsored by the Managing Member. The past performance of the Man Group's other investment funds and products is not necessarily indicative of the future success of Man-AHL 130.



- MAN-AHL 130 HAS A LIMITED OPERATING HISTORY. Man-AHL 130 is recently-formed and has a limited operating history. The past performance of Man-AHL 130, the AHL Diversified Program and the Man-Glenwood Funds is not necessarily indicative of how they will perform in the future.


- "RISK OF RUIN." While volatility is a widely accepted measure of the risk of a traditional debt or equity investment, it is also widely accepted that volatility does not fully reflect the risk of trading-based (as opposed to traditional "buy and hold") strategies in that these strategies are subject -- due to market disruption, illiquidity, "credit squeezes" and a variety of other factors -- to incurring sudden and unprecedented losses. One of the best-known alternative investment strategy funds had virtually no downside volatility until it lost all of its equity in the course of two months. Man-AHL 130, in addition to being likely to have volatile performance, will also be subject to this "risk of ruin."

- MAN-AHL 130'S PERFORMANCE IS EXPECTED TO BE VOLATILE. Futures and forward markets are volatile, and Man-AHL 130 may suffer sudden and substantial losses from time to time. Futures and forward prices are affected by complex and often unpredictable factors such as severe weather, governmental actions and other economic or political events. In fact, certain events -- for example, international terrorist acts and political turmoil -- may cause a large number of the highly-leveraged positions held by AHL to move in the same direction at or about the same time. The low margin deposits normally required in futures trading permit a high degree of leverage so that even small price movements in Man-AHL 130's futures positions can result in significant changes in the value of those positions. Accordingly, the day-to-day value of the Units will be variable and uncertain. The Net Asset Value of the Units may change materially between the date you subscribe and the date Units are issued to you or the date on which you request a redemption and the quarter-end redemption date.


- MAN-AHL 130'S SUBSTANTIAL FEES AND EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS AND INTEREST INCOME. Man-AHL 130 is subject to substantial fees and expenses -- estimated, irrespective of profitability, annually at approximately 4.38% of Class A and B Series 1 Units', and 3.13% of Class A and B Series 2 Units', average Net Asset Value on a break-even basis. These fees and expenses are "layered": Man-AHL 130, the AHL Diversified Program, the Man-Glenwood Funds and the Sub-Funds are each subject to their own level of fees. These fees and expenses are materially increased in comparison to the equity in Man-AHL 130 due to the leverage at which it trades. The AHL Diversified Program taking futures positions at 600% of Man-AHL 130's net equity, for example, results in correspondingly increased transaction costs as compared to those which would be incurred were Man-AHL 130 to acquire futures positions equal to its net equity. The AHL Diversified Program's and the Man-Glenwood Funds' fees and expenses must be offset by trading profits and interest income to avoid losses. Furthermore, any profits earned by the AHL Diversified Program or the Sub-Funds will be subject to performance compensation due to AHL or to the Sub-Fund Managers.


- AN INVESTMENT IN MAN-AHL 130 IS NOT A LIQUID INVESTMENT. No public or other market will develop for the Units. You must bear the economic risk of your investment until you are able to redeem your Units.

     Units may only be redeemed as of any calendar quarter-end upon 45 days' notice (subject to the limitation that redemptions of Man-AHL 130's outstanding Units as of any given calendar quarter-end may not exceed 15% of the total Units then outstanding). A Unit's redemption price will be its Net Asset Value on the redemption date, not on the date by which irrevocable notice of redemption must be given to Man-AHL 130.

     Because the Units cannot be readily liquidated, it may be impossible for investors to limit losses or realize accrued gains.

- SUBSTANTIAL REDEMPTIONS MAY CAUSE MAN-AHL 130 TO INCUR LOSSES. Substantial redemptions of Units within a limited period of time, even though limited to 15% of Man-AHL 130's total outstanding Units as of any calendar quarter-end, could disrupt Man-AHL 130's portfolio, resulting in losses. Being required to liquidate positions -- especially in unfavorable market conditions -- could require Man-AHL 130 to liquidate at disadvantageous prices positions which AHL would otherwise have maintained, impairing the future profit potential of Man-AHL 130 as well as perhaps resulting in immediate losses. In the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, and will terminate as promptly as possible and distribute its assets to investors.

- MAN-AHL 130 IS SUBJECT TO CONFLICTS OF INTEREST. The investment, management, brokerage and sales activities of the Managing Member and its affiliates give rise to conflicts of interest that may disadvantage Man-AHL 130.

     Many of the direct and indirect service providers to Man-AHL 130 (excluding the managers of the Sub-Funds and the Administrator) are members of the Man Group (or entities in which Man Group plc holds an interest) and will remain so, even if using other, non-affiliated, service providers might be better for Man-AHL 130. As a result of the conflicts of interest in members of the Man Group serving in multiple capacities with respect to Man-AHL 130, AHL and the Man-Glenwood Funds, many of the service provider arrangements have not been negotiated at arm's length, may not be at the lowest rates or terms otherwise available and will not be terminated even should more advantageous arrangements become available.



- THE MANAGING MEMBER HAS NOT ESTABLISHED FORMAL PROCEDURES TO RESOLVE CONFLICTS OF INTEREST. Because the Managing Member has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the conflicted parties to resolve their conflicts equitably. There can be no assurance that conflicts of interest will not result in losses for Man-AHL 130. For example, the Managing Member will not replace AHL as the futures manager for Man-AHL 130 nor the Man-Glenwood Funds as Man-AHL 130's non-cash equivalent reserve asset investment, even if other such managers or investments might be more advantageous for Man-AHL 130, and AHL may have an incentive to trade more frequently than it otherwise would due to Man Group plc's interest in the Clearing Broker.


- MAN-AHL 130'S INVESTMENT IN THE MAN-GLENWOOD FUNDS MAY INCUR LOSSES. The Sub-Funds may employ speculative trading strategies, including selling securities short and trading in derivatives, including swaps, over-the-counter ("OTC") options and asset-backed securities, or investing in non-marketable securities. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Derivatives prices may be volatile and there are uncertainties as to how derivatives markets will perform during periods of market instability or credit distress. Non-marketable securities may be difficult to value and may not be easily disposed of when declining in value. Although the Man-Glenwood Funds are designed as multi-manager, multi-strategy fund of funds investments, under certain market conditions many of the Sub-Funds, in which the Man-Glenwood Funds invest through the Portfolio Company, could incur losses at or about the same time. The Man-Glenwood Funds might also refuse to offer or process repurchase tenders.


- CHANGES IN REGULATORY REQUIREMENTS MAY BE ADVERSE TO MAN-AHL 130. The regulation of US and non-US futures funds such as Man-AHL 130 has undergone substantial change in recent years, and such change may continue for the foreseeable future. In the past there have, for instance, been initiatives by certain governmental and/or political bodies to attempt to restrict the amount of speculative trading permitted in certain currencies and staples such as power and oil. The effect of regulatory change on Man-AHL 130, while impossible to predict, could be substantial and adverse. For example, certain regulatory changes have made the OTC derivatives markets significantly more available to small investors. This could disrupt historical price patterns to the detriment of AHL's trading systems (based on historical market data). The SEC adopted regulations requiring substantially all "hedge fund" managers to register as "investment advisors" (the "Registration Rule") under the Investment Advisers Act of 1940, as amended. In June 2006, a federal appeals court vacated the Registration Rule, however the Registration Rule granted an exemption from registration pursuant to which a "hedge fund" manager could avoid registration in situations where it "locks up" (for a period of greater than two years) any capital contributed by investors. A significant number of Sub-Fund Managers available to the Man-Glenwood Funds may have relied on this exemption from registration and although the Registration Rule has been vacated, there can be no assurance that such Sub-Fund Managers will liberalize their liquidity terms and thus the Man-Glenwood Funds' portfolios may either exclude such Sub-Fund or have less liquidity than they otherwise would. In any case, the SEC, Congress, state legislatures, state securities administrators, as well as governing bodies of non-US jurisdictions could seek to impose greater regulation on the "hedge fund" industry in the future. It is impossible to predict what, if any, changes in the regulations applicable to Man-AHL 130, the Managing Member, AHL, Glenwood, the AHL Diversified Program, the Man-Glenwood Funds, the Sub-Fund Managers, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of Man-AHL 130.


- THE AHL INCENTIVE FEE CALCULATION MAY NOT REFLECT YOUR INVESTMENT EXPERIENCE. The incentive fees payable to AHL will be calculated based on Man-AHL 130's overall investment in the AHL Diversified Program, irrespective of when individual investors invest in Man-AHL 130. Consequently, the AHL incentive fees calculated in respect of Man-AHL 130's AHL Diversified Program account may not be reflective of the investment experience of certain Unitholders. In addition, the AHL incentive fees will not be affected by losses on Man-AHL 130's investment in the Man-Glenwood Funds. Finally, because the AHL incentive fees are calculated on a monthly basis, AHL could receive substantial incentive fees from Man-AHL 130 during a year even though Man-AHL 130's investment with AHL for such year was unprofitable.

     The Sub-Funds will charge incentive fees based on their individual performance, irrespective of the overall performance of the Man-Glenwood Funds.

- YOU WILL BE TAXED EACH YEAR ON YOUR SHARE OF MAN-AHL 130 PROFITS; YOU WILL BE REQUIRED TO EXTEND THE FILING DATE OF YOUR TAX RETURNS. Man-AHL 130 is taxed as a partnership. Consequently, each Class A Unitholder will be required annually to report and pay tax on such Unitholder's allocable share of Man-AHL 130's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss even though the Managing Member intends that Man-AHL 130 will make no distributions. Consequently, Unitholders must either redeem Units to pay their taxes with respect to their investment in Man-AHL 130 or have other assets available to do so.

     Definitive federal income tax information relating to Man-AHL 130 will not be available until after April 15th, and Unitholders will be required to apply for extensions to file their income tax returns. See "Tax Consequences."

- MAN-AHL 130 COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF ITS COMMODITY BROKER, COUNTERPARTIES OR OTHERS. Man-AHL 130 is subject to the risk of Clearing Broker, exchange, clearinghouse, or trading counterparty insolvency. Especially in AHL's OTC derivatives trading, Man-AHL 130 will be dealing with substantially unregulated entities and without the protection of a clearinghouse supporting the obligations of such counterparties under their respective trades. Man-AHL 130 assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of Man-AHL 130's assets to be tied up in a bankruptcy, the

     Managing Member might suspend or limit the trading activities of Man-AHL 130, perhaps resulting in missed profit opportunities.


- TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISK THAN TRADING ON US EXCHANGES. Man-AHL 130 trades on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, an adverse change in the exchange rate between the United States dollar and the currency in which a non-US futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.


     Trading on foreign exchanges also presents risks of loss due to: (i) the possible imposition of exchange controls, which could make it difficult or impossible for Man-AHL 130 to repatriate some or all of its assets held by non-US counterparties; (ii) possible government confiscation of assets;
     (iii) taxation; (iv) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Man-AHL 130 assets for sustained periods of time, or even permanently; and
     (v) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt's assets than would occur in the United States.

     Many foreign regulatory systems do not assure all market participants equal access to transactions to the same extent as the US regulations, and Man-AHL 130 -- as a non-local speculative trading vehicle -- may be denied opportunities to which, in the United States, it would have access as a matter of right.

- THE ABSENCE OF REGULATION IN CERTAIN MARKETS COULD EXPOSE MAN-AHL 130 TO SIGNIFICANT LOSS. Many of AHL's, as well as the Sub-Funds', transactions will be executed in the OTC, unregulated markets. There is no way to determine fair pricing or prevent business abuses in unregulated markets. Furthermore, unlike on exchanges, participants in the OTC markets have no obligation to make a market in any of the instruments traded. The absence of regulation in such markets could expose Man-AHL 130 to significant losses.

     Various national governments have expressed concern regarding the need to regulate the "derivatives" markets in general. Future regulatory changes may limit Man-AHL 130's ability to trade in certain markets.


- EXCHANGE-RATE RISK. Man-AHL 130 is denominated in US dollars. AHL both trades currencies and trades in other assets denominated in currencies other than the US dollar. Man-AHL 130 is subject to the general risk of adverse fluctuations in exchange rates between the currencies being traded by Man-AHL 130 and the US dollar as well as to the risk that in trading in assets denominated in currencies other than the US dollar, the value of Man-AHL 130's positions will be adversely affected by changes in the exchange rate between the functional currency of such positions and the US dollar. The Man-Glenwood Funds are also subject to a certain level of exchange-rate risk on their investments in the Sub-Funds, which may be denominated in currencies other than US dollars and a number of which trade currencies or investment assets denominated in currencies other than the US dollar.


- NO INDEPENDENT EXPERTS REPRESENTING INVESTORS. The Managing Member has consulted with counsel, accountants and other experts regarding the formation and operation of Man-AHL 130. No counsel has been appointed to represent investors in connection with the offering of the Units. Accordingly, prospective investors should consult their own financial, legal and tax advisors regarding the desirability of an investment in Man-AHL 130.

     RISKS SPECIFIC TO THE AHL DIVERSIFIED PROGRAM

- LACK OF PRICE TRENDS WILL CAUSE LOSSES; THERE HAVE BEEN SUSTAINED PERIODS OF TIME WITH INSUFFICIENT PRICE TRENDS FOR THE AHL DIVERSIFIED PROGRAM TO TRADE PROFITABLY. THE MANAGING MEMBER EXPECTS THAT THERE WILL BE SIMILAR PERIODS IN THE FUTURE. Trend-following futures and forward trading systems such as the AHL Diversified Program generally anticipate that most of their positions will be unprofitable; they are dependent on major gains in a limited number of positions for overall success. Accordingly, Man-AHL 130 cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type that the AHL models can identify. In the past there have been sustained periods of time without significant market trends. During such periods, Man-AHL 130 can be expected to incur substantial losses.

     Market conditions may result in which prices move rapidly in one direction, then reverse and then reverse again. In such "whipsaw" markets, AHL may establish positions for Man-AHL 130 on the basis of incorrectly identifying the rapid movement or reversal as a trend, resulting in substantial losses.

     In trendless markets, there is little chance that the AHL Diversified Program will be profitable.

- AHL'S TRADING DECISIONS ARE BASED ON TECHNICAL SYSTEMS, NOT ON AN ANALYSIS OF ECONOMIC FACTORS, AND MAY BE LESS RESPONSIVE TO CONTINUOUSLY CHANGING MARKETS. AHL's trading decisions generally are not determined by analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but rather by technical trading systems based on historical price data. Technical trading systems are premised on the concept that market prices reflect the results of numerous market participants' assessment of the value of the instruments being traded. This approach does not incorporate the possibility that basic economic factors may cause market prices not to reflect true value, and moreover must assume that historical price trends are relevant information to predicting prices in current markets (whereas, in fact, the markets and market participants are continuously changing). In markets in which fundamental factors dominate, for example, a pending political or economic event, AHL will maintain the positions indicated by its technical systems, which may incur substantial losses if particular fundamental events occur.

- INCREASED COMPETITION AMONG TREND-FOLLOWING TRADERS COULD REDUCE AHL'S PROFITABILITY. The Managing Member believes that there has been, over time, a substantial increase in interest in technical trading systems, particularly trend-following systems. As the assets under the management of trading systems based on the same general principles increase, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as AHL, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of Man-AHL 130.

     For example, in the early 1990s a number of currency traders left major banks and began implementing their individual currency trading strategies. This resulted in several long-established technical currency traders discontinuing operations as the price patterns which their systems had been designed to identify were disrupted by the substantial new order flow into the markets.

- AHL HAS NO CONTROL OVER THE MARKET CONDITIONS WHICH WILL DOMINATE AHL'S RESULTS. Although the AHL Diversified Program is as likely to be profitable as unprofitable in up or down markets, there is some tendency for managed investment products such as Man-AHL 130 -- particularly those managed by systematic, trend-following advisors -- to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of AHL, the success of Man-AHL 130 may be substantially dependent on general market conditions -- not necessarily the same market conditions which would already affect the stock and bond markets but, for example, trendless periods in the futures markets -- over which AHL has no control.

- RELIANCE ON A SINGLE FUTURES TRADING STRATEGY CREATES EXPOSURE TO THE RISK OF OBSOLESCENCE OF THAT STRATEGY. Man-AHL 130's direct managed futures component represents a commitment solely to the AHL Diversified Program -- a single manager, single strategy allocation. Any single strategy involves risk, and that risk may be heightened in the context of managed futures strategies due to their need to continually develop and adapt their strategies to changing market conditions and historical price information. Reliance on a single manager and strategy incurs the risk of the single manager's strategy becoming outdated, as well as the risk of other adverse events affecting such single manager or strategy.

- POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. Certain futures contracts traded by AHL -- principally agricultural futures traded on US exchanges -- are subject to speculative position limits restricting the maximum position which speculative traders (such as Man-AHL 130) may acquire. Furthermore, these limits will be applied aggregating all AHL accounts, not solely Man-AHL 130's. In certain circumstances, these speculative position limits may prohibit AHL from acquiring positions which it would otherwise have believed to be in the best interest of Man-AHL 130.

- POSSIBLE EFFECTS OF DAILY PRICE FLUCTUATION LIMITS. Certain futures contracts traded by AHL -- again, principally agricultural futures contracts traded on US exchanges -- are subject to daily price fluctuation Limits restricting the maximum amount by which the price of a contract can vary during a given trading day. Once the price has moved the "daily limit," it may be economically infeasible to close out positions against which the market is moving, resulting in AHL being unable to limit losses incurred on certain positions held by Man-AHL 130.

- MAN-AHL 130 IS UNLIKELY TO REALIZE ITS POTENTIAL EXCEPT IN THE MEDIUM- TO LONG-TERM. The nature of AHL's trend-following trading strategies, as well as the diverse alternative investment strategies used in managing the Sub-Funds, indicates that an investor must be prepared to be invested in Man-AHL 130 for a significant period of time in order to give the investment a realistic opportunity to achieve its objective. In the event of unexpected change in an investor's financial circumstances or if unexpected financial needs arise, an investor may be compelled to redeem from Man-AHL 130 at an inopportune time.

USE OF PROCEEDS

General


     Man-AHL 130 will invest approximately 30% of the proceeds of this offering in the Man-Glenwood Funds and the remainder will be used by Man-AHL 130 for the AHL Diversified Program, as reserves to support Man-AHL 130's trading activities, and to pay expenses as described elsewhere in this Prospectus. Due to the leverage available in futures trading, Man-AHL 130's investment of 30% of its assets in the Man-Glenwood Funds should have no effect on Man-AHL 130's ability to maintain an AHL Diversified Program account on the same basis as if all of Man-AHL 130's assets were invested in cash and cash equivalents and allocated between the Clearing Broker and unaffiliated, third-party banks or other independent financial institutions in order to support AHL's futures trading. Giving consideration to the leverage employed by the Man-Glenwood Funds (approximately 18% to 20%) and to the fact that the AHL Diversified Program takes positions on behalf of Man-AHL 130 with a face amount of between approximately 300% and 800% of Man-AHL 130's total Net Asset Value, Man-AHL 130's investment in the Man-Glenwood Funds represents approximately 4% to 11% of Man-AHL 130's total market exposure and the AHL Diversified Program approximately 89% to 96% of Man-AHL 130's total market exposure.



     Man-AHL 130's capital is maintained on deposit with the Clearing Broker and with unaffiliated, third-party banks or other independent financial institutions. Man-AHL 130 capital held at the Clearing Broker is maintained in segregated accounts, as required by CFTC Regulations. Man-AHL 130 capital supporting Man-AHL 130's trading in foreign currency forward contracts and OTC contracts is maintained with MF Global UK Ltd. which maintains accounts with Man-AHL 130's foreign currency and OTC counterparties, possibly including members of the Man Group, generally in cash upon which Man-AHL 130 may receive an interest credit. Man-AHL 130 enters into forward transactions with MF Global UK Ltd. MF Global UK Ltd., in turn, enters, directly or indirectly, into forward transactions with currency dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency.


     The Managing Member does not anticipate making any distributions of Man-AHL 130 profits.

The AHL Diversified Program


     The AHL Diversified Program is a global managed futures program directed for Man-AHL 130 by AHL. The performance of the AHL Diversified Program as operated on behalf of all US accounts by the Managing Member and its affiliated CTAs is set forth beginning on page 32.


     The AHL Diversified Program is a trading program that is systematic (i.e., the AHL traders' market judgment has little to do with AHL's trading), primarily technical (i.e., focusing on market prices rather than attempting to analyze fundamental economic data as a means of predicting prices) and primarily trend-following (i.e., attempting to identify price trends and taking positions in direct response to such trends). While AHL's trading systems themselves are continuously being developed and/or adapted, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders -- perhaps the most important subjective judgment they make is whether to execute trades as a single order or as a series of different trades.

     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours per day and real-time price information is used to respond to price moves across a diverse range of approximately 34 exchanges in 100 different global markets encompassing stock indices, bonds, currencies, short-term interest rates, metals, energies and soft commodities. The AHL Diversified Program invests in a diversified portfolio of futures, options and forward contracts, swaps and other financial derivative instruments both on and off exchange. These markets may be accessed directly or indirectly.

     In addition to sector and market diversification, the AHL Diversified Program seeks to achieve diversification by combining various systems driven by computerized processes or trading algorithms, which sample prices in real-time and measure price momentum and breakouts spread over the approximately 100 markets traded. The trading algorithms seek to initiate positions in trending markets and close out positions when a high probability exists of a different trend developing, although the AHL Diversified Program may include algorithmic systems based on certain forms of quantitative fundamental data such as interest-rate data. For diversification, the AHL Diversified Program deploys investment capital across the full range of sectors and markets. Factors determining asset allocation weightings to different sectors and markets are market and sector correlations, expected returns, market access costs and market liquidity.

     Market volatility is one widely accepted indication of risk. The AHL systems are designed to reduce the exposure of an account, such as Man-AHL 130, to a market as its volatility -- and, accordingly, risk -- increases. The AHL Diversified Program systems, as applied, are intended to target defined volatility levels rather than returns, assisted by computer-supported analytical instruments and real-time risk control and management information systems.

     The AHL Diversified Program uses margin and considerable leverage to reach model allocations. Although there is no limit to the amount of leverage the AHL Diversified Program may employ, it will typically hold futures positions with a face amount equal to approximately 300% to 800% of Man-AHL 130's Net Asset Value and typically employs 12% to 18% of an account's nominal value (i.e., trading level) to margin such positions.

     AHL's investment process is the product of sophisticated research and applies a technical approach that has been operated, with modifications, by Man Group since 1989. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program to be traded on behalf of Man-AHL 130 has been operating in the US since April 1998, although the AHL Diversified Program, as traded on behalf of non-US clients, has been operating since December 1990.

     The central investment philosophy is that markets are characterized by real and often fairly persistent pricing irregularities that are neither the result of random behavior nor the outcome of perfectly informed or rational decisions by market participants. Powerful computerized processes or trading algorithms are used to sample prices in real-time, seeking to identify and exploit the existence of price trends. The core trend-following strategies include trading approaches which are intended to close out positions once a trend is completed and there is a high probability of a different trend developing.

     These strategies combine multiple signal generators based on various time frames, ranging from two to three days to several months. AHL operates a number of different trend-following models. These vary in terms of the data they include in attempting to identify price trends (e.g., six-week moving average prices, daily clearing prices for the last six months, intra-day highs and lows) as well as in the criteria which they apply in identifying whether a price trend has been determined.

     In most of the instruments in which Man-AHL 130 trades, AHL will apply more than one of its price trend-following identification models. The number of different models applied to a particular market may depend upon how liquid the market is. In instruments such as US Treasury bond futures, AHL can apply multiple models and allocate evenly between high turnover, short-term trend models and longer-term trend models. In certain markets, on the other hand, the liquidity (and hence the availability of positions) is significantly more limited so that AHL is more likely to follow longer-term trend models. Markets with higher liquidity and lower access costs can support higher trading frequencies and may receive greater allocation weightings in the portfolio. The core trend-following component is complemented by proprietary strategies that seek to capture profits from the relative pricing of related positions rather than absolute price movements.

     All the strategies and systems of the AHL Diversified Program are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real-time risk and management information systems. A proprietary risk measurement method similar to the industry standard "value-at-risk" helps ensure that the rule-based decisions that drive the investment process remain within predefined risk parameters. Margin-to-equity ratios are monitored daily, and the level of exposure in each market is quantifiable at any time and is adjusted in accordance with market volatility. Market correlation is closely monitored to prevent over-concentration of risk and ensure optimal portfolio weightings. Market liquidity is examined with the objective of ensuring that Man-AHL 130 will be able to initiate and close out trades as indicated by AHL's systems at market prices, while brokerage selection and trade execution are continually monitored with the objective of ensuring quality market access.

     Refinements to the AHL Diversified Program since its development include the introduction of market volatility controls, an increase in the number and diversity of markets, the introduction of 24-hour trading and systems differentiation to include strategies that complement the main trend-following trading algorithms.

     AHL may continue to increase the number and diversity of markets and instruments traded directly or indirectly by the AHL Diversified Program.


     As of August 31, 2007, the composition of the AHL Diversified Program's portfolio was as follows:


                                   (PIE CHART)

The sector allocations are designed to reflect the expected long-term risk exposure to each sector relative to the other sectors in the portfolio. Allocations are based on estimates of the risk of each sector. The portfolio structure and constituents are regularly reviewed by the investment management team and sector allocations are accordingly subject to material change at any time as well as from time to time.

All markets are futures and derivatives, not actual bonds, stocks, currencies or physical commodities.


1 Currencies       24.2%
2 Bonds            20.8%
3 Energies         18.9%
4 Stocks           14.1%
5 Interest rates    9.0%
6 Metals            7.6%
7 Agriculturals     5.4%



     Man-AHL 130, directly or indirectly, may receive interest income on margin and non-margin deposits with the Clearing Broker and the banks or other financial institutions with which Man-AHL 130 maintains deposits. Interest income, once accrued, is subject to the risk of trading losses. Man-AHL 130 may be subject to interest charges on negative balances should the interest income earned on the composition of foreign currency balances not outweigh the interest charge on the shortfall of US dollar balances.

     AHL may enter into foreign currency forward contracts in connection with Man-AHL 130's futures trading denominated in currencies other than US dollars to hedge the exchange-rate risk exposure of the non-US dollar margin deposits supporting such trading. There can be no assurance that such hedging will be successful.

     Historically, the AHL Diversified Program has required only approximately 10% to 20% of an account's capital to margin the full positions which the AHL Diversified Program acquires for an account with 100% of such capital. These low margin requirements (typical of many managed futures programs) make possible Man-AHL 130's investment of 30% of its capital in the Man-Glenwood Funds. The capital represented by such investment would otherwise be held in reserve cash and cash equivalents in order to cover losses in the AHL Diversified Program. The Managing Member believes that, if need be, Man-AHL 130's investment in the Man-Glenwood Funds can be liquidated through the Man-Glenwood Funds' quarterly tender process to support Man-AHL 130's AHL Diversified Program trading.

Investment in the Man-Glenwood Funds

     The Managing Member will invest approximately 30% of Man-AHL 130's capital in the Man-Glenwood Funds, each a registered investment company, multi-strategy, multi-manager fund of funds which emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles with a range of investment strategies, managed by independent investment managers. This investment has the potential to generate higher yields than the cash or cash-equivalent instruments in which Man-AHL 130 will hold the bulk of its assets (used to support Man-AHL 130's AHL Diversified Program trading) and also to perform in a manner with substantially low correlation to the AHL Diversified Program. Historically, the Man-Glenwood Funds have had low correlation to the AHL Diversified Program (as well as to stocks and bonds). The Managing Member will attempt to rebalance Man-AHL 130's portfolio on a quarterly basis to maintain Man-AHL 130's investment in the Man-Glenwood Funds at approximately 30% of Man-AHL 130 capital.

     The Man-Glenwood Funds are described in greater detail in the Appendix beginning on page APP-1. There can be no assurance that the Man-Glenwood Funds will be either profitable or perform with low correlation to the AHL Diversified Program.

     The Managing Member may at any time, through the Man-Glenwood Funds' quarterly tender process, reduce or eliminate Man-AHL 130's investment in the Man-Glenwood Funds if the Managing Member deems doing so to be necessary or advisable to maintain Man-AHL 130's AHL Diversified Program trading as well as for regulatory or tax purposes.

                           PERFORMANCE OF MAN-AHL 130



                     MAN-AHL 130 LLC--CLASS A SERIES 1 UNITS
                            (JULY 2007 - AUGUST 2007)



                     MAN-AHL 130 LLC--CLASS A SERIES 2 UNITS
                           (APRIL 2007 - AUGUST 2007)



TYPE OF POOL: Single-Advisor*/Publicly-Offered/No Principal Protection INCEPTION OF TRADING OF MAN-AHL 130: April 2007
INCEPTION OF TRADING OF CLASS A SERIES 1: July 2007
INCEPTION OF TRADING OF CLASS A SERIES 2: April 2007
TOTAL NET ASSET VALUE OF MAN-AHL 130: $15,727,891
TOTAL NET ASSET VALUE ATTRIBUTABLE TO CLASS A UNITS: $15,727,891 LARGEST % MONTHLY DRAWDOWN CLASS A SERIES 1: (5.34)% (8/07)
LARGEST % MONTHLY DRAWDOWN CLASS A SERIES 2: (5.25)% (8/07)
WORST PEAK-TO-VALLEY DRAWDOWN CLASS A SERIES 1: (7.81)% (7/07-8/07) WORST PEAK-TO-VALLEY DRAWDOWN CLASS A SERIES 2: (7.63)% (7/07-8/07) AGGREGATE SUBSCRIPTIONS FROM INCEPTION (MAN-AHL 130): $15,175,000 AGGREGATE SUBSCRIPTIONS FROM INCEPTION (CLASS A UNITS): $15,175,000



                                    MONTHLY RATES OF
                                 RETURN--CLASS A UNITS
                             -----------------------------
MONTH                        2007 SERIES 1   2007 SERIES 2
-----                        -------------   -------------
January ..................
February .................
March ....................
April ....................                         4.55%
May ......................                         3.96%
June .....................                         3.34%
July .....................        (2.61)%         (2.51)%
August ...................        (5.34)%         (5.25)%
September ................
October ..................
November .................
December .................
Compound Rate of Return ..        (7.81)%          3.75%
                                (2 mos.)        (5 mos.)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



     MONTHLY RATES OF RETURN are calculated by dividing each month's net performance by net asset value as of the beginning of such month. Net performance equals the sum of gross realized gains (losses) minus brokerage commissions, plus interest income, plus change in unrealized gains (losses), minus management fees, incentive fees and any operating expenses. Net performance is calculated separately for each Series of Units within a Class on the basis of Man-AHL 130's net asset value attributable to Units of such Series.



     COMPOUND ANNUAL RATE OF RETURN represents Monthly Rates of Return compounded over the number of months in a given period, i.e., each month's rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate of return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).



     DRAWDOWN is the loss experienced by a Series within a Class of Units over a specified period.



     WORST PEAK-TO-VALLEY DRAWDOWN is the largest decline in month-end net asset value for a Series within a Class of Units (without adjustment for subscriptions and withdrawals) without such net asset value being subsequently equaled or exceeded. For example, if the net asset value dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the net asset value had risen approximately 2% or more in March, the peak-to-valley drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the worst peak-to-valley drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest net asset value during the drawdown was reached.



* Man-AHL 130 also invests in the Man-Glenwood Funds, as described in this Prospectus.

SELECTED FINANCIAL INFORMATION



     The Selected Financial Information for the fiscal year ended March 31, 2007 and for the period April 14, 2005 (date of inception) through March 31, 2006 is taken from the audited financial statements of Man-AHL 130. The Selected Financial Information for the quarterly period ending June 30, 2007 is unaudited. Man-AHL 130 commenced trading operations on April 2, 2007.



                                                                 PERIOD APRIL 14,
                                                                   2005 (DATE OF
                                                                    INCEPTION)
                                                    YEAR ENDED        THROUGH
                                    QUARTER ENDED    MARCH 31,       MARCH 31,
                                    JUNE 30, 2007      2007            2006
                                    -------------   ----------   ----------------
INCOME STATEMENT DATA
INVESTMENT INCOME:
   Interest income                   $   113,383
EXPENSES:
   Total expenses                    $   751,543
      Less reimbursed expenses          (116,150)
      Net investment loss            $  (522,010)
NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS AND
   FOREIGN CURRENCY:                 $ 2,370,435
   Net income:                       $ 1,848,425
Net income (loss) per Unit
   outstanding:                      $    12.323
BALANCE SHEET DATA
   Total assets                      $17,607,898      $10,000         $10,000
   Total liabilities                     759,473
   Total Members' equity             $16,848,425      $10,000         $10,000
   Net Asset Value per Unit
      outstanding                    $  112.323



SELECTED QUARTERLY FINANCIAL DATA



     The following summarized quarterly financial information presents the results of operations for the three month period ended June 30, 2007. This information has not been audited. Man-AHL 130 commenced trading operations on April 2, 2007.



                                   QUARTER ENDED
                                   JUN. 30, 2007
                                   -------------
Interest Income:                     $  113,383
Net Realized and
   Unrealized
   Gains (Losses):                    2,370,435
Net Expenses:                           635,393
Net Income (Loss):                    1,848,425
Increase (Decrease) in Net Asset
   Value per Class A Series 2
      Unit:                              12.323



     There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and Man-AHL 130 has not disposed of any segments of its business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF MAN-AHL 130'S OPERATIONS



     RESULTS OF OPERATIONS



     GENERAL



     Man-AHL 130 is a speculative managed futures fund which trades pursuant to the AHL Diversified Program.



     The AHL Diversified Program is a futures and forward price trend-following, trading system. The AHL Diversified Program is entirely quantitative in nature and implements trading positions on the basis of statistical analyses of past price histories.


     The AHL Diversified Program, like most trend-following systems, is designed in the anticipation that most of its trades will be unprofitable; the objective of overall profitability depending on the system identifying certain major trends which occur and recognizing significant profits from participating in such trends.


     The past performance of the AHL Diversified Program is not necessarily indicative of its future results. This is the case with all speculative trading strategies. Moreover, the markets in which the AHL Diversified Program is active have seen major changes in recent years, including the influx of entirely different classes of market participants. These changed circumstances may mean that the markets in which AHL has previously traded are not necessarily representative of those in which it trades on behalf of Man-AHL 130.






     As a speculative futures fund, Man-AHL 130 effectively maintains all of its capital in reserve. Man-AHL 130 does not "buy" or "sell" futures or forward contracts in the traditional sense; rather, through taking positions in these markets, Man-AHL 130 acquires loss/profit exposure and uses its capital to cover losses and provide margin (which constitutes a good faith deposit towards Man-AHL 130's obligation to pay such losses) to support its open positions. Man-AHL 130 maintains most of its capital in cash and cash equivalents.



     Futures trading programs are proprietary and confidential. As is the case with any speculative futures fund, it is impossible to predict how Man-AHL 130 will perform. It is not possible, as it is in the case of an operating business, to predict performance trends, analyze future market conditions or evaluate the likely success or failure of Man-AHL 130.



     There are certain general market conditions in which Man-AHL 130 is more likely to be profitable than in others. For example, in trendless or stagnant markets, the AHL Diversified Program is unlikely to be profitable. On the other hand, trending markets with substantial price change momentum can be favorable to the AHL Diversified Program. However, because of the continually changing population of market participants as well as supply and demand characteristics, it cannot be predicted how Man-AHL 130 will perform in any given market conditions.



     PERFORMANCE SUMMARY



Three Months ended June 30, 2007



                 30-Jun -07   31-Mar -07
                -----------   ----------
Ending Equity   $16,848,425     $10,000



Net assets attributable to Class A Units increased $16,848,425 for the three months ended June 30, 2007. This increase was attributable to the Managing Member's purchase of Class A Units (Series 2) in an aggregate amount of $15 million and net income from operations of $1,848,425.



Management Fees of $ 112,832, Incentive Fees of $426,088, Client Servicing Fees (Series 1 Units only) of $0 and brokerage commissions of $71,728 were paid or accrued, and interest of $113,383 was earned or accrued on Man-AHL 130's cash and cash equivalent investments, for the three months ended June 30, 2007.



Man-AHL 130 pays administrative expenses for legal, audit, accounting and administration services, limited to 1/12 of 0.50% per month of Man-AHL

130's month-end NAV through March 2009. Administrative and other expenses, paid or accrued, for the three months ended June 30, 2007 were $140,895, which were offset in part by reimbursement from the Managing Member in the amount of $116,150.



During the three month period ended June 30, 2007, performance of the AHL Diversified Program in the agriculturals sector was relatively flat until the final few weeks of the period where it made a small loss for Man-AHL 130. Trading performance was dominated by soybeans and soy oil after figures in the US showed that farmers had set aside a greater portion of land for corn production, lowering supply in the two soy based commodities and benefiting our long positions. The same data release affected long positions in corn and wheat with greater supply affecting prices negatively. Trading in the bond sector made a positive contribution to Man-AHL 130's performance. The leading trade was a short position in US Treasuries as the economy responded well from the concerns brought about by the US housing sector and fallout in the sub-prime mortgage sector. An interest rate drop looked less likely in the short-term with expectations over rates and inflation pushing bond prices down. Short trades in Euro Bund and UK Gilts also returned profitably as interest rates rose in Europe and the UK, forcing bond prices down and yields up. The currency sector generated excellent returns over the period as a short position in the Japanese yen against the US dollar powered profits. Investors borrowed from the low-cost Japanese market and purchased higher yielding assets in countries such as Australia and New Zealand, a typical carry trade scenario. A long position in the Canadian dollar against the US dollar performed well as Canada has enjoyed an unexpectedly good quarter economically, with exports being driven by oil companies amid a period of rising oil prices. Trading in the energy sector resulted in a modest loss during the period. Short positions in crude oil were impacted by the general price rise in the prime energy source due to geopolitical concerns in Nigeria and decreasing inventories. Natural gas was a positive contributor following last quarter's difficult trading period as short positions benefited from June inventory statistics showing that US stocks were higher than market forecasters expected and milder weather was foreseen in the US. The metals complex posted the largest negative return, albeit a relatively minor one, as nickel continued its fall from May's record high due to decreasing demand from the stainless steel industry which has seen output growth slow significantly this year. Long positions in the precious metals, gold and silver, generated slight losses due to the greater attraction for investors from high yielding US Treasuries and rising equity markets. Short-term interest rate trading was profitable as gains were accrued via a three pronged attack which featured short trades in Euribor, Short Sterling and Eurodollar contracts. Europe, the UK and US all saw expectations for future interest rate rises gain strength as the former two increased their rates by 25bps, and the Federal Reserve shifted from a dovish to hawkish viewpoint over the quarter amid encouraging economic data releases. Finally, Trading within the stock sector proved beneficial as indices endured a rather volatile period but ended up over the three months. A significant driver was the continuation of large deal flow in the M&A arena where private equity houses dominated the scene. In addition, solid first quarter earnings figures increased investor optimism after many seemed fearful over the potential impact of the housing and sub-prime mortgage sector on the US market. Long positions in the DAX 30 and S&P 500 indices were strong contributors to, while the Japanese Topix and Nikkei 225 composites slightly detracted from, performance.



     During the three month period ended June 30, 2007, the commodity and trading style pursued by the Man-Glenwood Funds posted a strong return due to significant currency moves in the US dollar, euro and British pound. Strengthening in some metals provided solid opportunities for global macro, trend following and discretionary trading managers, while short US and European bond trades proved profitable. The equity hedge style generated a positive return. In the U.S., specific trades in technology, telecom, financial services and steel sectors performed well. In Europe, a positive deal environment generated strong returns in both long and short books across the financials and technology areas. Emerging market names, particularly in the internet, telecom, advertising, and software sectors were also positive contributors. The event driven style generated strong performance early and mid-quarter. In April and May, M&A activity surged in both the US and Europe providing an abundance of opportunities. In particular several large US deals were announced from which several activist funds benefited. By quarter end, volatility within the credit markets spilled over into equities and adversely impacted merger arbitrage spreads. Relative value style performance was primarily driven by capital structure arbitrage, credit arbitrage, and multi-strategy managers early in the second quarter. While towards quarter end, deteriorating conditions within the sub-prime mortgage market allowed several managers to profit, as they positioned their portfolios in anticipation of such an event. In the U.S., positions in steel manufacturers, engineering companies, homebuilders, cyclicals, transportation, consumer retail, materials, financials and targets of acquisitions by private equity groups were significant performance drivers for US variable equity managers. Elsewhere, European, Japanese and Asian ex Japan managers also contributed to performance. Finally, the distressed and credit style posted a gain over the quarter. Credit markets performed well early in the quarter, buoyed by strong performing equity markets, corporate M&A activity and robust first quarter earnings growth and company fundamentals. From mid-quarter through quarter-end, and despite high yield credit spreads widening, managers benefited from security-specific positions that traded higher as a result of certain catalysts that were realized.


     CAPITAL RESOURCES


     Due to the low margins required to support futures and forward trading, only approximately 10% to 20% of the capital of a managed futures fund such as Man-AHL 130 is needed to margin its positions. Man-AHL 130 holds most of its capital in cash and cash equivalents while investing approximately 30% of such capital in the Man-Glenwood Funds, both for profit potential and diversification purposes. Man-AHL 130's investment in the Man-Glenwood Funds cannot be used to margin its futures trading and would be liquidated to the extent that the Managing Member was able to do so and deemed it advisable to do so to support Man-AHL 130's futures trading. There can be no assurance that Man-AHL 130 will maintain any investment in the Man-Glenwood Funds. The Managing Member is under no obligation to maintain Man-AHL 130's investment in the Man-Glenwood Funds, and may reduce or eliminate such investment at any time through the Man-Glenwood Funds' quarterly tender process.


     Man-AHL 130, not being an operating company, does not incur capital expenditures. It functions solely as a passive trading vehicle, and after its initial allocation to the AHL Diversified Program and the Man-Glenwood Funds, its remaining capital resources are used only as assets available to provide variation margin and pay expenses and trading losses incurred on Man-AHL 130's AHL Diversified Program account, as well as invest in the Man-Glenwood Funds to maintain appropriate exposure.

     LIQUIDITY

     The AHL Diversified Program generally maintains highly liquid positions, and the assets held by Man-AHL 130 to support AHL's trading are cash or highly-liquid Treasury bills, deposit accounts or other cash equivalents.


     Man-AHL 130 invests a limited portion of its capital in the Man-Glenwood Funds. Because the Man-Glenwood Funds are closed-end registered investment companies, members of the Man-Glenwood Funds do not have the right to require the Man-Glenwood Funds to repurchase any or all of their units. To provide a limited degree of liquidity to investors, the Man-Glenwood Funds offer quarterly liquidity through discretionary tender offers for their units pursuant to written tenders. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Man-Glenwood Funds' boards, in their sole discretion. Under certain circumstances, such tender offers may not occur as scheduled or may not be sufficient to satisfy the full amount requested to be repurchased by Man-AHL 130. However, the Man-Glenwood Funds' component of Man-AHL 130's portfolio represents an allocation of only 30% of Man-AHL 130's capital, and the Managing Member believes that any delays in receiving repurchase payments from the Man-Glenwood Funds are unlikely to adversely affect Man-AHL 130's operations.

     The Managing Member does not anticipate the need for additional sources of liquidity, given that approximately 70% of Man-AHL 130's capital is held in cash and highly liquid cash equivalents, and, if necessary, Man-AHL 130 is expected to be able to liquidate part of its investment in the Man-Glenwood Funds through the Man-Glenwood Funds' quarterly tender process.

     ACCOUNTING PRINCIPLES


     Man-AHL 130 records its transactions in futures and forward contracts, including related income and expenses, on a trade-date basis. Open futures contracts traded on an exchange are valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by Man-AHL 130 on the day with respect to which Man-AHL 130's Net Asset Value is being determined. Open forward contracts and other derivatives traded on the interbank market are valued at their settlement price on the day with respect to which Man-AHL 130's Net Asset Value is being determined.


     Man-AHL 130 will value its investment in the Man-Glenwood Funds at its net asset value as provided by the Man-Glenwood Funds.


     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations engaged in by Man-AHL 130, the Managing Member believes that the estimates used in preparing Man-AHL 130's financial statements are appropriate and reasonable; however, actual results could differ from the estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Member further believes that, based on the nature of the business and operations engaged in by Man-AHL 130, no other reasonable assumptions relating to the application of Man-AHL 130's critical accounting estimates other than those to be used would likely result in materially different amounts from those reported.


     OFF-BALANCE SHEET ARRANGEMENTS


     Man-AHL 130 does not engage in off-balance sheet arrangements with other entities.


     CONTRACTUAL OBLIGATIONS


     Man-AHL 130 does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. Man-AHL 130's sole business is trading futures contracts, forward currency and other OTC contracts, both long (contracts to buy) and short (contracts to sell), and investing in cash, cash equivalents and its investment in the Man-Glenwood Funds. All of Man-AHL 130's futures, forward and OTC contracts, other than certain currency forward contracts, will be settled by offset, not delivery. The substantial majority of such contracts will be for settlement within four to six months of the trade date and the substantial majority of such contracts will be held by Man-AHL 130 for less than four to six months before being offset or rolled over into new contracts with similar maturities. Once Man-AHL 130 begins operations, Man-AHL 130's annual audited financial statements will present a condensed schedule of investments setting forth net unrealized appreciation (depreciation) of Man-AHL 130's open positions, both long and short, at fiscal year-end.











MANAGEMENT OF MAN-AHL 130

     THE MANAGING MEMBER

     GENERAL

     Man Investments (USA) Corp., a Delaware corporation, serves as Managing Member with broad oversight over the operations and affairs of Man-AHL 130. The Managing Member is registered with the CFTC as a commodity pool operator ("CPO") and CTA and is a member of the NFA. The Managing Member is also registered as an investment adviser with the SEC. Under the LLC Agreement, the Managing Member has the power to enter into, make and perform any contracts, agreements or other undertakings it may deem advisable, including the delegation of any of its responsibilities to other agents, in conducting the business of Man-AHL 130, including but not limited to contracts, agreements or other undertakings with persons, firms or corporations with which the Managing Member or any other Unitholder is affiliated. In this regard, it is expected that the Managing Member will consult with and/or utilize research and/or other information provided by other members of the Man Group. The principal business address of the Managing Member is 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606.


     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a diversified global financial services firm that engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions and other activities. The Man Investments division of Man Group plc has launched approximately 500 alternative investment products, including numerous commodity pools, and, as of June 30, 2007 had over $67 billion under management.



     The Managing Member has purchased Class A Series 2 Units as an initial contribution to Man-AHL 130 in an amount of $15 million. The Managing Member may only make withdrawals from the Managing Member's Contribution to the extent that such withdrawals are offset, dollar for dollar, by additional subscriptions for Units of either Class. Such withdrawals may be made taking into account redemptions and losses of Man-AHL 130 and subject to the terms of Class A Units, the terms of the LLC Agreement and the requirement that the Managing Member maintain an investment in Man-AHL 130 equal to at least the greater of $25,000 or 1% of Man-AHL 130's Net Asset Value (inclusive of the Managing Member's Contribution).



     As of August 31, 2007, the value of the Managing Members Contribution was $15,563,482.


     The Managing Member or any of its principals may trade for their own accounts; the records of such trading will not be available for review by investors in Man-AHL 130.


     Performance information for the Managing Member is set forth on pages 33 and 34 of this Prospectus.


Principals


     The Managing Member's principals are John Kelly, Michael Lozowski, Steven Zoric, Alicia Derrah and Man Investments Holdings Inc. The Managing Member is responsible for maintaining the allocation percentages as established in this Prospectus, but is not responsible for making trading decisions for Man-AHL 130. The biographies of the officers and principals of the Managing Member follow. The principals of the Managing Member do not hold any investments in Man-AHL 130.



     John Kelly, born 10/11/46. Mr. Kelly is the President, Chief Executive Officer and a Director of the Managing Member and of the Selling Agent, which positions he has held since February 2002. Mr. Kelly is currently listed with the NFA as a principal of the Managing Member and of the Selling Agent (as of February 2002). In addition, he is registered as an associated person of the Managing Member since February 2002 and of the Selling Agent since March 2002. As Chief Executive Officer, Mr. Kelly is responsible for the day-to-day operations of the Managing Member and the Selling Agent. Mr. Kelly is also a member of the Board of Managers of the Man-Glenwood Funds and the Portfolio Company. Since March 2006, Mr. Kelly is also the Chairman of the Board of Man Investments (Canada) Corp., a registered limited market dealer, investment counsel and portfolio manager based in Toronto, Ontario (Canada). Mr. Kelly has over 20 years' experience in investment management. He graduated from Southampton College of Technology and then went on to work for various industrial companies, attaining general manager and directorship positions. In 1978, Mr. Kelly joined a business consultancy service as a general manager, specializing in investment, finance and aviation in the Gulf Region. In 1987, he joined the Man Group as a Regional Manager in Bahrain where he was responsible for negotiations, corporate finance and marketing support for specialist financial products promoted jointly with major institutions in the region. In 1991, he became the Sales and Marketing Director of Man Investments and was responsible for managing sales and marketing globally for the Man Group until he moved to the United States in September 2001.


     Michael Lozowski, born 9/4/53. Mr. Lozowski is Vice President and a Director of the Managing Member, which position he has held since February 2002, and is responsible for making the allocation decisions of Man-AHL 130. In addition, since February 2002, Mr. Lozowski also is the Managing Director of Man-AHL (USA) Limited, with whom he is listed as a Principal and is registered as an associated person as of May 2003. Mr. Lozowski is also a Director of Man Investments Limited ("MIL"), an affiliated UK limited liability company that acts as an investment manager and CTA to non-US persons. With MIL, Mr. Lozowski has particular responsibility for investment management. Prior to this, Mr. Lozowski was a Director and President of Man-AHL (USA) Corp. from February 1995 and June 1996, respectively, through July 2005 when Man-AHL (USA) Corp. dissolved. Mr. Lozowski was the Corporate Finance Director of Man Management AG and affiliated companies in Switzerland from 1990 until December 1995. He joined the Man Group in November 1987 as Assistant Treasurer. Before joining the Man Group, he worked at the Chase Manhattan Bank from March 1980 until November 1987 and at the National Westminster Bank from 1977 through March 1980. After receiving a Master's degree in Physics at University College, Oxford, he progressed to a Master of Science degree in Operational Research at the University of Sussex in England.


     Steven Zoric, born 5/6/71. Mr. Zoric is a Director, Vice President and Secretary of the Managing Member and the Selling Agent, which positions he has held since February 2002. Mr. Zoric is Head of North American Legal and Compliance for the Man Investments Division of Man Group plc, which includes the Managing Member, the Selling Agent and Glenwood. Mr. Zoric is also Vice President and Secretary and Chief Compliance Officer of Glenwood and Secretary and Chief Compliance Officer of the Man-Glenwood Funds and the Portfolio Company. In addition, Mr. Zoric is a Director and officer of several other US Man Group companies, all of which are affiliates of the Managing Member. Mr. Zoric joined the Man Group in July 2001. Prior to joining the Man Group, from April 1997 to October 1999 and from August 2000 to July 2001, Mr. Zoric was an associate in the Financial Services Group of Katten Muchin Rosenman, a law firm based in Chicago. From November 1999 to July 2000, Mr. Zoric was the Futures and Commodities Compliance Manager at Morgan Stanley & Co., Inc. in New York. From April 1996 to April 1997, Mr. Zoric was an attorney in the Financial Services Group at Sidley & Austin (now known as Sidley Austin LLP) in Chicago. Mr. Zoric received a B.A. in Political Science from Northwestern University in June 1992 and his J.D. with Honors from DePaul University College of Law in 1995.

     Alicia Derrah, born 3/17/58. Ms. Derrah is the Chief Financial Officer of the Managing Member and of Glenwood. She is also the Principal Financial Officer of the Man-Glenwood Funds and the Portfolio Company and the FINOP for the Selling Agent. Ms. Derrah joined the Managing Member in October 2005 and joined Glenwood in September 1992 and is responsible for their respective accounting and financial reporting functions. From December 1987 to August 1992, Ms. Derrah was employed by Arthur Andersen LLP as a senior auditor in the Financial Services division of the firm. Ms. Derrah's clients included Glenwood, bank holding companies and capital markets institutions.

     Prior to joining Arthur Andersen, Ms. Derrah was employed by The Sanwa Bank, Ltd., in its Chicago branch office, as an analyst in the corporate finance area. In that capacity, Ms. Derrah worked primarily with local Fortune 500 companies and was responsible for both corporate credit analysis and continued business development. Ms. Derrah is a C.P.A. and received a B.A. from Mundelein College.

     Man Investments Holdings Inc., a Delaware corporation, is also a principal of the Managing Member, but does not participate in making trading or operational decisions for Man-AHL 130. Man Investments Holdings Inc. is an indirect, wholly-owned subsidiary of Man Group plc.

     AHL

     The AHL Diversified Program is a managed futures program managed by Man-AHL
(USA) Limited, a member of the Man Group, which is registered with the CFTC as a CTA, is a member of the NFA and is registered in the UK with the Financial Services Authority. The principals of AHL are Michael Lozowski, Timothy Wong, Christopher Shea and Man Investments Holdings Limited. Mr. Lozowski is also a principal of the Managing Member and his biography is set forth above. Mr. Lozowski and Mr. Wong are responsible for the trading decisions of AHL. The biographies of Mr. Wong, Mr. Shea and Man Investments Holdings Limited follow. AHL or any of its principals may trade for their own accounts and such records will not be available for review by pool participants. Neither AHL nor any of its principals hold any investments in Man-AHL 130.

     Timothy Wong, born 11/16/1967. Mr. Wong is a Director of AHL and is responsible for AHL's research and investment management operations and, in addition to Mr. Lozowski, is responsible for making the trading decisions on behalf of the AHL Diversified Program. Mr. Wong is listed as a principal of AHL and is registered as an associated person of AHL as of March 2003 and June 2003, respectively. Mr. Wong is also an Associate Director of MIL which he joined in 1991 as a research analyst and later assumed overall responsibility for the day-to-day running of the research and investment management operations. In addition, Mr. Wong is the head of AHL trading for MIL and a member of the Man Global Strategies investment committee. Mr. Wong graduated from Oxford University in 1991 with a First in Engineering Science and subsequently gained an MSc in Statistics and Operational Research from London University. He is an Associate of the UK Society of Investment Professionals.





     Michael E. Robinson, born 7/29/72. Mike Robinson is head of directional strategies research. He specialises in modelling financial markets in order to develop directional trading systems and has further experience in portfolio construction and risk analysis. He joined the AHL investment management team in 1999, prior to which he held a post-doctoral position in statistics at the University of Surrey. Dr. Robinson received his PhD in extreme value statistics from Lancaster University in 1997.



     Riju Sathyan, born 1/16/71. Riju Sathyan is the head of investment operations for AHL with principal responsibility for trade and risk monitoring, data management and the implementation of changes to the trading system. Prior to joining AHL in 2003, Mr Sathyan was the head of State Street Analytics-UK for 6 years, where he managed departments in London and Edinburgh to provide portfolio and fund investment analysis to State Street's institutional and private clients based in the UK, Scandinavia, Middle East and South Africa. He began his career at Legal & General Group plc, where he worked within insurance and pensions actuarial services. He has a BSc in banking and international finance from City University, London.



     Harris Skaliotis, born 6/18/76. Harry Skaliotis is an investment manager with AHL. Prior to joining AHL in 2005, Mr. Skaliotis was involved in equity portfolio construction at JPMorgan Fleming Asset Management. He has a BSc in economics, accounting and finance from the London School of Economics, and an MPhil in finance from Cambridge University. Mr. Skaliotis is a CFA charterholder.


     Man Investments Holdings Limited, a U.K. holding company, is also a principal of AHL, but does not participate in making trading decisions for

AHL. Man Investments Holdings Limited is an indirect, wholly-owned subsidiary of Man Group plc.


     Worldwide, AHL manages approximately $18.5 billion as of March 31, 2007.



     Performance information for AHL accounts available to US investors is set forth on pages 33-34 of this Prospectus and in Part Two of this Prospectus beginning on page Pt. II-9.


     THE MAN-GLENWOOD FUNDS

     Glenwood Capital Investments, L.L.C. ("Glenwood") is an Illinois limited liability company registered with the CFTC as a CPO and CTA and is a member of the NFA. Glenwood is also registered with the SEC as an investment adviser.

     Since its inception in 1987 (through a predecessor firm), Glenwood has focused primarily on building multi-strategy, multi-manager funds of hedge fund portfolios.


     Glenwood is responsible for the day-to-day management of the Man-Glenwood Funds and for the allocation of the Man-Glenwood Funds' assets, through the Portfolio Company, to various Sub-Funds, subject to policies adopted by the Board of Managers of the Man-Glenwood Funds. The principals of Glenwood are Dr. John B. Rowsell, Rhowena B. Blank, Alicia B. Derrah, Steven Zoric, Patrick J. Kenary, David Kuenzi and Man-Glenwood Inc. The principals of Glenwood will devote such time to the ongoing operations of the Man-Glenwood Funds as they deem advisable in order to implement and monitor the Man-Glenwood Funds' investment programs. The current members of Glenwood's investment committee are Dr. John B. Rowsell, Patrick J. Kenary, Michael J. Jawor, Anthony M. Lawler and Lance Donenberg. The members of Glenwood's investment committee will devote such time to the ongoing operations of the Man-Glenwood Funds as they deem advisable in order to implement and monitor the Man-Glenwood Funds' investment programs.


     Neither Glenwood nor any of its principals hold any investment in Man-AHL
130. Glenwood and its principals may trade for their own accounts and such records will not be available for review by investors in Man-AHL 130.

     The personnel of Glenwood have primary responsibility for the investment management of the Man-Glenwood Funds, including the selection of Sub-Fund Managers and the allocation of the Man-Glenwood Funds' assets among the Sub-Fund Managers.





     Descriptions of the business experience of Glenwood and Dr. John B. Rowsell, Michael J. Jawor, Anthony M. Lawler, Lance Donenberg and Patrick J. Kenary are set forth in the Appendix to this Prospectus, beginning on page APP-1. Performance and strategy allocation information for the Man-Glenwood Funds is set forth in the Appendix, and additional performance information is set forth in Part Two of this Prospectus on page Pt. II-17.


     PERFORMANCE INFORMATION




     NOTES TO PERFORMANCE SUMMARIES

     MONTHLY RATES OF RETURN are calculated by dividing each month's net performance by net asset value as of the beginning of such month. Net performance equals the sum of gross realized gains (losses) minus brokerage commissions, plus interest income, plus change in unrealized gains (losses), minus management fees, incentive fees and any operating expenses.

     COMPOUND ANNUAL RATE OF RETURN represents Monthly Rates of Return compounded over the number of months in a given period, i.e., each month's rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded rate of return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

     DRAWDOWN is the loss experienced by a pool or account over a specified period.

     WORST PEAK-TO-VALLEY DRAWDOWN is the largest decline in month-end net asset value (without adjustment for subscriptions and withdrawals) without such net asset value being subsequently equaled or exceeded. For example, if the net asset value dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the net asset value had risen approximately 2% or more in March, the peak-to-valley drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the worst peak-to-valley drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest net asset value during the drawdown was reached.

     PURSUANT TO APPLICABLE RULES OF THE CFTC, PERFORMANCE RECORDS ARE PRESENTED FOR THE PAST FIVE FULL YEARS AND YEAR-TO-DATE RATHER THAN SINCE INCEPTION.

THE MANAGING MEMBER AND ITS AFFILIATES HAVE OPERATED COMMODITY POOLS BEFORE WHICH ARE EXEMPTED FROM SPECIFIC CFTC DISCLOSURE STANDARDS. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE OF THESE "EXEMPT POOLS" IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS BECAUSE SUCH "EXEMPT POOLS" ARE SUFFICIENTLY DIFFERENT FROM MAN-AHL 130 THAT THE PRESENTATION OF THEIR PERFORMANCE IS NOT MATERIAL TO A DECISION WHETHER TO INVEST IN MAN-AHL 130.

                             AHL DIVERSIFIED PROGRAM
                           JANUARY 2002 - AUGUST 2007


                               PERFORMANCE SUMMARY


     The following summary performance information reflects the composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from January 2002 through August 2007. Trading from January 2002 through December 2004 was carried out exclusively by Man-AHL (USA) Corp. on behalf of one client. In January 2005, Man-AHL (USA) Limited began to implement the AHL Diversified Program on behalf of one client. In April 2005, Man-AHL
(USA) Limited began trading the AHL Diversified Program on behalf of two additional clients, one of which was the lone client for which Man-AHL (USA) Corp. had previously traded the AHL Diversified Program; subsequently, Man-AHL
(USA) Corp. was dissolved. As of July 1, 2005, April 1, 2006, July 5, 2006, January 1, 2007 and April 2, 2007, Man-AHL (USA) Limited began trading the AHL Diversified Program on behalf of its fourth, fifth, sixth, seventh and eighth clients, respectively. Man-AHL (USA) Limited is a wholly-owned CTA subsidiary of Man Group plc. At August 31, 2007, 5 of the open accounts were profitable and 3 were unprofitable.



             NAME OF CTA: Man-AHL (USA) Corp./Man-AHL (USA) Limited
                    NAME OF PROGRAM: AHL Diversified Program
                       INCEPTION OF TRADING: April 1, 1998
                           NUMBER OF OPEN ACCOUNTS: 8
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $253,400,418
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $388,263,483 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $234,853,935 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $369,717,188
                LARGEST MONTHLY DRAWDOWN: (9.38)% (October 2002)
       WORST PEAK-TO-VALLEY DRAWDOWN: (17.96)% (October 2001 - April 2002)
      NUMBER OF PROFITABLE ACCOUNTS OPENED AND CLOSED DURING THE PERIOD: 0
RANGE OF RETURNS EXPERIENCED BY PROFITABLE ACCOUNTS OPENED AND CLOSED DURING THE
                                   PERIOD: N/A
NUMBER OF UNPROFITABLE ACCOUNTS THAT HAVE OPENED AND CLOSED DURING THE PERIOD: 0
 RANGE OF RETURNS EXPERIENCED BY UNPROFITABLE ACCOUNTS OPENED AND CLOSED DURING
                                 THE PERIOD: N/A



     MONTH         2002    2003    2004    2005    2006     2007
     -----        -----   -----   -----   -----   -----   --------
    January       (4.13)%  7.92%   0.76%  (4.90)%  3.64%    2.62%
    February      (4.73)%  7.53%   4.71%   2.94%  (2.76)%  (5.70)%
     March         0.10%  (8.33)% (2.15)% (0.46)%  3.60%   (2.55)%
     April        (2.15)%  1.23%  (7.49)% (2.52)%  4.83%    6.82%
      May          2.39%  10.38%  (1.78)%  3.73%  (4.27)%   3.77%
      June        13.20%  (4.14)% (5.58)%  3.36%  (3.34)%   3.75%
      July         5.45%  (0.94)%  0.15%   0.64%  (3.71)%  (2.60)%
     August        0.81%  (0.72)%  1.05%   3.27%   2.25%   (5.09)%
   September       6.83%   2.71%   2.85%   3.65%  (1.10)%
    October       (9.38)%  1.82%   4.06%  (1.20)%  0.33%
    November      (5.62)% (1.40)%  7.85%   5.61%   2.50%
    December      10.65%   6.29%  (0.32)% (1.82)%  3.24%
Compound Annual   11.44%  22.82%   3.13%  12.38%   4.73%    0.25%
 Rate of Return                                           (8 MOS.)



                            See Notes on Pages 30-31.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

  Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. In addition, certain accounts exclude futures and other derivative contracts that are included in other accounts.

                                      ADDITIONAL
                                 MAN-AHL (USA) LIMITED
                                   TRADING PROGRAMS
                               January 2002 -August 2007
                               -------------------------
Name of CTA:                     Man-AHL (USA) Limited
                                April 2005 - August 2007

Name of Program:                     Man-AHL Alpha

Inception of Client Account
Trading by CTA:                        April 2005

Inception of Client Account
Trading in Program:                  September 1998

Number of Open Accounts:                    1

Actual Assets Overall:               $253,400,418

Actual Assets in Program:             $18,546,482

Worst Monthly Drawdown in an            (4.58)%
Account:                            (February 2007)

Worst Peak-to-Valley                    (7.37)%
Drawdown in an Account:          (May 2006 - May 2007)

2007 Compound Annual
Rate of Return:                    0.16% (8 months)

2006 Compound Annual
Rate of Return:                          5.13%

2005 Compound Annual
Rate of Return:                    12.83% (9 months)

2004 Compound Annual
Rate of Return:                           N/A

2003 Compound Annual
Rate of Return:                           N/A

2002 Compound Annual
Rate of Return:                           N/A



                            See Notes on Pages 30-31.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

  Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. In addition, certain accounts exclude futures and other derivative contracts that are included in other accounts.

                                ADDITIONAL MAN INVESTMENTS (USA) CORP. FUNDS
                                          January 2002 -August 2007
                                         CTA: Man-AHL (USA) Limited
                            ----------------------------------------------------
Name of Fund:               Man-AHL Diversified I LP(1)   Man-AHL Diversified LP

Type of Offering                      Private                     Private

Inception of Trading                 April 1998                January 2006

Aggregate Subscriptions:            $59,657,396                 $16,518,176

Current Capitalization:             $48,008,412                 $19,124,210

Worst Monthly Drawdown in             (9.57)%                     (5.23)%
an Account:                          (Oct 2002)               (February 2007)

Worst Peak-to-Valley                  (18.64)%                   (10.74)%
Drawdown in an Account:           (10/01 - 04/02)             (04/06 - 05/07)

2007 Compound Annual                   0.13%                       0.80%
Rate of Return:                      (8 months)                 (8 months)

2006 Compound Annual                   4.25%                       4.67%
Rate of Return:

2005 Compound Annual                  11.00%                        N/A
Rate of Return:

2004 Compound Annual                   0.89%                        N/A
Rate of Return:

2003 Compound Annual                  21.13%                        N/A
Rate of Return:

2002 Compound Annual                   9.57%                        N/A
Rate of Return:



                            See Notes on Pages 30-31.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------
(1) The CTA for Man-AHL Diversified I LP was Man-AHL (USA) Corp. from Inception to April 1, 2005 and Man-AHL (USA) Limited from April 1, 2005 to Present.

NET ASSET VALUE


     The Net Asset Value of Man-AHL 130 is computed as of the close of business on the last day of each month.


     The Net Asset Value of Man-AHL 130 equals its assets less its liabilities, as determined generally in accordance with accounting principles generally accepted in the United States of America. More specifically, the Net Asset Value of Man-AHL 130 equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair value of all other assets of Man-AHL 130 held pursuant to the AHL Diversified Program, less all liabilities of Man-AHL 130 (including accrued liabilities, regardless of whether such liabilities are ever paid), in each case as determined by the Managing Member generally in accordance with accounting principles generally accepted in the United States of America.


     The Net Asset Value of the portion of Man-AHL 130's assets invested in the Man-Glenwood Funds is determined in part based on the net asset values provided by the managers of the Sub-Funds. The Managing Member has no means of determining the accuracy of such valuations. Moreover, these valuations are typically based on estimates. The difference between estimated and final values will be reflected in the accounting period in which such final values become available, not by retroactively adjusting previously determined net asset values. Units will be valued for repurchase purposes as of the calendar quarter-end when repurchased. Quarter-end valuations will include values for the Man-Glenwood Funds computed by the Administrator. All such estimates will be conclusive for determining Man-AHL 130's quarter-end repurchase values, and any adjustments of such estimates for the Man-Glenwood Funds will be reflected in Man-AHL 130's Net Asset Value on a prospective basis only. If a Unitholder redeems prior to a downward adjustment of Net Asset Value, Man-AHL 130 will bear the cost of the adjustment with respect to such Unitholder. A Unitholder which has redeemed prior to an upward adjustment of Net Asset Value will not benefit from such adjustment.

FEES AND EXPENSES PAID BY MAN-AHL 130


     The Managing Member believes that you should consider the charges to which Man-AHL 130 is subject when making your investment decision. Also, please see the "Breakeven Table" on page 8.


CHARGES PAID BY MAN-AHL 130


        RECIPIENT                  NATURE OF PAYMENT                               AMOUNT OF PAYMENT
        ---------           ------------------------------   -------------------------------------------------------------
The Managing Member......   Management Fee                   0.75% per annum of Man-AHL 130's Net Asset Value, calculated monthly and paid quarterly in arrears.

The Selling Agent........   Client Servicing Fee             1.25% per annum of the Net Asset Value of each Class A Series
                                                             1 and Class B Series 1 Unit, calculated monthly and paid
                                                             quarterly in arrears. Once the Selling Agent has received
                                                             aggregate selling commissions (including the Client Servicing
                                                             Fee) totaling 10% of a Class A Series 1 or Class B Series 1
                                                             Unit's initial sale price (or, if earlier, such Unit has been charged aggregate selling commissions (including the Client
                                                             Servicing Fee) totaling 10% of such Unit's initial sale
                                                             price), the Client Servicing Fee will end with respect to
                                                             such Unit and the Net Asset Value of such Unit will be
                                                             recalculated, and the Unit will be redesignated, in terms of
                                                             Class A Series 2 or Class B Series 2 Units, as applicable.

MF Global Inc............   Brokerage Commissions            Approximately $6 to $9 per round-turn trade, inclusive of all transaction, exchange and regulatory fees. Limited to 3% of
                                                             Man-AHL 130's average month-end Net Asset Value for each
                                                             fiscal year.

Forward Counterparties...   "Bid-ask" spreads                These spreads are not actually fees paid by Man-AHL 130 but are dealer profit margins incorporated into forward contract pricing. They are, therefore, unquantifiable. In addition,
                                                             Man-AHL 130 will pay MF Global UK Limited, an affiliate of
                                                             Man-AHL 130's commodity broker, a clearing fee of $1.14 on each Man-AHL 130 forward transaction. This clearing fee is included within the 3% cap on Man-AHL 130 brokerage
                                                             commissions.

Man-AHL (USA) Limited....   Management Fee                   2% per annum of the notional value of Man-AHL 130's AHL
                                                             account, calculated and paid monthly.

                            Monthly Incentive Fee            20% of any new net profits calculated and paid monthly on a
                                                             "high water mark" basis.

The Man-Glenwood Funds...   Management, investor servicing   In total, excluding fees and expenses of the Sub-Funds, 3%
                            and administrative fees and      per annum of Man-AHL 130's aggregate investment in the
                            expenses                         Man-Glenwood Funds, calculated monthly and paid quarterly.

Others...................   Administrator fees, custody      As incurred; not expected to exceed 0.50% of month-end Net
                            fees, legal, accounting,         Asset Value annually, assuming average assets of
                            printing, postage and other      $250,000,000. Administrative expenses in excess of 1/12 of
                            administrative costs             0.50% of each month-end Net Asset Value (approximately 0.50%
                                                             of Net Asset Value per annum) will be paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate
                                                             through March 31, 2009. Thereafter, annual expenses in excess of such 0.50% per annum level will be the obligation of
                                                             Man-AHL 130, but may be paid by the Managing Member in its discretion.

Others...................   Extraordinary charges            Actual payments to third parties; expected to be negligible.

     NO SALES LOAD

     No Units will be subject to any initial selling commission or sales load.

     CLIENT SERVICING FEE, SELLING COMPENSATION

     The Selling Agent will receive an annual Client Servicing Fee, in respect of Class A Series 1 and Class B Series 1 Units, equal to 1/12 of 1.25% of the Net Asset Value of such Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly.


     The Selling Agent is subject to the regulatory limitation that it not receive aggregate selling commissions (including the Client Servicing Fee) in excess of 10% of the sale price of all Units sold. Once the Selling Agent has received aggregate selling commissions (i.e., the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit, the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 or Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit. The redesignation of Units from Series 1 to Series 2 will have no impact on the Net Asset Value of an investor's investment in Man-AHL 130 at the time of such redesignation.


     Class A Series 2 and Class B Series 2 Units are offered exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors' fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts who purchase Units through the Selling Agent.

     ORGANIZATIONAL AND OFFERING COSTS


     The Managing Member, or an affiliate, paid, without reimbursement from Man-AHL 130, the initial organizational and offering costs of Man-AHL 130 and will pay the fees related to escrow services incurred during the initial offering of Class B Units. Man-AHL 130 bears the costs related to the ongoing offering of its Units.


     MANAGEMENT FEE


     Man-AHL 130 pays the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.


     The Managing Member may share the Management Fee with its affiliates.

     AHL MANAGEMENT AND INCENTIVE FEES


     The AHL Diversified Program charges a management fee of 1/6 of 1% of the month-end notional value of Man-AHL 130's AHL account (a 2% annual rate), calculated and paid as of the end of each calendar month. The notional value of Man-AHL 130's AHL account is approximately equal to Man-AHL 130's aggregate Net Asset Value.


     For purposes of calculating the AHL Diversified Program management fee, the account size is not reduced by accrued management or incentive fees, fees payable by Man-AHL 130 to the Managing Member or redemptions as of the end of the month of calculation.

     The AHL Diversified Program charges a monthly incentive fee equal to 20% of any "new net profits" attributable to Man-AHL 130's AHL account (the capital attributable to both Classes will be traded in the same AHL account). "New net profit" is the increase in the month-end net asset value of the account (after deduction of monthly management fees, expenses and brokerage commissions but before additions and withdrawals for the month and excluding net interest income) over the account's highest net asset value as of the end of any preceding month, or the commencement of trading. The AHL Diversified Program's incentive fees are calculated on a "high water mark" basis. If losses are incurred since the last payment of an incentive fee with respect to Man-AHL 130's AHL account, AHL must earn back such losses before generating additional new net profits on which incentive fees are earned.

     Incentive fees paid do not reduce new net profits for purposes of calculating the incentive fees due to AHL.

     As an example of the calculation of the AHL Diversified Program incentive fee, assume that the notional value of Man-AHL 130's AHL Diversified Program investment is $25,000,000 and that as of the end of the first month, such exposure has generated $100,000 of profits. An incentive fee equal to $20,000 would be due and the notional value of such investment would be $25,080,000. If, in the following month, Man-AHL 130's exposure had earned an additional $20,000, an additional incentive fee of $4,000 would be due even though such profit only earns back the incentive fee paid in the first month.

     When a redemption is made, any shortfall between the current level of net profits and the high water mark attributable to Man-AHL 130's AHL Diversified Program investment is reduced by being multiplied by the fraction the numerator of which is the Net Asset Value of the redeemed Units and the denominator of which is the notional value of Man-AHL 130's AHL Diversified Program investment immediately prior to the redemption.

     Because the AHL Diversified Program and Sub-Fund Manager incentive fees are calculated on the basis of the performance of Man-AHL 130's investment in the AHL Diversified Program and of the Sub-Funds, respectively, the incentive fee paid by any given Unitholder's Units may not directly correlate to such Unitholder's investment experience in Man-AHL 130. For example, an investor may invest in Man-AHL 130 when Man-AHL 130's investment in the AHL Diversified Program is below its high water mark. In such circumstances, such investor would benefit from the loss carryforward existing with respect to Man-AHL 130, with the result that no incentive fee would be paid to AHL with respect to profits earned on such investor's Units until such loss carryforward had been eliminated by such profits. At the same time, the economic return to the existing investors in Man-AHL 130 is diluted as the loss carryforward sheltering subsequent AHL Diversified Program profits on their Units from incentive fees is diluted by the issuance of additional Units.

     THE MAN-GLENWOOD FUNDS' FEES

     Man-AHL 130's investment in the Man-Glenwood Funds will approximate 30% of Man-AHL 130's Net Asset Value and may be reduced to significantly below this level or eliminated entirely.


     Man-AHL 130 pays management, investor servicing and administrative fees and expenses at a rate of approximately 3.0% per annum of the aggregate value of Man-AHL 130's investment in the Man-Glenwood Funds, as described below.


     Each of Man-Glenwood Lexington, LLC and Class A units of Man-Glenwood Lexington TEI, LLC pay direct investor servicing fees and operating and administrative services fees and expenses at rates which in aggregate are not expected to exceed 1% per annum of the aggregate value of the outstanding Units in the Man-Glenwood Funds, calculated monthly and paid quarterly. In addition, Man-Glenwood Lexington Associates Portfolio, LLC, a registered investment company in which the Man-Glenwood Funds invest substantially all of their assets, pays Glenwood a management fee at a rate of 1.75% per annum of the aggregate value of the Portfolio Company's outstanding interests, calculated monthly and paid quarterly. The Portfolio Company also pays administrative fees and expenses which are not expected to exceed a rate of 0.25 of 1% per annum of the aggregate value of the Portfolio Company's outstanding interests, calculated monthly and paid quarterly.

     The Sub-Fund Managers generally will charge the Portfolio Company an asset-based fee, and some or all of the Sub-Fund Managers will receive performance or incentive allocations. The asset-based fees of the Sub-Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance or incentive allocations to the Sub-Fund Managers are generally expected to range from 15% to 25% of net profits annually, although on occasion this could be higher. The receipt of a performance or incentive allocation by a Sub-Fund Manager may create an incentive for a Sub-Fund Manager to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. Also, incentive fees may be paid to Sub-Fund Managers who show net profits, even though the Portfolio Company and the Man-Glenwood Funds, as a whole, may incur a net loss. In addition, because a performance or incentive allocation will generally be calculated on a basis that includes unrealized appreciation of a Sub-Fund's assets, these allocations may be greater than if they were based solely on realized gains. Generally, the Sub-Fund Managers' compensation is determined separately for each year or shorter period; whenever possible, agreements are obtained to carry forward losses to subsequent periods in determining the fee for such periods.

     TRANSACTION COSTS


     The AHL Diversified Program clears its futures and forward trades exclusively through the Clearing Broker, including its affiliates, (formerly a member of the Man Group). The futures commission rates charged to the AHL Diversified Program, approximately $6 to $9 per round-turn trade (inclusive of all transaction, exchange and regulatory fees), were not negotiated at arm's length, but are the rates generally available to the Clearing Broker's unaffiliated institutional customers, although other clients of the Clearing Broker may pay lower rates. The Managing Member has negotiated a brokerage fee arrangement with the Clearing Broker such that the maximum brokerage commissions paid by Man-AHL 130 in any fiscal year are limited to 3% of Man-AHL 130's average month-end Net Asset Value for such fiscal year.



     Man-AHL 130 will enter into forward transactions with MF Global UK Limited, an affiliate of Man-AHL 130's commodity broker. MF Global UK Limited will, in turn, enter, directly or indirectly, into forward transactions with dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency. These "bid-ask" spreads represent a profit margin to the dealer for making a market in the currency. None of AHL, MF Global UK Limited nor the Managing Member can quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Member believes that AHL and MF Global UK Limited will effect currency transactions on behalf of Man-AHL 130 at prevailing market prices. Dealer profit from Man-AHL 130's currency trading may, over time, be substantial. In addition, Man-AHL 130 will pay MF Global UK Limited a clearing fee with respect to each of Man-AHL 130's forward transactions, which as of the date of this Prospectus is $1.14 per transaction. Clearing fees are subject to change and this fee could be higher in the future. This clearing fee is included within the 3% cap on Man-AHL 130's brokerage commissions.


     ADMINISTRATIVE SERVICES

     SEI Global Services, Inc. acts as Man-AHL 130's administrator. Under the terms of the administration agreement with Man-AHL 130, the Administrator provides certain accounting, administration, investor and anti-money laundering services to Man AHL 130, including, among others: preparing and maintaining accounting records; calculating Net

Asset Value per Unit; processing and reporting of investor activity; maintaining investor records; and verifying the identity of all investors and maintaining identification verification and transactional records in accordance with the requirements of anti-money laundering regulations. The principal business address of the Administrator is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

     In consideration for these accounting, administrative, investor and anti-money laundering services provided to Man-AHL 130, Man-AHL 130 pays the Administrator a quarterly fee which is not expected to exceed an annual rate of 0.25% (the "Accounting and Other Services Fee"), subject to certain minimum fees, of the aggregate value of outstanding Units determined as of the last day of each calendar month and paid quarterly, assuming average assets of $250,000,000.


     Man-AHL 130 will pay all its routine legal, audit, printing and similar costs associated with its operations in addition to the Accounting and Other Services Fee. The Managing Member anticipates that these costs in total (including the Accounting and Other Services Fee) will not exceed 0.50% of Man-AHL 130's month-end Net Asset Value during any fiscal year, assuming average assets of $250,000,000. Administrative expenses in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) through March 31, 2009 will be paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate. Thereafter, expenses in excess of such 0.50% per annum level will be the obligation of Man-AHL 130, but may be paid in whole or in part by the Managing Member in its discretion. During the first twelve months following the commencement of Man-AHL 130's operations, the Managing Member anticipates audit costs will be approximately $200,000 and legal fees will be approximately $195,000.


CLEARING BROKER


     MF Global Inc., formerly known as Man Financial Inc., is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a CPO, and is a member of the National Futures Association. The change of name was effected on July 19, 2007. The Clearing Broker is a member of all major US futures exchanges. The Clearing Broker's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. The Clearing Broker's telephone number at such location is (212) 589-6200.


     The Clearing Broker acts only as clearing broker for Man-AHL 130 and as such is paid commissions for clearing trades on behalf of Man-AHL 130. The Clearing Broker has not passed upon the adequacy or accuracy of this Prospectus. The Clearing Broker neither will act in any supervisory capacity with respect to the Managing Member nor participate in the management of the Managing Member or Man-AHL 130. Therefore, prospective investors should not rely on the Clearing Broker in deciding whether or not to participate in Man-AHL 130.

     Pursuant to the commodity brokerage agreement between the Clearing Broker and Man-AHL 130, Man-AHL 130 has agreed to indemnify and hold harmless the Clearing Broker and its affiliates from and against any liability, damage, cost or expense any of them may incur or be subjected to with respect to Man-AHL 130 or any transaction or position therein, or as a result of Man-AHL 130's violation of any representations, agreements or obligations under the commodity brokerage agreement. The Clearing Broker will only be liable to Man-AHL 130 for actions or inactions which amount to negligence or misconduct.

     At any given time, the Clearing Broker is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to Man-AHL 130. Except as noted below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against the Clearing Broker or its principals within the five years preceding the date of this Prospectus that the Clearing Broker would deem material for purposes of Part 4 of the CFTC Regulations except as set forth below.


     Man Financial Inc. has been sued by the Receiver for Philadelphia Alternative Asset Fund ("PAAF") and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and the Racketeer Influenced and Corrupt Organizations Act (the "Litigation"). The Receiver's claims for damages are not quantified in the complaint, but are believed to be substantial. Man Financial Inc. has informed the Managing Member, AHL and the Selling Agent, as applicable, that in acting as the clearing broker for PAAF it was not responsible for PAAF's losses, that it has denied the material allegations of the complaint, that it has brought in third party defendants, that it will move for summary judgment, and that it will otherwise vigorously defend the Litigation. Further, the outcome of the Litigation should not materially affect the Man Financial Inc. or its ability to perform as a clearing broker. The CFTC is also investigating the events involving PAAF's losses and Man Financial Inc.'s relationship to PAAF. To the date of this Prospectus, the CFTC has not brought any action against Man Financial Inc.



     On February 20, 2007, Man Financial Inc. settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which Man Financial Inc. was alleged to have failed to supervise one of its former associated persons (AP) who was charged with fraudulently soliciting customers to open accounts at Man Financial Inc. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man Financial Inc. agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man Financial Inc. also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.


REDEMPTIONS AND TRANSFERS OF UNITS

     REDEMPTION PROCEDURES

     Subject to the limitation described in the following paragraph, a Unitholder may redeem all or any portion of such Unitholder's Units as of the end of any calendar quarter by giving written notice to the Managing Member, or such party as may be designated by the Managing Member, at least 45 calendar days prior to such calendar quarter-end. All redemption notices are irrevocable, except as set forth below. The Managing Member may, in unusual circumstances, permit redemptions as of a date other than a quarter-end.

     No more than 15% of Man-AHL 130's total outstanding Units, in aggregate, not on a Class-by-Class basis, may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of Man-AHL 130's total then outstanding Units, each redemption request will be pro rated so that no more than 15% of Man-AHL 130's total then outstanding Units are redeemed. Unitholders whose redemption requests have been reduced will be required to submit redemption requests for subsequent redemption dates if they want to redeem any additional Units, including those Units that were not redeemed due to the reduction. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of Man-AHL 130's trading activities. Managing Member requests for redemption will not be considered to the extent that giving consideration thereto would reduce, or further reduce, the redemption requests of other Unitholders.


     Unitholders will be notified of any redemption request reduction in advance of the applicable quarter-end redemption date and will be given an opportunity to withdraw their redemption requests.

     In the event that Man-AHL 130 receives redemption requests in excess of the 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities and will terminate as promptly as possible.

     Units will be valued for redemption purposes as of the calendar quarter-end when redeemed. Quarter-end valuations will include values for the Man-Glenwood Funds. All such estimates will be conclusive for determining Man-AHL 130's quarter-end redemption values, and any adjustments of such estimates for the Man-Glenwood Funds will be reflected in Man-AHL 130's Net Asset Value on a prospective basis only.

     The redemption price of a Unit may differ substantially from the Net Asset Value per Unit as of the date that an irrevocable notice of redemption must be received.

     There will be no redemption charge assessed in connection with redemptions. Man-AHL 130 generally will pay the redemption proceeds within 45 days of the calendar quarter-end of redemption.


     Man-AHL 130's AHL Diversified Program managed account is highly liquid. Man-AHL 130's ability to have its investment in the Man-Glenwood Funds repurchased is dependent on the liquidity of the Sub-Funds and the Man-Glenwood Funds' Board of Managers. Certain of such Sub-Funds may from time to time suspend or delay redemptions, which could, in time, cause the Man-Glenwood Funds to do so as well. Similarly, the Board of the Man-Glenwood Funds may determine not to make a quarterly tender offer for the Man-Glenwood Funds' Units, or a tender offer may not be sufficient in amount to satisfy Man-AHL 130's repurchase request. However, the Managing Member believes that any adverse effect to Man-AHL 130 from any such suspension or delay or foregone or insufficient tender offer is highly unlikely due to the liquidity of the AHL Diversified Program account and Man-AHL 130's limited investment in the Man-Glenwood Funds.


     Each Man-Glenwood Fund generally withholds 5% of the proceeds of a total repurchase from such Man-Glenwood Fund until the completion of the Man-Glenwood Fund's annual audit. The amount withheld from a total repurchase by Man-AHL 130 from the Man-Glenwood Funds will be approximately 1.5% of a Unitholder's total investment. Rather than withhold redemption proceeds from Unitholders redeeming Units, however, the Managing Member intends to pay the full redemption amount due to redeeming Unitholders and the amount subsequently paid to Man-AHL 130 by the Man-Glenwood Funds from the amount withheld will be a general asset of Man-AHL 130.

     TRANSFERS OF UNITS

     Units may be assigned on the same time frame as they may be redeemed -- i.e., as of the last day of any calendar quarter upon 45 days' notice to the Managing Member. The 15% quarterly limitation on redemptions does not apply to assignments.

     Assignees of Units will not become substituted Unitholders without the consent of the Managing Member. However, the Managing Member intends to give such consent in the case of all suitable assignees who execute a Class appropriate form of Man-AHL 130's Investor Application Form.

     UNITS MAY ONLY BE ASSIGNED (EXCEPT BY WAY OF GIFT) TO ACCREDITED INVESTORS.

CONFLICTS OF INTEREST; TRANSACTIONS BETWEEN MAN GROUP AND MAN-AHL 130

     GENERAL

     Neither the Managing Member nor Man-AHL 130 has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how the Managing Member or Man-AHL 130 resolves these conflicts which can be relied upon by investors as ensuring that Man-AHL 130 is treated equitably with other clients of the Managing Member.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by the Managing Member in a manner which causes Man-AHL 130 losses. The value of a Unitholder's investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     NO NEGOTIATIONS OVER BUSINESS TERMS

     The business terms of Man-AHL 130 were not negotiated. The Managing Member unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the Man Group.

     These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to consider such terms in making investment decisions.

     THE MAN GROUP


     The Managing Member organized and controls Man-AHL 130. The Managing Member and its affiliates are primary service providers to Man-AHL 130 and will remain so, even if using other firms might be better for Man-AHL 130. Futures and alternative strategy trading is highly competitive. None of the fees paid by Man-AHL 130 to the Managing Member or any affiliate of the Managing Member were negotiated, and they may be higher than would have been obtained in arm's-length bargaining. To the extent that Man Group entities continue to be retained by Man-AHL 130 despite providing services at non-competitive fees, Man-AHL 130's performance is likely to be negatively impacted.


     The Managing Member allocates its resources among a number of different funds. The Managing Member has financial incentives to favor certain funds over others.

     For example, although the Managing Member and its affiliates attempt to deal with all of the funds and accounts with which they are associated on a pari passu basis, certain funds and accounts may pay higher fees and commissions to the Managing Member and its affiliates than others. Accordingly, were the Managing Member or one of its affiliates to be in the position, for example, of allocating a particular trading opportunity among such funds and accounts, the Managing Member or such affiliate would have incentives to allocate such trading opportunity to the fund or account from which the Managing Member or such affiliate received the highest fees and/or commissions. While the Managing Member and its affiliates believe that they deal equitably with all of the funds and accounts which they manage, prospective investors should be aware that financial incentives not to do so are present.

     The Managing Member's interest in maximizing its revenues could cause it to take actions which are detrimental to Man-AHL 130 in order to increase the Managing Member's income from Man-AHL 130 or decrease its costs in sponsoring Man-AHL 130. Also, because the Managing Member does not have to compete with third parties to provide services to Man-AHL 130, there is no independent check on the quality of such services.

     MAN-AHL 130'S INVESTMENT IN THE AHL DIVERSIFIED PROGRAM

     The AHL Diversified Program is operated by members of the Man Group, which receive substantial compensation for doing so. Man-AHL 130 does not expect to allocate its capital to any other managed futures program, even if doing so would be in the best interests of Man-AHL 130.

     THE CLEARING BROKER


     Man-AHL 130 pays substantial brokerage commissions as well as administrative fees to the Clearing Broker, in which Man Group plc holds a significant minority interest, and clearing fees on forward trades to MF Global UK Limited, an affiliate of the Clearing Broker.



     Although certain of the Clearing Broker's clients may pay lower brokerage rates than Man-AHL 130, the brokerage commission rates charged by the Clearing Broker to Man-AHL 130 are those generally available to the Clearing Broker's unaffiliated institutional customers. Man-AHL 130's expected annual brokerage commissions as a percentage of average Net Asset Value are approximately 1%. The Clearing Broker has agreed to limit the annual commodity brokerage commissions paid by Man-AHL 130 to no more than 3% of Man-AHL 130's average month-end Net Asset Value during each fiscal year. However, this limitation does not assure that the brokerage rates charged to Man-AHL 130 are competitive.


     The Clearing Broker may execute trades for multiple clients in the same markets at the same time. Other clients may receive better prices than Man-AHL 130 on such trades.

     The Clearing Broker must allocate its resources among many different clients. Because the Clearing Broker's clients are charged different rates and fees, the Clearing Broker may have financial incentives to favor certain accounts over Man-AHL 130. Because of the competitive nature of the markets in which Man-AHL 130 trades, to the extent that the Clearing Broker prefers other clients over Man-AHL 130, Man-AHL 130 may incur losses.

     The Clearing Broker does not have to compete to provide services to Man-AHL 130; consequently, there is no independent check on the quality of its services.

     MAN-AHL 130'S INVESTMENT IN THE MAN-GLENWOOD FUNDS

     The Man-Glenwood Funds are operated by members of the Man Group, which receive substantial compensation for doing so. Man-AHL 130 does not expect to allocate any portion of its capital to any other fund of funds, even if doing so would be in the best interests of Man-AHL 130. The Selling Agent receives an investor servicing fee of 0.50% of net assets per annum for the provision of investor services to the Man-Glenwood Funds, calculated monthly and paid quarterly.

     Glenwood and its affiliates, as well as many of the Sub-Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Man-Glenwood Funds, the Portfolio Company and the Sub-Funds they manage. In addition, investment professionals associated with Glenwood or the Sub-Fund Managers may carry on investment activities for their own accounts and the accounts of family members. The Man-Glenwood Funds, the Portfolio Company and the Sub-Funds have no interest in these activities. As a result of the foregoing, Glenwood and the Sub-Fund Managers will be engaged in substantial activities other than on behalf of the Man-Glenwood Funds, the Portfolio Company or the Sub-Funds and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and the other accounts managed by Glenwood or its affiliates.

     THE MAN-GLENWOOD FUNDS' BROKERS AND DEALERS

     The brokers and dealers used by the Sub-Funds are generally selected by each Sub-Fund Manager individually. These Sub-Fund Managers, in selecting executing brokers or dealers or in negotiating commissions, may, and typically will, consider factors other than merely "best price"; for example: financial responsibility and reputation; range and quality of the services made available to the Sub-Funds Managers' clients; and professional services, including execution, clearance procedures and ability to provide supplemental performance, statistical and other research information for consideration, analysis and evaluation by the respective Sub-Funds Managers.

     The Man-Glenwood Funds may trade options and other derivatives for hedging purposes and will also select brokers. In general, the Man-Glenwood Funds do not select brokers affiliated with the Man Group for such purposes.

     SELLING AGENTS


     The Selling Agent and Additional Selling Agents receive substantial sales compensation for selling the Units. Consequently, the Selling Agent and Additional Selling Agents have a conflict of interest in advising their clients whether to invest in Man-AHL 130.


     The Selling Agent and Additional Selling Agents receive ongoing Client Servicing Fees, as described herein. As the Selling Agent is an affiliate of the Managing Member, the Client Servicing Fees paid to the Selling Agent were not negotiated at arm's length. These commissions increase the overall costs to which Series 1 Units of Class A and Class B are subject, to the detriment of investors in such Series. The Selling Agent and Additional Selling Agents will have a conflict of interest in that if a client redeems, the Selling Agent or the Additional Selling Agent will no longer receive ongoing Client Servicing Fees in respect of the capital invested by such client.


     Because the Selling Agent's affiliates will receive advisory fees in respect of Man-AHL 130's trading activities, the Selling Agent may have incentives to solicit investments for Units that a selling agent without any affiliation to the management of Man-AHL 130 would not have. The Selling Agent may have similar incentives due to Man Group plc's interest in the Clearing Broker.


     INCENTIVE COMPENSATION

     Because AHL receives incentive compensation in respect of the AHL Diversified Program, AHL may have an incentive to trade the AHL Diversified Program in a more speculative manner than it otherwise would.

     Because the Sub-Fund Managers are eligible to receive incentive compensation from the Sub-Funds, Sub-Fund Managers may have an incentive to trade the Sub-Funds in a more speculative manner than they otherwise would.

SUMMARY OF THE LIMITED LIABILITY COMPANY AGREEMENT

     The LLC Agreement effectively gives the Managing Member full control over the management of Man-AHL 130. Unitholders have no voice in its operations.

     Although, as Unitholders, investors have no right to participate in the control or management of Man-AHL 130, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information sufficient to permit investors to pay estimated taxes (and eventually final taxes); (iii) inspect Man-AHL 130's books and records in the manner described below; (iv) redeem Units; and (v) not have the business terms of Man-AHL 130 changed in a manner which increases the compensation received by the Managing

Member or its affiliates without the unanimous consent of each affected Series.

     Unitholders' voting rights extend to any proposed change in the LLC Agreement which would adversely affect them, as well as to their right to terminate Man-AHL 130's contracts with affiliates of the Managing Member. Unitholders also have the right to call meetings of Man-AHL 130 in order to permit Unitholders to vote on any matter on which they are entitled to vote, including the removal of the Managing Member as managing member of Man-AHL 130.

     Unitholders or their duly authorized representatives may inspect Man-AHL 130's books and records, for any purpose reasonably related to their status as Unitholders of Man-AHL 130, during normal business hours upon reasonable written notice to the Managing Member. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Unitholders represent that the inspection and/or copies of such records will not be for commercial purposes or for purposes unrelated to such Unitholders' interest in Man-AHL 130.

     FINANCIAL AND TAX ALLOCATIONS

     The LLC Agreement provides for the economic and tax allocations of Man-AHL 130's profit and loss. Economic allocations are based on Unitholders' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Unitholders who redeem at a profit.

     NET ASSET VALUE

     Net Asset Values are determined in accordance with accounting principles generally accepted in the United States of America and include unrealized profits as well as unrealized losses on Man-AHL 130's investments on open commodity positions. Net Asset Value includes the sum of all cash, Treasury bills or other fixed-income instruments, generally valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets, less all liabilities, of Man-AHL 130, including any accrued liabilities, irrespective of whether such liabilities, may, in fact, never be paid. If a futures contract cannot be liquidated on a day with respect to which Net Asset Value is being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such other value as the Managing Member may deem fair and reasonable.

     The Man-Glenwood Funds will provide Man-AHL 130 with a net asset value for Man-AHL 130's investment in the Man-Glenwood Funds as of the last business day of each calendar month.

     STANDARD OF LIABILITY; INDEMNIFICATION

     The Managing Member in its operation of Man-AHL 130 is specifically authorized to engage in the transactions described herein (including those involving affiliates of the Managing Member), and is exculpated and indemnified by Man-AHL 130 against claims sustained in connection with Man-AHL 130, provided that such claims were not the result of negligence or misconduct and that the Managing Member determined that such conduct was in the best interests of Man-AHL 130. Indemnification by Man-AHL 130 for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained; or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs (including the litigation costs) should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

     AMENDMENTS

     The Managing Member may amend the LLC Agreement in any manner not adverse to the Unitholders without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in the tax code or regulations or any other changes the Managing Member deems advisable so long as they do not change the basic investment policy or structure.

TAX CONSEQUENCES

     Based upon certain representations made by the Managing Member, in the opinion of Sidley Austin LLP, Man-AHL 130 will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly-traded partnership." Accordingly, Man-AHL 130 will not pay any federal income tax.

     The opinion of Sidley Austin LLP is not binding on the Internal Revenue Service ("IRS") or on any court, and there can be no assurance that the IRS will not assert that Man-AHL 130 should be treated as an association taxable as a corporation or as a "publicly-traded partnership" taxable as a corporation.

     In the opinion of Sidley Austin LLP the following summary of the tax consequences to an individual United States taxpayer who invests in Man-AHL 130 is materially correct.

     Sidley Austin LLP's opinion is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The following discussion assumes that Man-AHL 130 will be treated as a partnership for federal income tax purposes.

     TAXATION OF UNITHOLDERS

     Each Unitholder will be required to report on its federal income tax return such Unitholder's allocable share of Man-AHL 130's income, gains, losses, deductions, credits and other items for Man-AHL 130's taxable year ending with or within the Unitholder's taxable year, whether or not any distribution of cash or other property is made to the Unitholder in that year.

     At the end of each taxable year, items of Man-AHL 130 income, expense, gain, loss and deduction, as determined for federal income tax purposes, will be allocated among the Unitholders which held Units during such taxable year. A Unitholder's distributive share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the LLC Agreement, unless the items so allocated do not have "substantial economic effect" and are not in accordance with the Unitholders' Units. Under the LLC Agreement, tax allocations are generally made in a manner consistent with the financial allocations made to the Unitholders' capital accounts and therefore either should have substantial economic effect or should be in accordance with the Unitholders' Units.

     LIMITATIONS ON DEDUCTIBILITY OF MAN-AHL 130 LOSSES BY UNITHOLDERS

     The amount of any Man-AHL 130 loss that a Unitholder is entitled to include on its income tax return is limited to such Unitholder's adjusted tax basis for its Units as of the end of Man-AHL 130's taxable year in which such loss occurred. Generally, a Unitholder's adjusted tax basis for its Units is the amount paid for such Units reduced (but not below zero) by such

Unitholder's share of losses and expenses, and any distributions made to such Unitholder, and increased by such Unitholder's share of Man-AHL 130's income, including gains.

     CASH DISTRIBUTIONS

     Cash received from Man-AHL 130 by a Unitholder as a distribution generally is not reportable as taxable income by such Unitholder, except to the extent such distribution exceeds a Unitholder's adjusted tax basis for its Units. Any such excess is taxable to such Unitholder as gain from the sale or exchange of such Units. Allocations of Man-AHL 130 income increase the tax basis for a Unitholder's Units at the end of the taxable year. Cash distributions during the taxable year could result in taxable gain to a Unitholder even though no gain would result if the same cash distributions were made following Man-AHL 130's allocation of income at the end of the taxable year.

     A cash distribution in withdrawal or in redemption of all of a Unitholder's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of such distribution and the Unitholder's adjusted tax basis for such Units (including such Unitholder's distributive share of Man-AHL 130's income or loss for the year of such distribution).

     GAIN OR LOSS ON SECTION 1256 CONTRACTS

     Man-AHL 130's investment assets may include certain futures contracts traded on United States exchanges as well as certain forward contracts ("Section 1256 Contracts"). Under the mark-to-market system of taxing Section 1256 Contracts, any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated by transactions in
Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

     LIMITED DEDUCTION FOR CERTAIN EXPENSES

     The Code provides that expenses of producing income, including investment advisory fees, are to be aggregated with certain other expenses (collectively, "Aggregate Investment Expenses"), and the aggregate amount of such expenses is deductible only to the extent such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income. In addition, Aggregate Investment Expenses, when combined with an individual taxpayer's deductions for certain other items, are subject to a reduction equal to generally 3% of the taxpayer's adjusted gross income over a certain threshold amount. Moreover, such expenses are not deductible in computing a non-corporate taxpayer's alternative minimum tax liability. The Managing Member may treat the expenses of Man-AHL 130 (excluding amounts treated as syndication fees) as ordinary business deductions not subject to the foregoing limitations. However, the IRS could contend that all or a portion of such expenses should be treated as "investment advisory fees." To the extent that the characterization of these expenses as investment advisory fees were to be sustained, each non-corporate Unitholder's share of the amounts so characterized would be subject to the foregoing limitations on deductibility.

     SYNDICATION FEES

     Neither Man-AHL 130 nor the Unitholders are entitled to any deduction for any placement and/or referral fees paid to persons who introduce prospective investors, which may include amounts paid to the Selling Agent. Such expenses may be taken into account by a Unitholder for purposes of determining capital gain or loss upon redemption of its Units in Man-AHL 130.

     LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

     Non-corporate Unitholders may be subject to certain limitations on the deductibility of interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.

     QUALIFIED DIVIDEND INCOME

     Qualified dividend income received in taxable years on or before December 31, 2010, is subject to tax at a 15% rate. Generally, qualified dividend income is dividends received from US corporations and from certain foreign corporations, including foreign corporations whose shares are listed on an established securities market in the United States. Qualified dividend income does not include payments "in lieu of" dividends received from stock lending transactions nor dividends received on stock to the extent the taxpayer is obligated to make related payments with respect to substantially similar or related property (e.g., a short sale of such stock).

     PASSIVE ACTIVITY RULES

     The investment activities of Man-AHL 130 do not constitute a "passive activity," with the result that losses resulting from a Unitholder's "passive activities" cannot be offset against Man-AHL 130's income.

     CLASS B INVESTMENTS IN MAN-GLENWOOD LEXINGTON TEI, LLC

     Tax-exempt investors that invest in a partnership or limited liability company which participates, either directly or through investing in other partnerships or limited liability companies which engage, in leveraged securities trading are subject to federal income tax on the portion of the income from such investment that is treated as "unrelated business taxable income" ("UBTI"). Man-Glenwood Lexington TEI, LLC has been structured so that tax-exempt investors will not be subject to tax on UBTI arising from such investment, due to the investment in the Portfolio Company that invests in the Sub-Funds being made through an entity which is treated as a corporation, not as a partnership, for US tax purposes. Such entity itself may, however, be subject to withholding tax on any portion of its income deemed to be effectively connected to a US trade or business engaged in by one or more Sub-Funds.

     STATE AND LOCAL TAXES

     In certain cases, Man-AHL 130 may be subject to entity-level state and local taxes in states in which the profits of Man-AHL 130 are deemed to be sourced. Each Unitholder may be required to report and pay state and local tax on such Unitholder's distributive share of the profits of Man-AHL 130 in the state and municipality in which the Unitholder resides and/or other jurisdictions in which income is earned by Man-AHL 130.

     MAN-AHL 130 AUDITS

     The tax treatment of Man-AHL 130 items is determined at the Man-AHL 130 level rather than at the Unitholder level. The Managing Member is the "Tax Matters Partner" of Man-AHL 130 with the authority to determine Man-AHL 130's response to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to Man-AHL 130 is generally three years after Man-AHL 130's return for the taxable year in question is filed, and the Managing Member has the authority to, and may, extend such period with respect to all Unitholders. Certain tax positions which the Managing Member may elect to take on behalf of Man-AHL 130 may increase the chance that Man-AHL 130's return will be audited. If an audit results in an adjustment, all Unitholders may be required to pay additional tax, interest and, possibly, penalties. There can be no assurance that Man-AHL 130's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

BENEFIT PLAN INVESTORS

     GENERAL

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in Man-AHL 130 (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan," as defined in ERISA, and "plan," as defined in Section 4975 of the Code, together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in Man-AHL 130, including the role that an investment in Man-AHL 130 plays in the Plan's overall investment portfolio. In addition, each Plan Fiduciary, before deciding to invest in Man-AHL 130, must be satisfied that investment in Man-AHL 130 is a prudent investment for the Plan, that the investments of the Plan, including the investment in Man-AHL 130, are diversified so as to minimize the risk of large losses and that an investment in Man-AHL 130 complies with the terms of the Plan and the related trust. Each Plan Fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

     "PLAN ASSETS"


     The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of Man-AHL 130 to constitute assets of such Plan. ERISA and regulations issued thereunder (the "ERISA Regulation") contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the "25% Exception").


     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

     The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by "benefit plan investors" (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term "benefit plan investors" includes all Plans (i.e., all "employee benefit plans" as defined in, and subject to the fiduciary responsibility provisions of, ERISA and all "plans" as defined in and subject to Section 4975 of the Code) and all entities that hold "plan assets" (each, a "Plan Assets Entity") due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity's equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.


     During such time, if any, that Class B Units are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to Class B Units pursuant to the rules described above. During such time, as any, that the Publicly-Offered Security Exception does not apply to Class B Units, as determined by the Managing Member, Man-AHL 130 intends to comply with the 25% Exception. This may require Man-AHL 130 to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem. Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as Man-AHL 130, in its sole discretion, determines. In order to enable Man-AHL 130 to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.


     INELIGIBLE PURCHASERS


     In general, Units may not be purchased with the assets of a Plan if the Managing Member, the Administrator, the Clearing Broker, any Sub-Fund Manager, the Escrow Agent, any wholesaler, the Selling Agent, any Additional Selling Agent or any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and
Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Man-AHL 130 are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY MAN-AHL 130, THE MANAGING MEMBER, THE SELLING AGENT, ANY ADDITIONAL SELLING AGENT OR ANY OTHER PARTY RELATED TO MAN-AHL 130 THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER FINANCIAL AND LEGAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN MAN-AHL 130 IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, ERISA AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

     SUBSCRIPTION PROCEDURE

     The Units are offered as of the beginning of each month.

     The Selling Agent has not made any firm commitment to acquire or sell any specified dollar amount of Units of any Class.


     Class A Units and Class B Units are substantially the same. Class A Units access the Portfolio Company by investing in Man-Glenwood Lexington, LLC while Class B Units -- offered only to tax-exempt investors -- do so by investing in Class A Units of Man-Glenwood Lexington TEI, LLC, thereby avoiding being subject to "unrelated business taxable income" (which is taxable to otherwise tax-exempt investors) on Class B Unitholders' investment in Man-AHL 130. The eligibility to invest in Class A Series 1 or Class B Series 1 Units, on the one hand, or Class A Series 2 or Class B Series 2 Units, on the other, is based entirely on whether the investor is investing in Man-AHL 130 as part of such investor's participation in a selling agent or registered investment advisor fixed-fee or asset-based fee investment or advisory program under which an investor pays a fee based on the investor's assets in the program to its broker or advisor but not sales commissions or whether the investor is a direct institutional investor purchasing Units through the Selling Agent.



     Class A Series 1 Units and Class A Series 2 Units are issued at their respective Net Asset Values as of each month-end. Class B Units will be issued initially at the then current Net Asset Value of Class A Units. The initial offering period for Class B Units will end March 31, 2008, subject to earlier termination as designated by the Managing Member provided that Man-AHL 130 has received subscriptions for at least 10,000 Class B Units. If subscriptions for at least 10,000 Class B Units have not been received during the initial offering period for such Units, the offering of Class B Units will be terminated and subscription proceeds, together with any interest earned thereon, will be returned to subscribers within five business days of the termination date. Class B Units will commence operations once the minimum amount of subscriptions for Class B Units has been received by Man-AHL

130; provided, however, that if less than 100 investors have subscribed for Class B Units during the initial offering period for such Units, the Managing Member may elect to terminate the offering of such Units, in which case Class B Units will not be issued, subscribers will be notified and subscription funds will be returned as above. Following the initial issuance of a Class B Series' Units, Units will be issued at the Net Asset Value per Unit of such Series as of each month-end.



     In order to purchase Units, you must complete, sign and deliver to the Selling Agent or an Additional Selling Agent an original of the Class appropriate Investor Application Form which accompanies this Prospectus, together with a wire transfer or check in the amount of your subscription pursuant to the instructions provided in the Class appropriate Investor Application Form. Prior to the commencement of operations with respect to Class B Units, subscription proceeds for Units of such Class will be deposited in escrow with the Escrow Agent, pending investment in Man-AHL 130.


     The Managing Member will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Member expects to make its determination within five business days of the submission of a subscription to Man-AHL 130.

     Once Units of a Class have been issued, the Managing Member may elect not to use an escrow account during the ongoing offering of Units of such Class, there being no minimum number or dollar amount of such Units that must be sold as of each month-end for Units then to be sold. In such case, subscriptions will be received directly by Man-AHL 130 in a subscription account, however, no fees will apply to subscriptions held pending investment in Man-AHL 130's trading account.

     ALL SUBSCRIBERS MUST BE ACCREDITED INVESTORS.

     Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "Accredited Investors." Individual "Accredited Investors" must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "Accredited Investors" must generally have a net worth of $5,000,000. "Accredited Investor" status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.

     The Managing Member, or the Selling Agent selling the Units, will make every reasonable effort to determine the suitability of prospective Unitholders in Man-AHL 130 through information received on the Class appropriate Investor Application Form. Generally, the Managing Member or its designee must receive subscription documents by the sixth business day before the end of a month for them to be accepted as of the first day of the immediately following calendar month.

     Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber's Investor Application Form to Man-AHL 130.

     Man-AHL 130 will receive any interest earned on accepted subscriptions held in the Escrow Account pending investment in Man-AHL 130, except as described below.


     Prior to the initial issuance of Class B Units, rejected subscriptions for such Units will be returned to investors, together with any interest actually earned thereon, promptly following the beginning of the month for which the subscription was rejected or sooner if practicable. Subscription funds received in respect of Class A Units, if rejected, will be returned without interest. Subscription proceeds received in respect of Class B Units, after the initial issuance of such Units, if rejected, will be returned without interest.

SELLING AGENTS

     No upfront sales load will be paid on any Units. The Selling Agent will receive a Client Servicing Fee in an amount equal to 1.25% per annum of the annual month-end Net Asset Value of each Class A Series 1 and Class B Series 1 Unit, payable quarterly in arrears for as long as such Unit remains outstanding, subject to the following. In compliance with the limitations of NASD Rule 2810(b)(4)(B)(i), selling commissions (including the Client Servicing Fee) paid in respect of the Units will not exceed 10% of the issuance price of all Units sold. The Selling Agent may allot all or a portion of the Client Servicing Fee to the Additional Selling Agents.


     Once the Selling Agent has received aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit (or, if earlier, such Unit has been charged aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of such Unit), the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 or Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit.


     Class A Series 2 and Class B Series 2 Units, which are available for sale exclusively to (i) participants in selling agent asset-based or fixed-fee investment programs and registered investment advisor fee-based advisory programs and (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts which purchase Units through the Selling Agent, are not charged the Client Servicing Fee.

     The Selling Agent may engage one or more registered broker-dealers to assist the Selling Agent with the offer and sale of the Units. The Selling Agent (or its affiliates), not Man-AHL 130, will compensate such Additional Selling Agents subject to the limitations of NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions.

     The Selling Agent may pay, from its own resources, brokers and dealers and investor service providers for ongoing investor servicing, including for custodian services. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information, inclusion on preferred provider lists and support services to clients, and the provision of other services. However, any such amounts paid to Additional Selling Agents, when aggregated with the Client Servicing Fee paid in connection with the sale of the Units, shall not exceed 10% of the gross proceeds of the offering of the Units.

     The Managing Member or the Selling Agent may also engage one or more registered broker-dealers to solicit other broker-dealers to become additional Selling Agents and to assist those Additional Selling Agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler may receive a portion of the Client Servicing Fee that would otherwise be paid to the Additional Selling Agents or may be compensated directly by the Selling Agent.

     Pursuant to the General Distributor's Agreement among Man-AHL 130, the Managing Member and the Selling Agent, the Managing Member, not Man-AHL 130, has agreed to indemnify, defend and hold the Selling Agent and its affiliates harmless from and against any and all claims, demands, liabilities and expenses that the Selling Agent and its affiliates may incur in the capacity of Selling Agent for Man-AHL 130. The Selling Agent will only be liable to Man-AHL 130 for losses resulting from the negligence or misconduct on its part in the performance of its duties under the General Distributor's Agreement, or from its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Units.

REPORTS

     The Managing Member will provide investors with monthly account statements annual audited financial statements, and federal income tax information. The most recent redemption Net Asset Value per Unit is available by calling representatives of the Managing Member at (866) 436-2512.

     If, at the close of business, as determined by the Managing Member, on any day, the Unit Net Asset Value of the Units of any Series has decreased to 50% or less of the previous month-end Unit Net Asset Value of such Units, the Managing Member will declare a "special redemption date" and notify the Unitholders. Any such notice will contain a description of the Unitholders' voting rights.

LAWYERS; ACCOUNTANTS

     Sidley Austin LLP, New York, New York and Chicago, Illinois, served as legal counsel to the Managing Member in connection with the organization of Man-AHL 130 and the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the Managing Member in matters relating to the operation of Man-AHL 130 -- including, without limitation, on matters relating to its fiduciary obligations -- on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or Man-AHL 130 in the course of the organization of Man-AHL 130, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of Man-AHL 130 relating to themselves and the Units have not been negotiated at arm's length.


     The Financial Statements of Man-AHL 130, LLC as of March 31, 2007 and 2006, and for the year ended March 31, 2007 and the period from April 14, 2005 (date of inception) through March 31, 2006, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.



     The Man Investments (USA) Corp. Statement of Financial Condition as of March 31, 2007 included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, given on the authority of that firm as experts in auditing and accounting.


PRIVACY POLICY

     Our Commitment to Your Privacy. The Managing Member and Man-AHL 130 believe that protecting the privacy of your nonpublic information is of utmost importance and, therefore, we are committed to maintaining the privacy of the nonpublic personal information we obtain from you and from other sources about you. Accordingly, we are providing you with the following information relating to the Managing Member's and Man-AHL 130's privacy policy and procedures.

     The Information We Collect and Sources of Information. BECAUSE YOUR PERSONAL AND FINANCIAL DATA IS PRIVATE INFORMATION, WE DO NOT SELL YOUR INFORMATION TO ANYONE. Instead, your information is used by us to help identify you, evaluate your subscription for Units and manage your investment. We collect this information from a variety of sources, including:

- information we receive from you in the Class appropriate Investor Application Form or other forms, whether written or electronic. This information includes, but is not limited to, your name, address, social security number and information about your level of income, net worth and investment experience;

- information about your transactions with us and our affiliates or others. This information could include your use of various products and services that we and our affiliates provide;

-    information we receive from our affiliates;

- information we receive from other third parties such as demographic firms. This information could include investment preferences; and

- information we receive from you online, such as cookies (small pieces of data stored by your Internet browser on your computer) or other technology that may be used to, among other things, remember passwords for you, help us track your website usage, or provide you with customized content.

     Information We Disclose. We do not disclose any information on current or former investors to any nonaffiliated third party except as permitted or required by law. For example, we may:

- share information with regulatory authorities and law enforcement officials who have jurisdiction over us or if we are required to do so by US or other applicable law;

-    provide information to protect against fraud;

-    share information with your prior consent;

- share information with service providers that perform administrative or marketing services on our behalf including, without limitation, the Selling Agent and the Additional Selling Agents; or

-    share information with our accountants, attorneys and auditors.

     In addition, we may share information about you with our affiliates as permitted by law, such as information about your transactions or experiences with us, our affiliates or others. Our affiliates are financial service providers and include broker-dealers, investment advisors, CPOs and CTAs.

     How We Safeguard Your Information. We maintain physical, electronic and procedural safeguards that comply with federal standards in order to guard your nonpublic personal information. We restrict and limit access to nonpublic personal information about you to: (i) those employees who need to know that information to provide products or services to you; and (ii) those nonaffiliated third parties whose access to such information is permitted by law and who need to know that information in order to assist us in providing you with the products and services you receive from us.

     We educate and train our employees on how to properly handle personal information and safeguard customer information and prevent unauthorized access, disclosure or use. In addition, affiliates and nonaffiliated third parties that have access to personal information must agree to follow appropriate standards of security and confidentiality.

     We Will Keep You Informed of Our Privacy Policy. As required by federal law, we will be informing you of our privacy policy annually. We may amend this policy at any time, and we will inform you of changes as required by law.

     If you have any questions regarding our privacy policy or if the information we have about you has changed, please contact us at (866) 436-2512.

INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
MAN-AHL 130, LLC
   Report of Independent Registered Public Accounting Firm...............     58
   Statements of Financial Condition as of March 31, 2007 and 2006.......     59
   Statements of Operations for the Year Ended March 31, 2007 and for the
      Period April 14, 2005 (Date of Inception) through March 31, 2006...     60
   Statements of Changes in Member's Equity for the Year Ended
      March 31, 2007 and for the Period April 14, 2005 (Date of
      Inception) through March 31, 2006..................................     61
   Statements of Cash Flows for the Year Ended March 31, 2007 and for the
      Period April 14, 2005 (Date of Inception) through March 31, 2006...     62
   Notes to Financial Statements for the Year Ended March 31, 2007
      and for the Period April 14, 2005 (Date of Inception) through
      March 31, 2006.....................................................     63
   Statements of Financial Condition as of June 30, 2007 (unaudited) and
      March 31, 2007.....................................................     66
   Statements of Operations for the three months ended June 30, 2007
      and 2006 (unaudited)...............................................     67
   Statements of Changes in Member's Equity for the three months ended
      June 30, 2007 and 2006 (unaudited).................................     68
   Statements of Cash Flows for the three months ended June 30, 2007 and
      2006 (unaudited)...................................................     69
   Notes to Financial Statements (unaudited).............................     70

MAN INVESTMENTS (USA) CORP.
   Report of Independent Auditors........................................     72
   Statement of Financial Condition as of March 31, 2007.................     73
   Notes to Statement of Financial Condition.............................     74
   Statement of Financial Condition (unaudited) as of June 30, 2007......     79
   Notes to Statement of Financial Condition (unaudited) as of
      June 30, 2007......................................................     80


   Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                                   ----------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member of
Man-AHL 130, LLC:


We have audited the accompanying statements of financial condition of Man-AHL 130, LLC (the "Company") as of March 31, 2007 and 2006, and the related statements of operations, changes in member's equity and cash flows for the year ended March 31, 2007 and for the period April 14, 2005 (date of inception) through March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and 2006, and the results of its operations, its changes in member's equity, and its cash flows for the year ended March 31, 2007 and for the period April 14, 2005 (date of inception) through March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP



Chicago, Illinois
June 15, 2007

MAN-AHL 130, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

STATEMENTS OF FINANCIAL CONDITION

                                  MARCH 31, 2007   MARCH 31, 2006
                                  --------------   --------------
ASSETS
CASH                                  $10,000          $10,000
                                      -------          -------
TOTAL                                 $10,000          $10,000
                                      =======          =======

LIABILITIES AND MEMBER'S EQUITY
LIABILITIES                           $    --          $    --
                                      -------          -------
MEMBER'S EQUITY                        10,000           10,000
                                      -------          -------
TOTAL                                 $10,000          $10,000
                                      =======          =======

See notes to financial statements.

MAN-AHL 130, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

STATEMENTS OF OPERATIONS

                                                                  FOR THE PERIOD
                                                                  APRIL 14, 2005
                                                               (DATE OF INCEPTION)
                                                YEAR ENDED           THROUGH
                                              MARCH 31, 2007      MARCH 31, 2006
                                              --------------   -------------------
INVESTMENT INCOME                                   $--                $--
EXPENSES                                             --                 --
                                                    ---                ---
NET INVESTMENT INCOME                                --                 --
REALIZED AND UNREALIZED GAIN ON INVESTMENTS          --                 --
                                                    ---                ---
NET INCOME                                          $--                $--
                                                    ===                ===

See notes to financial statements.

MAN-AHL 130, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

STATEMENTS OF CHANGES IN MEMBER'S EQUITY

MEMBER'S EQUITY--April 14, 2005 (date of inception)   $    --
CAPITAL CONTRIBUTION                                   10,000
                                                      -------
MEMBER'S EQUITY--March 31, 2006                       $10,000
CAPITAL CONTRIBUTION                                       --
                                                      -------
MEMBER'S EQUITY--March 31, 2007                       $10,000
                                                      =======

See notes to financial statements.

MAN-AHL 130, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)

STATEMENTS OF CASH FLOWS

                                                                        FOR THE PERIOD
                                                                        APRIL 14, 2005
                                                                     (DATE OF INCEPTION)
                                                      YEAR ENDED           THROUGH
                                                    MARCH 31, 2007      MARCH 31, 2006
                                                    --------------   -------------------
CASH FLOWS FROM FINANCING ACTIVITIES --
   Capital contribution                                 $    --            $10,000
                                                        -------            -------
      Net cash provided from financing activities            --             10,000
                                                        -------            -------
NET INCREASE IN CASH                                         --             10,000
NET CASH--Beginning of period                            10,000                 --
                                                        -------            -------
NET CASH--End of period                                 $10,000            $10,000
                                                        =======            =======

See notes to financial statements.

MAN-AHL 130, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)


NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2007, AND FOR THE PERIOD APRIL 14, 2005 (DATE OF INCEPTION) THROUGH MARCH 31, 2006


1.   ORGANIZATION


     Man-AHL 130, LLC (the "Company") is a Delaware limited liability company designed as a structured managed futures product which offers investors enhanced yield and diversification benefits. The Company was formed on April 14, 2005. The Company was funded with an initial $10,000 investment from Man Investments (USA) Corp. ("MI USA"), its managing member, on May 10, 2005.



     On June 28, 2005, the Company filed a registration statement under the Securities Act of 1933 (the "1933 Act") which registration statement was subsequently amended. On February 1, 2007, the Company's registration statement was declared effective by the SEC.


     The Company expects to invest the majority of its capital into a managed futures program (the "AHL Diversified Program"). The Company's objective in investing in the AHL Diversified Program is to recognize substantial profits while achieving diversification, as this program has had historically low correlation to traditional stock and bond portfolios. Additionally, the Company expects to invest a portion of its capital in one or both of the following registered investment companies: Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, "Man-Glenwood"). The Company will account for its investment in Man-Glenwood on an equity basis, including only the net asset value of such investment in the Company's financial statements.


     The Company's managing member is MI USA, a Delaware corporation. MI USA is registered with the CFTC as a commodity pool operator and a commodity trading advisor, and is a member of the NFA. MI USA is also registered with the SEC as an investment adviser. MI USA is a subsidiary of Man Group plc, a diversified global financial services firm listed on the London Stock Exchange.


     Man-AHL (USA) Limited manages the AHL Diversified Program. Man-AHL (USA) Limited is an affiliate of MI USA and a member of Man Group plc. Man-AHL
     (USA) Limited is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor and is a member of the National Futures Association ("NFA"), in addition to registration with the Financial Services Authority in the United Kingdom.


     The AHL Diversified Program clears its futures and forward trades exclusively through Man Financial Inc. and its affiliates ("Man Financial"), which are affiliates of MI USA, Man-AHL (USA) Limited and a member of Man Group plc.





     Glenwood Capital Investments, L.L.C. ("GCI") acts as an administrator to Man-Glenwood. GCI is an Illinois limited liability company and is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the NFA. GCI is also registered with the SEC as an investment adviser. GCI is an affiliate of MI USA, Man-AHL (USA) Limited and Man Financial, and is a subsidiary of Man Group plc.

     Man-Glenwood achieve their investment objective through an investment in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), which allocates its capital among a series of "sub-funds." GCI acts as an investment adviser to the Portfolio Company in addition to the services it provides to Man-Glenwood.

     Man Investments Inc. ("MII"), an affiliate of MI USA, Man-AHL (USA) Limited, Man Financial and GCI, and a subsidiary of Man Group plc, will act as the Company's selling agent.


     The Company will pay MI USA a management fee at the rate of 0.75% per annum on the month-end net asset value of all outstanding units determined as of the end of each month (before the redemption of any units) and payable quarterly in arrears. The Company will pay Man-AHL (USA) Limited a management fee of 2% per annum on the notional value of Company's allocation to the AHL Diversified Program (the "AHL Account"), which approximates the Company's net asset value, calculated and paid monthly. In addition, Man-AHL (USA) Limited will be entitled to a monthly incentive fee of 20% of any "new net profits" attributable to the net asset value of the AHL Account, subject to a "high water mark."


     GCI receives a management fee of 1.75% of net assets per annum for investment advisory services provided to the Portfolio Company, calculated monthly and paid quarterly. Additionally, GCI receives an administrative fee of 0.25% of net assets per annum for administrative services to each Man-Glenwood fund, calculated monthly and paid quarterly.

     MII receives an investor servicing fee of 0.50% of net assets per annum for the provision of investor services to Man-Glenwood, calculated monthly and paid quarterly.

     The Company will pay MII a 1.25% per annum client servicing fee, calculated monthly and paid quarterly in arrears, on the month-end net asset value of certain units, subject to a maximum commission receipt to MII of 10% of the subscription price of each unit.

     The Company has entered into an administration agreement with an independent third party to provide various services (such as administration, accounting, valuation, tax reporting and investor servicing). The cost of these services is currently estimated at 0.50% of net assets per annum.

     The Company will not begin to accrue these fees until trading operations commence.

     The Company currently intends to accept initial subscriptions for units during an initial offering period. After the Company begins operations, units will be offered on the first day of each month. Redemptions will be accepted quarterly, with a 45-day notice period. No more than 15% of the Company's total outstanding units may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of the Company's total then outstanding units, each redemption request will be pro rated so that no more than 15% of the Company's total then outstanding units are redeemed. In the event that the Company receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Company will cease its trading and investment activities and will terminate as promptly as possible.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     The Company will value its Man-Glenwood investment at its net asset value, which approximates fair value, as provided by each Man-Glenwood fund.

     The Company will record its transactions in futures and forward contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange will be valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by the Company on the day with respect to which the Company's net assets are being determined. Open forward contracts traded on the interbank market will be valued at their settlement price on the day with respect to which the Company's net assets are being determined.


     MI USA, or an affiliate, assumed organizational and offering costs of $55,000 and $462,785, respectively for the year ended March 31, 2007. MI USA, or an affiliate, assumed organizational and offering costs of $67,400 and $651,600, respectively for the period April 14, 2005 (date of inception) through March 31, 2006.



3.   PARTNERSHIP TAXES



     Upon the admittance of a second member, the Company will be treated as a partnership for federal income tax purposes. As such, members are individually liable for the taxes on their share of the Company's income or loss.



4.   CAPITAL STRUCTURE



     The Company expects to offer two classes of units of limited liability company interests (either Class A or Class B "Units"). These classes have substantially identical trading portfolios except that Class A Units are offered to taxable investors and invest in Man-Glenwood Lexington, LLC and Class B Units are offered to tax-exempt investors and invest in Man-Glenwood Lexington TEI, LLC. Additionally, separate series within each class will be issued to taxable and tax-exempt investors who participate in selling agent or registered investment advisor fee based investment or advisory programs. These series will not be subject to the investor servicing fee.



     Each series of Units of each Class will be issued initially at $100 per Unit. Class A Units will commence operations on or about April 1, 2007. The initial offering period for Class B Units will end June 30, 2007, subject to extension until September 30, 2007, or earlier termination as designated by the Managing Member provided that Man-AHL 130 has received subscriptions for at least 10,000 Class B Units. If subscriptions for at least

     10,000 Class B Units have not been received during the initial offering period for such Units, the offering of Class B Units will be terminated and subscription proceeds, together with any interest earned thereon, will be returned to the subscribers within five business days of the termination date. Class B units will commence operations once the minimum amount of subscriptions for Class B Units has been received by Man-AHL 130; provided, however, that if less than 100 investors have subscribed for Class B Units during the initial offering period for such Units, the Managing Member may elect to terminate the offering of such Units, in which case Class B Units will not be issued, subscribers will be notified and subscription funds will be returned as above. Following the initial issuance of a series' Units, Units will be issued at the Net Asset Value per Unit of such series as of each month-end.



5.   SUBSEQUENT EVENTS



     Subsequent to March 31, 2007, MI USA contributed $14.99 million to the Company, which commenced trading on April 2, 2007. Upon commencement of trading, MI USA was issued 150,000 Class A Units at $100 per Unit.



6.   NEW ACCOUNTING PRONOUNCEMENTS



     In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. At adoption, companies must adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained as of the adoption date. As of March 31, 2007, the Company does not believe there will be a material impact as a result from adopting FIN 48.



     In September 2006, the FASB issued Statement on Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of SFAS No. 157 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of March 31, 2007, the Company does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements, however, additional disclosures may be required about the inputs used to develop the measurements and the effect of certain of the measurements reported on the statements of operations for a fiscal period.


                                     ******

MAN-AHL 130, LLC

STATEMENTS OF FINANCIAL CONDITION

                                                             June 30, 2007
                                                              (unaudited)    March 31, 2007
                                                             -------------   --------------
ASSETS

Equity in commodity futures and forwards trading accounts:
   Net unrealized trading gains on open derivatives
   contracts                                                  $   927,076       $    --
   Due from affiliated broker                                   3,795,100            --
                                                              -----------       -------
                                                                4,722,176            --
Investment in Man-Glenwood Lexington, LLC,
   at fair value (cost $ 4,902,638)                             5,004,149            --
Cash and cash equivalents                                       7,293,835        10,000
Advance subscription to Man-Glenwood Lexington, LLC               459,768            --
Expense reimbursement receivable                                  116,150            --
Interest receivable                                                11,820            --
                                                              -----------       -------
TOTAL                                                         $17,607,898       $10,000
                                                              ===========       =======

LIABILITIES & MEMBER'S EQUITY

Subscriptions received in advance                                  50,000            --
Management fees payable                                           112,832            --
Incentive fees payable                                            426,088            --
Affiliated brokerage commission payable                            34,303            --
Accrued professional fees payable                                  98,750            --
Accrued administrative fees payable                                37,500            --
                                                              -----------       -------
   Total liabilities                                              759,473            --
                                                              -----------       -------

MEMBER'S EQUITY

Managing Member
   (150,000 and 0 units outstanding)                           16,848,425        10,000
                                                              -----------       -------
Total Member's equity                                          16,848,425        10,000
                                                              -----------       -------
TOTAL                                                         $17,607,898       $10,000
                                                              ===========       =======
NET ASSET VALUE PER UNIT OUTSTANDING                          $   112.323       $    --
                                                              ===========       =======

See notes to financial statements.

MAN-AHL 130, LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

                                                             For the three   For the three
                                                              months ended    months ended
                                                             June 30, 2007   June 30, 2006
                                                             -------------   -------------
INVESTMENT INCOME:
   Interest income                                            $  113,383          $--

EXPENSES:
   Management fees                                               112,832           --
   Incentive fees                                                426,088           --
   Affiliated brokerage commissions                               71,728           --
   Professional fees                                              98,750           --
   Administrative fees                                            37,500           --
   Other                                                           4,645           --
                                                              ----------          ---
   TOTAL EXPENSE                                                 751,543           --

Less reimbursed expenses                                        (116,150)          --
                                                              ----------          ---
   Net expenses                                                  635,393           --
                                                              ----------          ---
NET INVESTMENT LOSS                                             (522,010)          --
                                                              ----------          ---
NET REALIZED AND UNREALIZED GAINS ON INVESTMENTS AND
   FOREIGN CURRENCY:

Net realized trading gains on closed derivatives
   contracts and foreign currency transactions                 1,341,848           --
Net change in unrealized trading gains on open
   derivatives contracts and translation of assets
   and liabilities denominated in foreign currencies             927,076           --
Net appreciation on investment in Man-Glenwood Lexington,
   LLC                                                           101,511           --
                                                              ----------          ---
NET REALIZED AND UNREALIZED GAINS ON INVESTMENTS AND
   FOREIGN CURRENCY                                            2,370,435           --
                                                              ----------          ---
Net income                                                    $1,848,425          $--
                                                              ==========          ===
Net income per unit outstanding                               $   12.323          $--
                                                              ==========          ===

See notes to financial statements.

MAN-AHL 130, LLC

STATEMENTS OF CHANGES IN MEMBER'S EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2007

                                                                 MANAGING MEMBER               TOTAL
                                                             ----------------------   ----------------------
                                                                Amount       Units       Amount       Units
                                                             -----------   --------   -----------   --------
Member's equity at April 1, 2007                             $    10,000   $     --   $    10,000   $     --
Subscriptions                                                $14,990,000   $150,000   $14,990,000   $150,000
Redemptions                                                  $        --   $     --   $        --   $     --
Net Income                                                   $ 1,848,425   $     --   $ 1,848,425   $     --
                                                             -----------   --------   -----------   --------
Member's equity at June 30, 2007                             $16,848,425   $150,000   $16,848,425   $150,000
                                                             ===========   ========   ===========   ========
NET ASSET VALUE PER UNIT OUTSTANDING AT JUNE 30, 2007        $   112.323

FOR THE THREE MONTHS ENDED JUNE 30, 2006

                                                             MANAGING MEMBER        TOTAL
                                                             ---------------   ---------------
                                                              Amount   Units    Amount   Units
                                                             -------   -----   -------   -----
Member's equity at April 1, 2006                             $10,000    $--    $10,000    $--
Subscriptions                                                $    --    $--    $    --    $--
Redemptions                                                  $    --    $--    $    --    $--
Net Income                                                   $    --    $--    $    --    $--
                                                             -------    ---    -------    ---
Member's equity at June 30, 2006                             $10,000    $--    $10,000    $--
                                                             =======    ===    =======    ===

See notes to financial statements.

MAN-AHL 130, LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                             For the three   For the three
                                                              months ended    months ended
                                                             June 30, 2007   June 30, 2006
                                                             -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $ 1,848,425       $    --

   Adjustments to reconcile net income
      net cash used in operating activities:
      Net change in unrealized trading gains on open
         derivative contracts and foreign currencies             (927,076)           --
      Purchases of investment in Man-Glenwood
         Lexington, LLC                                        (5,362,406)           --
      Net appreciation on investment in Man-Glenwood
         Lexington, LLC                                          (101,511)           --
      Changes in:                                                                    --
         Due from affiliated broker                            (3,795,100)           --
         Expense reimbursement receivable                        (116,150)
         Interest receivable                                      (11,820)           --
         Management fees payable                                  112,832            --
         Incentive fees payable                                   426,088            --
         Affiliated brokerage commissions payable                  34,303            --
         Accrued professional fees payable                         98,750            --
         Accrued administrative fees payable                       37,500            --
                                                              -----------       -------
            Net cash used in operating activities              (7,756,165)           --
                                                              -----------       -------
FINANCING ACTIVITIES:
         Capital subscriptions                                 15,040,000            --
                                                              -----------       -------
            Net cash provided by financing activities          15,040,000            --
                                                              -----------       -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       7,283,835            --

CASH AND CASH EQUIVALENTS - Beginning of period                    10,000        10,000
                                                              -----------       -------
CASH AND CASH EQUIVALENTS - End of period                     $ 7,293,835       $10,000
                                                              ===========       =======
CASH INTEREST PAID DURING THE PERIOD                          $     2,645       $    --
                                                              ===========       =======

See notes to financial statements.

Notes to Financial Statements (unaudited)



The accompanying unaudited financials statements, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Man-AHL 130, LLC's (the "Company") financial condition at June 30, 2007 and the results of its operations for the three months ended June 30, 2007 and 2006. These financial statements present the results of interim periods and do not include all the disclosures normally provided in annual financial statements. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended March 31, 2007. The March 31, 2007 information has been derived from the audited financial statements as of March 31, 2007.



1.   ORGANIZATION



     Man-AHL 130, LLC commenced trading on April 2, 2007 and operates as a commodity investment pool.



2.   SIGNIFICANT ACCOUNTING POLICIES



     The Company's financial statements are prepared in conformity with accounting principals generally accepted in the United States. The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.



     Cash and cash equivalents - Cash and cash equivalents include cash and short-term money market instruments with original maturities of 90 days or less held with JP Morgan Chase NA.



     Interest income and expenses - Interest income and expenses are recorded on an accrual basis.



     Due from affiliated broker - Due from affiliated broker represents cash required to meet margin requirements and excess funds not required for margin.



     Expense reimbursement - The Company is responsible for paying its own operating expenses, including professional and administrative fees. Operating expenses in excess of 0.50% p.a. of each month-end net asset values will be reimbursed by the Managing Member or an affiliate for the first 24 months of the Company's operations.



     Affiliated brokerage commission expense - Affiliated brokerage commission expense on futures contracts is recognized in the period of the transaction and is reflected on the statements of operations. The futures commission rates charged to the Company have not been negotiated at arm's-length and certain other clients may be charged lower rates. Affiliated brokerage commissions represent the cost of the transactions and are capped at 3% of the Company's average month-end net asset value per annum.



     Foreign currency - All assets and liabilities of the Company denominated in foreign currencies are translated into U.S. dollar amounts at the mean between the bid and ask market rates for such currencies on the date of valuation. Purchases and sales of foreign securities are converted at the prevailing rate of exchange on the respective date of such transactions. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the fair value of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gain, or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Company's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair value of assets and liabilities, other than investments in securities at fiscal period-end, resulting from changes in exchange rates.



Investments - The Company values its Man-Glenwood Lexington, LLC (the "Fund") investment at its net asset value, which approximates fair value, as provided by the Fund.



Calculation of Net Income Per Unit - The Company's net income or loss is allocated monthly on a pro-rata basis over the number of units outstanding at the beginning of each month. The Net Income per Unit Outstanding on the Statement of Operations is based on the weighted average units outstanding for the period.



3.   TRADING ACTIVITIES AND RELATED RISKS



     The Company trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. All contracts are stated at market or fair value, and changes in those values are reflected in the change in net unrealized trading gains (losses) on open derivative contracts in the statements of operations.



     Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm's-length basis with Man Financial Ltd. (now MF Global UK Ltd., ("MF Global UK")). For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions.



     The Company trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies and other underlying commodities. Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.



     The Company's funds held by, and cleared through, Man Financial Inc. (now MF Global ("MF Global") are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Company's open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.



     The Parent Company of Man AHL (USA) Limited and Man Investments (USA) Corp. has a significant minority ownership interest in the holding company of MF Global UK and MF Global, formerly known as Man Financial Ltd. and Man Financial Inc., respectively.



4.   SUBSEQUENT EVENTS



     Subsequent to June 30, 2007, a subscription from an investor other than the Managing Member was accepted into the Company. As a result, the Company is now treated as a partnership for federal income tax purposes. As such, members are individually liable for the taxes on their share of the Company's taxable income, if any.

Report of Independent Auditors

To the Shareholder of
Man Investments (USA) Corp.


In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Man Investments
(USA) Corp. (the "Company") at March 31, 2007 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.



The Company is an indirect wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"), and as disclosed in the footnotes to the statement of financial condition, has extensive transactions and relationships with the Parent and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.


PricewaterhouseCoopers LLP
Chicago, Illinois


June 22, 2007

MAN INVESTMENTS (USA) CORP.


STATEMENT OF FINANCIAL CONDITION
MARCH 31, 2007



                                     ASSETS
Cash and cash equivalents
   Cash                                                              $    40,710
   Deposit with an affiliate                                           1,338,092
Management and incentive fees receivable                                 601,184
Investments                                                            9,198,605
Other assets                                                             122,056
Receivable from affiliates                                               306,205
                                                                     -----------
     Total assets                                                    $11,606,852
                                                                     -----------
                      LIABILITIES AND SHAREHOLDER'S EQUITY
Payable to affiliates                                                $ 1,115,756
Accrued expenses and other liabilities                                   886,120
                                                                     -----------
     Total liabilities                                               $ 2,001,876
Shareholder's equity
   Common shares, $0.01 par value (600 shares
       issued and outstanding, 1,000 shares authorized)                        6
   Additional paid-in capital                                          6,250,994
   Retained earnings                                                   3,353,976
                                                                     -----------
Total shareholder's equity                                             9,604,976
                                                                     -----------
     Total liabilities and shareholder's equity                      $11,606,852
                                                                     -----------


               PURCHASERS OF UNITS IN MAN-AHL 130 WILL NOT RECEIVE
                           ANY INTEREST IN THIS ENTITY

     The accompanying notes are an integral part of this statement of financial condition.

MAN INVESTMENTS (USA) CORP.


NOTES TO STATEMENT OF FINANCIAL CONDITION


1.   ORGANIZATION


     Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"). The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company is also registered as an investment adviser with the Securities and Exchange Commission.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

     The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

     CASH AND CASH EQUIVALENTS


     Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $1,338,092. The interest rate earned on deposits changes daily and was in the range between 5.01% to 5.73% from April 1, 2006 through March 31, 2007.


     INVESTMENTS


     The Company serves as the general partner of Man-AHL Diversified Trading Company LP, ("AHL Trading Co."), Man-AHL Diversified LP ("Diversified"), Man-AHL Diversified I LP ("Diversified I"), Man-AHL Diversified II LP ("Diversified II") and Man-AHL Alpha LP ("Alpha") (collectively, the "AHL Limited Partnerships"). Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, Diversified II and Alpha, the Company is required to maintain a capital account equal to the lesser of
     (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000, or as advised by counsel. The Company values its investments in the AHL Limited Partnerships at the Company's pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements. As of March 31, 2007, the Company has investments in Diversified I, Diversified II and Alpha of $449,275, $530,058 and $623,594, respectively. The Company is required to maintain a minimum capital contribution in Diversified as required by law. As of March 31, 2007, the Company has an investment in Diversified of $49,283.






     The Company serves as the managing member of Man Bayswater Global Investments, LLC ("Bayswater") and maintains a capital investment in Bayswater. The Company values its investment at the Company's pro rata interest in the net assets of this entity. As of March 31, 2007, the Company has an investment in Bayswater of $602,809. The Company values its investment in Bayswater at the Company's pro rata share in the net assets of this entity, as provided by Bayswater as well as annual audited financial statements.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED



     The Company serves as the managing member of Man GEM Plus, LLC ("GEM") and maintains a capital investment in GEM. The Company values its investment at the Company's pro rata interest in the net assets of this entity. As of March 31, 2007, the Company has an investment in GEM of $2,625,540. The Company values its investment in GEM at the Company's pro rata share in the net assets of this entity, as provided by GEM as well as annual audited financial statements.


     The Company serves as the managing member of Man-AHL 130, LLC and has a $10,000 investment in Man-AHL 130, LLC ("AHL 130"). As AHL 130 has not yet commenced trading, no change in carrying value of this investment has been recorded.


     In connection with the anticipated offering of units of AHL 130, all of the offering and organizational costs incurred and accrued through March 31, 2007 were assumed by the Company or an affiliate. In addition, the Company or an affiliate will bear the administrative expenses of AHL 130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL 130. Thereafter, expenses in excess of 0.50% of AHL 130's month-end net asset value will be paid by AHL 130, but may be paid by the Company or an affiliate at the Company's discretion. The Company or an affiliate is currently bearing administrative expenses of Diversified and GEM in excess of 1.00% and 0.50%, respectively, of its month-end net asset value but may discontinue this at its discretion.



     The Company serves as the manager of Man AB Strategies AHL Trading, LLC ("AB Trading") and the managing member of Man Bayswater Trading, LLC ("Bayswater Trading") and maintains a capital investment in AB Trading and Bayswater Trading. The Company values its investment at the Company's pro rata interest in the net assets of these entities. As of March 31, 2007, the Company has an investment in AB Trading of $772,085 and in Bayswater Trading of $3,535,961. The Company values its investment in AB Trading and Bayswater Trading at the Company's pro rata share in the net assets of this entity, as provided by AB Trading and Bayswater Trading as well as annual audited financial statements.



     The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC and Man IP 220 Private (Series 5), LLC (collectively, the "IP 220 Funds"). Under the terms of the IP 220 Funds' operating agreements, the Company is not required to maintain a capital investment in each of the IP 220 Funds.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED



     Condensed unaudited financial information of the funds the Company has an investment in at March 31, 2007 is as follows:








                              Diversified   Diversified I   Diversified II      Alpha      Bayswater
                              -----------   -------------   --------------   ----------   ----------
Assets:
   Cash & cash equivalents        647,432      2,574,354          701,598    17,401,196      125,648
   Trading portfolio           14,194,174     34,444,738      151,969,716       324,339   19,193,648
   Other assets                    83,593        578,714          800,000            --      750,000
     Total Assets              14,925,199     37,597,806      153,471,314    17,725,534   20,069,296
Liabilities                      (754,822)    (3,240,332)      (1,754,619)     (121,377)    (823,615)
Net Assets                     14,170,378     34,357,473      151,716,695    17,604,157   19,245,682
                               ----------     ----------      -----------    ----------   ----------
The Company's Investment in
   Fund at March 31, 2007          49,283        449,275          530,058       623,594      602,809
                               ==========     ==========      ===========    ==========   ==========

                                                           Man AB           Man
                                                       Strategies AHL    Bayswater
                              AHL 130   Man Gem Plus     Trading LLC    Trading LLC
                              -------   ------------   --------------   -----------
Assets:
   Cash & cash equivalents     10,000        50,195        1,084,902      5,711,026
   Trading portfolio               --     6,534,141       66,109,192     31,531,664
     Total Assets              10,000     6,584,336       67,194,094     37,242,690
Liabilities                        --      (159,159)     (65,865,098)   (31,258,363)
Net Assets                     10,000     6,425,177        1,328,996      5,984,327
                               ------     ---------      -----------    -----------
The Company's Investment in
   Fund at March 31, 2007      10,000     2,625,540          772,085      3,535,961
                               ======     =========      ===========    ===========

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED


     MANAGEMENT AND INCENTIVE FEES


     The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears.



     Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the "Advisor") an affiliate of the Company, determined as of the end of each month before the deduction of that month's management fee, incentive fee and capital withdrawals. The management fee is paid monthly in arrears. The Advisor pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.


     The Company earns a management fee equal to 1/12 of 2% on each of the net asset values of Bayswater, determined as of the end of each month before the deduction of that month's management fee, profit allocation, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater to Bayswater's trading advisor. Additionally, Bayswater's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater's trading advisor when performance is known and the incentive fee is collectible.


     The Company earns a management fee equal to 1/12 of 2% of the month-end Net Asset Value of the Series A units in GEM and 1/12 of 1.5% of the month-end Net Asset Value of the Series B units in GEM. The management fee is paid quarterly in arrears. As part of a fee sharing arrangement, the Company pays 1% of the management fee collected from GEM to GEM's investment manager. The Company also earns an incentive fee equal to 20% of any new appreciation attributable to each Series of units. As part of a fee sharing agreement, the Company will pay the investment manager 15% of the 20% incentive fee earned. The incentive fee is paid quarterly in arrears.



     The Company earns a management fee equal to 1/12 of 2% on the net asset value of Bayswater Trading, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater Trading to Bayswater's trading advisor. Additionally, Bayswater Trading's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater Trading's trading advisor when performance is known and the incentive fee is collectible.



     The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds, determined as of the end of each month before the deduction of that month's management fee and capital withdrawals. The management fee is paid quarterly in arrears.





     LIABILITIES


     Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED


     Payable to affiliates represents reimbursement due for the Company's share of expenses incurred during the year.

     TAX PROVISION

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".


     The Company will be included in the consolidated federal and state income tax returns filed by Man Group USA Inc. (an affiliate and former parent) for the period April 1, 2006 through August 31, 2006. Beginning September 1, 2006, the Company will be included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc. Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Group USA Inc. The Company accounts for income taxes under the liability method. Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.


     USE OF ESTIMATES

     The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

     CONTINGENCIES

     In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

     RELATED PARTY TRANSACTIONS

     Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

     SUBSEQUENT EVENTS





     The Company made an additional investment into AHL 130 of $14,990,000 on April 2, 2007. This was funded through a capital contribution from the Parent.

MAN INVESTMENTS (USA) CORP.


STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
JUNE 30, 2007



                        ASSETS
Cash and cash equivalents
   Cash                                                  $    40,679
   Deposit with an affiliate                               6,724,517
Management and incentive fees receivable                   1,226,814
Investments                                               22,177,983
Other assets                                                 418,063
Receivable from affiliates                                   238,574
                                                         -----------
      Total assets                                       $30,826,630
                                                         -----------
         LIABILITIES AND SHAREHOLDER'S EQUITY
Payable to affiliates                                    $ 1,534,342
Accrued expenses and other liabilities                       872,545
Income taxes payable                                       1,315,713
                                                         -----------
      Total liabilities                                  $ 3,722,600
                                                         -----------
Shareholder's equity
   Common shares, $0.01 par value (600 shares
      issued and outstanding, 1,000 shares authorized)             6
   Additional paid-in capital                             21,250,994
   Retained earnings                                       5,853,030
                                                         -----------
Total shareholder's equity                                27,104,030
                                                         -----------
      Total liabilities and shareholder's equity         $30,826,630
                                                         -----------


               PURCHASERS OF UNITS IN MAN-AHL 130 WILL NOT RECEIVE
                           ANY INTEREST IN THIS ENTITY

     The accompanying notes are an integral part of this statement of financial condition.

MAN INVESTMENTS (USA) CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION

1.   ORGANIZATION


     Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the "Parent"). The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company is also registered as an investment adviser with the Securities and Exchange Commission.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

     The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

     CASH AND CASH EQUIVALENTS


     Cash and cash equivalents includes interest-bearing deposits with an affiliate in the amount of $6,724,517. The interest rate earned on deposits changes daily and was in the range between 5.73% to 5.75% from April 1, 2007 through June 30, 2007.


     INVESTMENTS


     The Company serves as the general partner of Man-AHL Diversified Trading Company LP, ("AHL Trading Co."), Man-AHL Diversified LP ("Diversified"), Man-AHL Diversified I LP ("Diversified I"), Man-AHL Diversified II LP ("Diversified II") and Man-AHL Alpha LP ("Alpha") (collectively, the "AHL Limited Partnerships"). Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, Diversified II and Alpha, the Company is required to maintain a capital account equal to the lesser of
     (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000, or as advised by counsel. The Company values its investments in the AHL Limited Partnerships at the Company's pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements. As of June 30, 2007, the Company has investments in Diversified I, Diversified II and Alpha of $511,097, $614,390 and $690,045, respectively. The Company is required to maintain a minimum capital contribution in Diversified as required by law. As of June 30, 2007, the Company has an investment in Diversified of $56,410.









     The Company serves as the managing member of Man Bayswater Global Investments, LLC ("Bayswater") and maintains a capital investment in Bayswater. As of June 30, 2007, the Company has an investment in Bayswater of $640,979. The Company values its investment in Bayswater at the Company's pro rata share in the net assets of this entity, as provided by Bayswater as well as annual audited financial statements.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED



     The Company serves as the managing member of Man GEM Plus, LLC ("GEM") and maintains a capital investment in GEM. As of June 30, 2007, the Company has an investment in GEM of $2,816,637. The Company values its investment in GEM at the Company's pro rata share in the net assets of this entity, as provided by GEM as well as annual audited financial statements.



     The Company serves as the managing member of Man-AHL 130, LLC and maintains a capital investment in Man-AHL 130, LLC ("AHL 130"). As of June 30, 2007, the Company has an investment in AHL 130 of $16,848,425. The Company values its investment in AHL 130 at the Company's pro rata share in the net assets of this entity, as provided by AHL 130 as well as annual audited financial statements.



     The Company serves as the manager of Man AB Strategies AHL Trading, LLC ("AB Trading") and the managing member of Man Bayswater Trading, LLC ("Bayswater Trading"). Under the terms of the AB Trading and Bayswater Trading operating agreements, the Company shall make a contribution as determined under the Internal Revenue Code. The Company currently holds no investments in these funds.



     The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC and Man IP 220 Private (Series 5), LLC (collectively, the "IP 220 Funds") and Man AB Strategies (Series 1), LLC and Man AB Strategies (Series 2), LLC (collectively the "AB Funds"). Under the terms of each Fund's operating agreement, the Company is not required to maintain a capital investment in each fund.



     The Company or an affiliate will bear the administrative expenses of AHL 130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL 130. Thereafter, expenses in excess of 0.50% of AHL 130's month-end net asset value will be paid by AHL 130, but may be paid by the Company or an affiliate at the Company's discretion. The Company or an affiliate is currently bearing administrative expenses of Diversified, AB AHL Trading, Bayswater Trading and AB Funds in excess of 1.00% and of GEM in excess of 0.50% of each fund's month-end net asset value but may discontinue this at its discretion.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED



     Condensed unaudited financial information of the funds in which the Company has an investment in at June 30, 2007 is as follows:



                              Diversified   Diversified I   Diversified II      Alpha
                              -----------   -------------   --------------   ----------
Assets:
   Cash & cash equivalents        635,233     4,657,435            2,945     19,254,902
   Trading portfolio           18,226,532    44,931,899      169,265,740        432,842
   Other assets                   100,000       210,144        5,004,710              0

      Total assets             18,961,765    49,799,478      174,273,395     19,687,744

Liabilities                      (924,207)   (5,360,561)      (6,822,040)      (106,141)

Net assets                     18,037,558    44,438,918      167,451,355     19,581,603
                               ----------    ----------      -----------     ----------
The Company's investment in
   fund at June 30, 2007           56,410       511,097          614,390        690,045
                               ----------    ----------      -----------     ----------



                               Bayswater      AHL 130     Man Gem Plus
                              ----------   ------------   ------------
Assets:
   Cash & cash equivalents       928,025     11,065,285        73,162
   Trading portfolio          23,030,008    106,250,898    13,132,627
   Other assets                  135,000        209,496             0

      Total assets            24,093,033    117,525,679    13,205,789

Liabilities                     (989,895)  (100,677,253)   (1,210,321)

Net assets                    23,103,138     16,848,425    11,995,468
                              ----------   ------------    ----------
The Company's investment in
   fund at June 30, 2007         640,979     16,848,425     2,816,637
                              ----------   ------------    ----------

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED


     MANAGEMENT AND INCENTIVE FEES


     The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears.



     Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the "Advisor") an affiliate of the Company, determined as of the end of each month before the deduction of that month's management fee, incentive fee and capital withdrawals. The management fee is paid monthly in arrears. The Advisor pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.


     The Company earns a management fee equal to 1/12 of 2% on each of the net asset values of Bayswater, determined as of the end of each month before the deduction of that month's management fee, profit allocation, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater to Bayswater's trading advisor. Additionally, Bayswater's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater's trading advisor when performance is known and the incentive fee is collectible.

     The Company earns a management fee equal to 1/12 of 2% of the month-end Net Asset Value of the Series A units in GEM and 1/12 of 1.5% of the month-end Net Asset Value of the Series B units in GEM. The management fee is paid quarterly in arrears. As part of a fee sharing arrangement, the Company pays 1% of the management fee collected from GEM to GEM's investment manager. The Company also earns an incentive fee equal to 20% of any new appreciation attributable to each Series of units. As part of a fee sharing agreement, the Company will pay the investment manager 15% of the 20% incentive fee earned. The incentive fee is paid quarterly in arrears.


     The Company earns a management fee equal to 1/12 of 2% on the net asset value of Bayswater Trading, determined as of the end of each month before the deduction of that month's management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears. As part of a fee sharing arrangement, the Company pays 45 basis points of the 2% management fee collected from Bayswater Trading to Bayswater's trading advisor. Additionally, Bayswater Trading's trading advisor pays the Company 40% of the 20% annual profit allocation earned by the trading advisor. The Company recognizes its portion of incentive fees from Bayswater Trading's trading advisor when performance is known and the incentive fee is collectible.



     The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds, AHL 130 and the AB Funds, determined as of the end of each month before the deduction of that month's management fee and capital withdrawals. The management fee is paid quarterly in arrears.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED


     LIABILITIES


     Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.


     Payable to affiliates represents reimbursement due for the Company's share of expenses incurred during the year.

     TAX PROVISION

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".


     The Company is included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc. Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Group USA Inc. The Company accounts for income taxes under the liability method. Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.



     In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as "more-likely-than not" to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely than-not criterion, based on the largest benefit that is more than 50% likely to be realized. FIN 48 is effective as of the beginning of the first fiscal year beginning after December 15, 2006. At adoption, companies must adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained at the adoption date. As of June 30, 2007, the Company has not evaluated the impact that will result from adopting FIN 48.


     USE OF ESTIMATES

     The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

     CONTINGENCIES

     In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

MAN INVESTMENTS (USA) CORP.



NOTES TO STATEMENT OF FINANCIAL CONDITION, CONTINUED


     RELATED PARTY TRANSACTIONS

     Man-Glenwood Inc. ("MGI"), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services. In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

                                                                        Appendix

                         MAN-GLENWOOD LEXINGTON, LLC AND
                    MAN-GLENWOOD LEXINGTON TEI, LLC APPENDIX


The following appendix provides performance capsules for Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC as well as disclosure regarding the principals of Glenwood Capital Investments, LLC, the potential conflicts of interest with respect to Glenwood Capital Investments, LLC and the Man-Glenwood Funds' investment and the investment program of the Man-Glenwood Funds. Such disclosure is excerpted from the cover page and pages 33-34, 24-25 and 27-32, respectively, of the Prospectus of Man-Glenwood Lexington, LLC as filed with the SEC June 29, 2007 and effective July 31, 2007 and from the cover page and pages 38-39, 28-29 and 32-37, respectively, of the Prospectus of Man-Glenwood Lexington TEI, LLC as filed with the SEC June 29, 2007 and effective July 31, 2007. Terms capitalized, but not defined in the below excerpts, are defined in each excerpt's respective Defined Terms Index following each excerpt.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


                                      APP-1

MAN-GLENWOOD LEXINGTON, LLC
MAN-GLENWOOD PERFORMANCE SUMMARY
JANUARY 2002 - AUGUST 2007



Type of Offering: Public
Inception of Trading: January 1, 1993 (through a predecessor) (1)
Aggregate Subscriptions: $153,896,024
Current Capitalization: $76,435,688
Worst Monthly Drawdown in an Account: (3.6)% May 2006
Worst Peak-to-Valley Drawdown in an Account: (8.9)% April 2006 to April 2007



             MONTH               2002    2003    2004    2005    2006      2007
             -----               ----    ----    ----    ----    ----    -------
           January                1.0%    0.3%    0.8%   (0.4)%   5.1%       1.1%
           February               0.4%   (0.1)%   0.3%    0.7%   (0.1)%      0.1%
            March                 0.2%   (0.1)%   0.0%   (0.5)%   2.3%       1.7%
            April                 0.8%    0.7%   (0.2)%  (1.5)%   2.5%       1.4%
             May                  0.7%    0.7%   (0.5)%   0.3%   (3.6)%      2.0%
             June                (0.5)%   0.4%   (0.3)%   1.7%   (1.3)%      0.2%
             July                (2.0)%   0.4%   (1.0)%   1.5%   (1.6)%     (0.5)%
            August                0.5%    0.2%   (0.2)%   0.5%    0.6%      (2.3)%
          September              (0.8)%   0.2%    0.2%    0.9%   (3.4)%
           October                0.2%    0.9%    0.5%   (1.9)%   1.6%
           November               0.8%    0.3%    1.2%    1.9%    2.3%
           December               0.8%    0.2%    1.1%    2.1%    1.3%
Compound Annual Rate of Return    2.0%    4.3%    1.9%    5.4%    5.6%       3.7%
                                                                         (8 MOS.)



(1)  Man-Glenwood. This past performance capsule presents past performance of
     (i) the private fund described on page Pt. II-7 from January 1, 2002 to December 31, 2002; (ii) the Portfolio Company described on page Pt. II-7 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter.



CLASS A UNITS OF MAN-GLENWOOD LEXINGTON TEI, LLC
MAN-GLENWOOD PERFORMANCE SUMMARY
JANUARY 2002 -AUGUST 2007



Type of Offering: Public
Inception of Trading: January 1, 1993 (through a predecessor) (2)
Aggregate Subscriptions: $107,804,531
Current Capitalization: $89,251,773
Worst Monthly Drawdown in an Account: (3.6)% May 2006
Worst Peak-to-Valley Drawdown in an Account: (9.0)% April 2006 to May 2007



             MONTH               2002    2003    2004    2005    2006      2007
             -----               ----    ----    ----    ----    ----    -------
           January                1.0%    0.3%    0.8%   (0.4)%   5.1%       1.1%
           February               0.4%   (0.1)%   0.3%    0.7%   (0.1)%      0.1%
            March                 0.2%   (0.1)%   0.0%   (0.6)%   2.2%       1.5%
            April                 0.8%    0.7%   (0.2)%  (1.5)%   2.5%       1.4%
             May                  0.7%    0.7%   (0.5)%   0.3%   (3.6)%      1.9%
             June                (0.5)%   0.4%   (0.3)%   1.7%   (1.3)%      0.1%
             July                (2.0)%   0.4%   (1.0)%   1.5%   (1.6)%     (0.5)%
            August                0.5%    0.2%   (0.2)%   0.5%    0.6%      (2.3)%
          September              (0.8)%   0.2%    0.2%    0.9%   (3.4)%
           October                0.2%    0.9%    0.5%   (1.9)%   1.6%
           November               0.8%    0.3%    1.2%    1.9%    2.3%
           December               0.8%    0.2%    1.1%    2.1%    1.3%
Compound Annual Rate of Return    2.0%    4.3%    1.9%    5.2%    5.3%       3.2%
                                                                         (8 MOS.)



(2)  Man-Glenwood. This past performance capsule presents past performance of
     (i) the private fund described on page Pt. II-7 from January 1, 2002 to December 31, 2002; (ii) the Portfolio Company described on page Pt. II-7 from January 1, 2003 to April 30, 2004; and (iii) Class A units of Man-Glenwood Lexington TEI, LLC thereafter.



                                      APP-2

     Man-AHL 130 allocates approximately 30% of its capital to Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC in an attempt to enhance the yield Man-AHL 130 would otherwise earn on such capital in Man-AHL 130's account at the commodity broker. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund, described on page Pt. II-6, was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund's portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood Lexington, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. The performance shown, however, is not necessarily indicative of how the Portfolio Company, Man-Glenwood Lexington, LLC, or Man-Glenwood Lexington TEI, LLC will perform in the future. In particular, the private fund's performance is not necessarily an indication of how the Portfolio Company, Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC will perform in the future, as the private fund was not subject to investment limitations and other restrictions imposed on registered investment companies by the Investment Company Act of 1940.

     Glenwood Capital Investments, L.L.C. is the investment advisor to the Portfolio Company, and is the investment advisor to the private fund. The private fund, the Portfolio Company, Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC have substantially similar investment objectives, policies and strategies. Glenwood manages the Portfolio Company substantially similarly to the private fund. Accordingly, by Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC investing substantially all of their investable assets in the Portfolio Company, the Man-Glenwood Funds receive substantially similar investment management to that Glenwood Capital Investments, L.L.C. renders to the Portfolio Company and previously rendered to the private fund.

     The private fund and Portfolio Company performance has been adjusted to reflect the anticipated fees and expenses of the Man-Glenwood Funds, including the 3% annualized expense limit, plus certain private fund expenses.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                      APP-3

(GLENWOOD LOGO)                                           (MAN INVESTMENTS LOGO)

                                   PROSPECTUS

                           MAN-GLENWOOD LEXINGTON, LLC
                  Units of Limited Liability Company Interests


Man-Glenwood Lexington, LLC ("Lexington") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. Lexington invests substantially all of its investable assets in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), a separate closed-end, non-diversified, management investment company with the same investment objectives as Lexington. Glenwood Capital Investments, L.L.C. serves as the Portfolio Company's investment adviser (the "Adviser").



Man Investments Inc. (the "Distributor") acts as the distributor of units of limited liability company interests (the "Units") on a best efforts basis, subject to various conditions. Units may be purchased through the Distributor or through brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other broker or dealer is obligated to buy from Lexington any of the Units. The Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives, either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers, and to investor service providers, including investment advisors, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend Lexington instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.


In making an investment decision, an investor must rely upon his, her or its own examination of Lexington and the terms of the offering, including the merits and risks involved, of the Units described in this prospectus (the "Prospectus").


The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under Lexington's Limited Liability Company Agreement (the "LLC Agreement"), the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws, pursuant to registration or exemption from these provisions. To provide a limited degree of liquidity to investors, Lexington may from time to time offer to repurchase Units pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Managers of Lexington, in its sole discretion. However, investors do not have the right to require Lexington to repurchase any or all of their Units.



                                 August 1, 2007



                                     APP-4

MANAGEMENT OF LEXINGTON AND THE PORTFOLIO COMPANY

The personnel of the Adviser who have primary responsibility for management of the Portfolio Company, including the selection of Hedge Fund Managers and the allocation of the Portfolio Company's assets among the Hedge Fund Managers, are:

JOHN B. ROWSELL. Dr. Rowsell, President of the Adviser, joined the Adviser in 2001 as a member of the investment committee. Before joining the Adviser, Dr. Rowsell managed an internal hedge fund at McKinsey & Company from mid-1998. Prior to that, he was a managing director in alternative asset management at Carr Global Advisors, a subsidiary of Credit Agricole Indosuez. Dr. Rowsell had also been the Director of Research for Credit Agricole Futures. Dr. Rowsell was an adviser to Goldman Sachs between 1995 and 2001 as a member of the Index Policy Committee, Goldman Sachs Commodity Index. He was also a Director at the Chicago Mercantile Exchange and an adjunct professor at the Illinois Institute of Technology, Stuart School of Business. Dr. Rowsell received a B.Sc. from the University of Guelph in Canada in 1982 and his M.S. and Ph.D. from Virginia Polytechnic Institute in 1987 and 1991, respectively.




MICHAEL J. JAWOR. Mr. Jawor joined the Adviser in 2001 as a member of the investment committee. From mid-1994 until joining the Adviser, he was a co-portfolio manager of Sirius Partners, L.P., a fund of hedge funds where he was responsible for all aspects of hedge fund manager evaluation. Mr. Jawor's prior background also includes eight years as a manager in the First National Bank of Chicago's global derivatives business. In this role he was responsible for both product development and market making of over-the-counter portfolios in interest rate (3 years), commodity (3 years) and equity (2 years) derivatives. Mr. Jawor received a BBA (cum laude) from Loyola University of Chicago in 1981, an MBA from the University of Chicago in 1986 and is a Chartered Financial Analyst (CFA).

ANTHONY M. LAWLER. Mr. Lawler joined the Adviser in 2002 and became a member of the investment committee in 2005. Mr. Lawler has a broad investment analysis background and has spent time in sell-side research, M&A investment banking, and venture capital. Prior to joining the Adviser, Mr. Lawler was a sell-side equity research analyst at Prudential Securities from 2001 to 2002, publishing both company and industry research regarding application software. Prior to Prudential, Mr. Lawler was a manager at a venture capital firm (Castling Group from 1999 to 2001) with responsibilities for sourcing, evaluating and structuring investment opportunities. Mr. Lawler began his career as a mergers and acquisitions investment banking analyst at Merrill Lynch from 1998 to 1999. Mr. Lawler has served on the board of directors of a private company. Mr. Lawler earned a BS in Finance (Highest Honors) from the University of Illinois in 1998 and an MBA in Economics and Finance from the University of Chicago in 2005.

LANCE DONENBERG. Mr. Donenberg joined the Adviser in 2006 as a member of the investment committee. From 1999 until joining the Adviser, he was a founding principal with Balyasny Asset Management ("BAM"), a multi-strategy hedge fund. His responsibilities at BAM included allocating proprietary capital to external managers. Prior to BAM, Mr. Donenberg worked at Schonfeld Securities where he was a Portfolio Manager for a fund of hedge funds. Mr. Donenberg's prior experience includes Deloitte Consulting from 1997 to 1999 and Ernst & Young from 1993 to 1994. Mr. Donenberg received a BCom (Finance) from University of Witwatersrand in 1991, BCom Honors (Economics) from UNISA (University of South Africa) in 1993, and an MBA from the Kellogg Graduate School of Management, Northwestern University in 1997.


PATRICK KENARY. Mr. Kenary, Head of Portfolio Strategy, joined the Adviser in August 2005 as Head of Research and Product Development, North America. In his current position, which he has held since November 2006, Mr. Kenary focuses on market research, portfolio strategy, and product development for the Adviser and is the primary liaison between the Adviser's Investment Committee and the North American market. From November 2002 to July 2005, Mr. Kenary was the Senior Portfolio Manager for HFR Asset Management's active portfolios. From July 2000 to October 2002, Mr. Kenary was Head of Business Development for Surefoods, Inc. a startup venture to provide a business transaction platform to the foodservice industry and President of a sister company Liquidity Partners, LLC, which provided platform structuring advice to industry transaction exchanges. From September 1998 to July 2000, Mr. Kenary was a trader and risk manager for Sheridan Investments, an options-focused CTA. From January 1997 to September 1998, Mr. Kenary was an independent trader. From September 1991 to December 1996, Mr. Kenary was a proprietary trader and analyst for Tudor Investment Corporation. From July 1990 to September 1991, Mr. Kenary was an analyst in the mergers and acquisitions group at Smith Barney. From February 1989 to May 1990, Mr. Kenary was a special assistant in legislative affairs at the White House Office of Management and Budget. From November 1988 to February 1989, Mr. Kenary was the editor of the after action report at the Office of the Presidential Transition. From June 1998 to November 1988 Mr. Kenary worked in various capacities in the George Bush Presidential campaign. Mr. Kenary received an A.B. in History from Harvard University.


Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, and other accounts they manage. None of the individuals listed above owns securities in Lexington.


                                     APP-5

RISK FACTORS

POTENTIAL CONFLICTS OF INTEREST. The Adviser and its affiliates, as well as many of the Hedge Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Portfolio Company and the Hedge Funds they manage. In addition, investment professionals associated with the Adviser or Hedge Fund Managers may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Adviser and its affiliates, "Other Accounts"). The Portfolio Company and Hedge Funds have no interest in these activities. As a result of the foregoing, the Adviser and Hedge Fund Managers are engaged in substantial activities other than on behalf of the Portfolio Company and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and Other Accounts.


There may be circumstances under which the Adviser or a Hedge Fund Manager will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Portfolio Company's or a Hedge Fund's assets they commit to such investment. There also may be circumstances under which the Adviser or a Hedge Fund Manager purchases or sells an investment for their Other Accounts and does not purchase or sell the same investment for the Portfolio Company or a Hedge Fund, or purchases or sells an investment for the Portfolio Company and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Adviser, and generally also the policy of the Hedge Fund Managers, that: investment decisions for the Portfolio Company, investment accounts and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among their clients, including the Portfolio Company and Hedge Funds. Therefore, there may be situations where the Adviser does not invest the Portfolio Company's assets in certain Hedge Funds in which Other Accounts may invest or in which the Portfolio Company may otherwise invest.


The Adviser, Hedge Fund Managers, and their respective affiliates may have interests in Other Accounts they manage that differ from their interests in the Portfolio Company and Hedge Funds and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Portfolio Company or Hedge Funds. In addition, the Adviser and Hedge Fund Managers may charge fees to Other Accounts and be entitled to receive performance-based incentive allocations from Other Accounts that are lower than the fees and incentive allocations to which the Portfolio Company is subject.


The Hedge Fund Managers are unaffiliated with the Adviser, and the Adviser has no control over such managers and no ability to detect, prevent or protect the Portfolio Company from their misconduct or bad judgment. Such managers may be subject to conflicts of interest due to hedge fund incentive fees, which may cause a manager to favor hedge fund clients over other clients. In addition, such managers may use conflicting buying and selling strategies for different accounts under their management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to hedge funds also may mask conflicts.


In addition, the Distributor (or one of its affiliates) may, from its own resources, make payments to broker-dealers and investor service providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend Lexington instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.


                                     APP-6

INVESTMENT PROGRAM

INVESTMENT OBJECTIVES

Lexington and the Portfolio Company's investment objectives are:

- To preserve capital, regardless of what transpires in the U.S. or global financial markets.

-    To generate attractive returns and thereby increase investors' wealth.

-    To produce returns which have low correlation with major market indices.

Lexington attempts to achieve its objectives by investing substantially all of its investable assets in the Portfolio Company, which utilizes a multi-strategy, multi-manager approach to attain these objectives. The Portfolio Company emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles such as limited partnerships (collectively, the "Hedge Funds") with a range of investment strategies, managed by independent investment managers (the "Hedge Fund Managers"). The Adviser believes that there are benefits to be derived from exposure to a broad range of Hedge Funds and investment strategies and that the fund of funds approach maximizes the potential for stable, positive returns over a full economic cycle.

The investment objectives of Lexington and the Portfolio Company are non-fundamental and may be changed by the Board and the Portfolio Company's Board, respectively. Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of Lexington and the Portfolio Company are not fundamental and may be changed by the Board and the Portfolio Company's Board, respectively. Lexington's and the Portfolio Company's fundamental investment policies are listed in the SAI. The Portfolio Company's principal investment policies and strategies are discussed below.

INVESTMENT POLICIES

Allocation among Hedge Funds and Hedge Fund Managers and their respective investment strategies is a basic policy of the Adviser designed to give the Portfolio Company significantly greater stability of return than would be likely were its capital managed pursuant to a limited number of Hedge Funds or investment strategies. Different Hedge Funds, investment strategies, and Hedge Fund Managers may perform well over a complete market cycle, although their periods of above average and below average performance will not necessarily coincide.

The Portfolio Company's allocation program is intended to permit it to maintain substantial upside potential under a wide range of market conditions while reducing the variability of return. Furthermore, while some of the investment strategies used by individual Hedge Funds and Hedge Fund Managers involve a high degree of risk, the Adviser believes that the Portfolio Company's allocation to a number of different strategies and Hedge Fund Managers will reduce the overall risk associated with investments in Hedge Funds.

Lexington offers Eligible Investors the following potential advantages:

- Spreading of risk across a number of investment strategies, Hedge Fund Managers, Hedge Funds, and markets.

- Professional selection and evaluation of investments and Hedge Fund Managers. The principals of the Adviser have extensive experience in applying multi-strategy, multi-manager investment approaches.

- Ability to invest with Hedge Fund Managers whose minimum account size is higher than most individual investors would be willing or able to commit.

-    Limited liability.

-    Administrative convenience.


                                     APP-7

INVESTMENT STRATEGIES

Investment strategies pursued by Hedge Funds selected for the Portfolio Company involve a wide range of investment techniques. The following general descriptions summarize certain investment strategies that may be pursued by Hedge Funds selected by the Adviser for the Portfolio Company. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Hedge Fund Managers.

EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets with a strong commitment to running portfolios on a highly-hedged basis. Portfolios may be run with a purely balanced exposure or within tight bands of net exposure. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors, but without a significant beta exposure in the portfolio.




EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.

Major strategies within the event-driven area are distressed securities, and mergers and reorganizations (risk arbitrage). Investing in distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. The mergers and reorganizations strategy involves purchasing and selling short shares of target and acquiring corporations, respectively, in anticipation of a merger transaction.


DISTRESSED & CREDIT. Managers in this style will take directional positions in corporate debt securities. The strategies within this style are distressed debt and credit long/short. Both of these strategies will tend to invest in corporate debt securities based on fundamental credit analysis of the underlying companies.



In distressed debt, although managers tend to be long-biased over the cycle, they will take both long and short positions in the securities of companies who are in bankruptcy, have the near-term potential to enter bankruptcy, or have recently emerged from bankruptcy. The potential for excess returns in the strategy derives from structural impediments to many institutions holding distressed securities and from the difficulty of evaluating securities and claims that are subject to bankruptcy proceedings.



In credit long/short, managers will typically take directional long and short positions in corporate debt securities. Although they will tend to have some directional bias at any point in time, managers in this strategy will tend to be neutral about the overall direction of the credit markets over the course of the cycle. In addition, managers will also take some relative value positions between different credits and within the capital structure of the same credit. Excess returns in this strategy come from structural inefficiencies due to the dominance of these markets by ratings and regulator-driven investors as well as the ability to construct attractive risk-return positions by virtue of the option-like characteristics of long and short credit positions.


RELATIVE VALUE. These managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves exploiting the optionality that may be present in select securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage.

VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. Some investment managers may shift gross and net exposures over time as market conditions change, while other investment managers may position their portfolios consistently net-long or net-short. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.


COMMODITY AND MACRO. Commodity and macro is a style that aims to generate alpha by directional or arbitrage related trading in a broader range of markets than equities and/or bonds. The underlying investment managers can be purely model-driven or fundamentally-driven or a combination of the two, and there is often a strong component of exploiting market momentum opportunities within this category.


In addition, the Portfolio Company may make certain direct investments for hedging purposes.


                                     APP-8

ALLOCATION AMONG INVESTMENT STRATEGIES

The Adviser anticipates that the Portfolio Company will continuously maintain investments in several different strategies directed by a number of Hedge Fund Managers. Each investment strategy may be represented in the Portfolio Company's portfolio by one or more Hedge Funds. In selecting an investment strategy, the Adviser evaluates the effect of investing in such strategy on the overall asset allocation of the Portfolio Company. Emphasis is given to the degree to which an investment strategy's performance is expected to be independent of the performance of strategies already being used by Hedge Funds represented in the Portfolio Company.

In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, Lexington or the Portfolio Company (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.

LEVERAGE


In effecting the Portfolio Company's investment strategies, the Portfolio Company may leverage its investments with Hedge Fund Managers through bank borrowings in an amount not expected to exceed 20% of gross assets. Lexington may leverage its investment in the Portfolio Company through bank borrowings in an amount not expected to exceed 20% of gross assets. In addition, the Portfolio Company and Lexington may engage in short-term borrowing from a credit line or other credit facility in order to meet redemption requests, for bridge financing of investments in Hedge Funds, in the case of the Portfolio Company, or for cash management purposes. Lexington and the Portfolio Company may choose to engage in such leveraging of their investments because they believe it can generate greater returns on such borrowed funds than the cost of borrowing. However, there is no assurance that returns from borrowed funds will exceed interest expense. Borrowings are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Hedge Funds are not subject to this requirement. Short-term borrowings for the purpose of meeting redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes are not considered the use of investment leverage, and are subject to the above asset coverage requirement. The Portfolio Company may be required to pledge assets when borrowing, which in the event of an uncured default, could affect the Portfolio Company's operations, including preventing the Portfolio Company from conducting a repurchase of its interests. In addition, the terms of any borrowing may impose certain investment restrictions on the Portfolio Company.



The following table is designed to illustrate the effect on the return to a holder of Lexington's Units of leverage in the amount of 20% of Lexington's gross assets. The table assumes hypothetical annual returns of Lexington's portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 20% of Lexington's gross assets with a cost of borrowing of approximately 6.52% payable for such leverage based on market rates as of the date of this Prospectus. Lexington's actual cost of leverage will be based on market rates at the time Lexington borrows money for investment leverage, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Members when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.



Assumed Portfolio Return (net of expenses)........      (10)%     (5)%      0%      5%     10%
Corresponding Unit Return Assuming 20% Leverage...   (13.30)%  (7.30)%  (1.30)%  4.70%  10.70%


Many Hedge Fund Managers also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Hedge Fund Managers may also use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Hedge Fund Manager effectively borrows funds on a secured basis by "selling" portfolio securities to a financial institution for cash and agreeing to "repurchase" such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Hedge Fund Managers also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.

INVESTMENT SELECTION


The Adviser is responsible for the allocation of assets to various Hedge Funds, subject to policies adopted by the Portfolio Company's Board.


SELECTION OF HEDGE FUND MANAGERS. The Hedge Fund Managers may manage the Portfolio Company's assets through pooled vehicles such as investment companies, private limited partnerships and limited liability companies. The Portfolio Company may, on rare occasions (e.g., to gain access to Hedge Funds that are closed to new investors), also access Hedge Funds indirectly through structured notes, swaps, and other derivative contracts whose return is tied to the Hedge


                                     APP-9

Funds' performance. Hedge Fund Managers are selected with the objective of obtaining quality management and a broad range of strategies. The compensation earned by the Hedge Fund Managers can involve fixed fees based on the value of the assets under management, performance fees based on profits earned by Hedge Fund Managers (often 15 - 25% of such profits, but which may be higher) or a combination thereof.

An important element of the Hedge Fund Manager selection process is the Adviser's subjective assessment of the ability and character of prospective Hedge Fund Managers. Although many of the Hedge Fund Managers selected are successful, highly regarded members of their industry, on occasion the Adviser may select relatively new and unproven Hedge Fund Managers whom it believes demonstrate unusual potential.

In conducting its due diligence, the Adviser generally visits prospective Hedge Fund Managers. To the extent that such information is available, the Adviser considers a prospective Hedge Fund Manager's risk management program; use of leverage; use of short sales, futures, and options; degree of market exposure; spreading of risk among various investment positions; and a broad range of other areas, including organizational and operational criteria. The Adviser also conducts quantitative evaluations of a prospective Hedge Fund Manager's performance. In addition, the Adviser considers a variety of factors, including the following, in selecting prospective Hedge Fund Managers.

-    Past performance during favorable and unfavorable market conditions.

-    Spreading of risk in relation to other Hedge Fund Managers.

-    Amount of assets under management.

-    Absence of significant conflicts of interest.

-    Overall integrity and reputation.

-    Percentage of business time devoted to investment activities.

-    Fees charged.

The principals of the Adviser have several sources, including the following, for identifying prospective Hedge Fund Managers.

-    Referrals from other advisers, brokers and investors.

- Knowledge obtained through current and past investment activities of potential Hedge Fund Managers who manage only proprietary capital or who are employed by other financial entities.

-    Articles, publications, and performance measurement services.

PORTFOLIO CONSTRUCTION. Allocation will depend on the Adviser's assessment of the likely risks and returns of various investment strategies that the Hedge Funds utilize and the likely correlation among the Hedge Funds under consideration. The Adviser uses a combination of qualitative and proprietary quantitative screens to efficiently distill the universe of thousands of managers down to a shorter list of the "best" prospects, those that the Adviser believes have the greatest potential to add value to its portfolios. It then conducts due diligence on these prospects by evaluating the investment processes and by focusing on each of these Hedge Funds as a small dynamic business. As part of its due diligence process, the Adviser evaluates the challenges and potential hurdles it believes each manager might face and its ability to successfully navigate such hurdles.

ONGOING EVALUATION OF INVESTMENTS. As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and in some cases, the extent to which leverage is used. The Hedge Fund Managers selected by the Portfolio Company have full discretion, without the Portfolio Company's input, to purchase and sell securities and other investments for their respective Hedge Funds consistent with the relevant investment advisory agreements, partnership agreements, or other governing documents of the Hedge Funds. The Hedge Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization, or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down


                                     APP-10
analysis. These Hedge Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques to hedge other holdings of the Hedge Funds or for any other purpose. Although the Hedge Funds will primarily invest and trade in equity and debt securities, they may also invest and trade in currencies, financial futures, and equity- and debt-related instruments (i.e., instruments that may derive all or a portion of their value from equity or debt securities). The Hedge Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Prospectus. The use of one or more of these techniques may be an integral part of the investment program of a Hedge Fund, and involves certain risks. The Hedge Funds may use leverage, which also entails risk. See "Risk Factors - Principal Risk Factors Relating to Types of Investments and Related Risks."


The Adviser evaluates the risks of the Portfolio Company's portfolio and of individual Hedge Funds. The primary goal of this process with respect to individual Hedge Funds is to determine the degree to which the Hedge Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Portfolio Company's assets among those Funds. With respect to aggregate portfolio evaluation, the Adviser endeavors to monitor the Portfolio Company's aggregate exposures to various investment strategies and to various aggregate risks.

The Adviser evaluates the operation and performance of a Hedge Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Hedge Fund Manager and the prevailing market conditions. The Adviser solicits such information from the Hedge Fund Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of a Hedge Fund. The Adviser conducts reviews with Hedge Fund Managers and the Adviser's network. The Adviser may make periodic assessments, based on any information available to it, of the degree to which multiple Hedge Funds are making substantially similar trades, which might narrow the range of assets in the Portfolio Company's portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be reviewed, as appropriate and to the extent the information is available to the Adviser.

To the extent that the Adviser has sufficient historical or contemporaneous information to do so, the Adviser may periodically adjust the Portfolio Company's allocations among Hedge Funds based on the Adviser's assessment of a number of factors, including: (i) the degree to which the Hedge Fund Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether, and to what degree, the focus, incentives and investment strategy of the Hedge Fund Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Portfolio Company.

EVALUATION OF HEDGE FUND MANAGERS AND INVESTMENTS

The Adviser evaluates the performance of the Portfolio Company's Hedge Fund Managers on a regular basis. Hedge Fund Managers are also contacted by the Adviser for their analysis of significant events as they relate to their investment strategies and influence their investment decisions. The Adviser also makes periodic comparative evaluations of Hedge Fund Managers and other managers utilizing similar investment strategies.

If a Hedge Fund Manager's relative performance is poor or if significant changes occur in a Hedge Fund Manager's approach or investments or for other reasons, the capital allocation to that Hedge Fund Manager may be reduced or withdrawn. The allocations of the Portfolio Company's assets among different investment strategies and Hedge Fund Managers are adjusted from time to time to reflect the Adviser's analysis of which strategies and Hedge Fund Managers are best suited to current market conditions.


                                     APP-11

                               DEFINED TERMS INDEX

"BOARD" means Man-Glenwood Lexington, LLC's Board of Managers.





"ELIGIBLE INVESTORS." Eligible Investors includes a person who is: (i) A natural person whose individual net worth, or joint net worth with that person's spouse, immediately prior to the time of purchase exceeds $1,000,000, (ii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) An individual or entity that has an account managed by an investment advisor registered under the Advisers Act and the advisor is subscribing for Units in a fiduciary capacity on behalf of the account.






"MEMBER" means a member of Man-Glenwood Lexington, LLC.


"PORTFOLIO COMPANY'S BOARD" means Man-Glenwood Lexington Associates Portfolio, LLC's Board of Managers.

"SAI" means Man-Glenwood Lexington, LLC's statement of additional information filed in correlation with its Prospectus.


                                     APP-12

(GLENWOOD LOGO)                                           (MAN INVESTMENTS LOGO)

                                   PROSPECTUS


                         MAN-GLENWOOD LEXINGTON TEI, LLC
        Class A and Class I Units of Limited Liability Company Interests


Man-Glenwood Lexington TEI, LLC ("TEI") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. TEI indirectly invests substantially all of its investable assets in Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), a separate closed-end, non-diversified, management investment company with the same investment objectives as TEI. Glenwood Capital Investments, L.L.C. serves as the Portfolio Company's investment adviser (the "Adviser"). TEI is designed solely for investment by tax exempt and tax deferred investors.


Man Investments Inc. (the "Distributor") acts as the distributor of units of limited liability company interests ("Units") in two separate classes designated as Class A ("Class A Units") and Class I ("Class I Units") on a best efforts basis, subject to various conditions. All Units issued in a single class prior to August 1, 2006 were automatically converted to, and designated as, Class A Units on August 1, 2006. Units may be purchased through the Distributor or through brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other broker or dealer is obligated to buy from TEI any of the Units. The Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives, either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers, and to investor service providers, including investment advisors, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend TEI instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.


In making an investment decision, an investor must rely upon his, her or its own examination of TEI and the terms of the offering, including the merits and risks involved and the fees and expenses of Class A Units and Class I Units, as described in this prospectus (the "Prospectus").

The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under TEI's Limited Liability Company Agreement (the "LLC Agreement"), the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws, pursuant to registration or exemption from these provisions. To provide a limited degree of liquidity to investors, TEI may from time to time offer to repurchase Units pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Managers of TEI, in its sole discretion. However, investors do not have the right to require TEI to repurchase any or all of their Units.

The Units have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority, or exchange has passed upon the accuracy or adequacy of this Prospectus or the merits of an investment in the Units. Any representation to the contrary is a criminal offense.

TEI's investment objectives are:

- To preserve capital, regardless of what transpires in the U.S. or global financial markets.

-    To generate attractive returns and thereby increase investors' wealth.

-    To produce returns which have low correlation with major market indices.


                                 August 1, 2007



                                     APP-13

MANAGEMENT OF TEI, THE OFFSHORE FUND AND THE PORTFOLIO COMPANY

The personnel of the Adviser who have primary responsibility for management of the Portfolio Company, including the selection of Hedge Fund Managers and the allocation of the Portfolio Company's assets among the Hedge Fund Managers, are:


JOHN B. ROWSELL. Dr. Rowsell, President of the Adviser, joined the Adviser in 2001 as a member of the investment committee. Before joining the Adviser, Dr. Rowsell managed an internal hedge fund at McKinsey & Company from mid-1998. Prior to that, he was a managing director in alternative asset management at Carr Global Advisors, a subsidiary of Credit Agricole Indosuez. Dr. Rowsell had also been the Director of Research for Credit Agricole Futures. Dr. Rowsell was an adviser to Goldman Sachs between 1995 and 2001 as a member of the Index Policy Committee, Goldman Sachs Commodity Index. He was also a Director at the Chicago Mercantile Exchange and an adjunct professor at the Illinois Institute of Technology, Stuart School of Business. Dr. Rowsell received a B.Sc. from the University of Guelph in Canada in 1982 and his M.S. and Ph.D. from Virginia Polytechnic Institute in 1987 and 1991, respectively.





MICHAEL J. JAWOR. Mr. Jawor joined the Adviser in 2001 as a member of the investment committee. From mid-1994 until joining the Adviser, he was a co-portfolio manager of Sirius Partners, L.P., a fund of hedge funds where he was responsible for all aspects of hedge fund manager evaluation. Mr. Jawor's prior background also includes eight years as a manager in the First National Bank of Chicago's global derivatives business. In this role he was responsible for both product development and market making of over-the-counter portfolios in interest rate (3 years), commodity (3 years) and equity (2 years) derivatives. Mr. Jawor received a BBA (cum laude) from Loyola University of Chicago in 1981, an MBA from the University of Chicago in 1986 and is a Chartered Financial Analyst (CFA).

ANTHONY M. LAWLER. Mr. Lawler joined the Adviser in 2002 and became a member of the investment committee in 2005. Mr. Lawler has a broad investment analysis background and has spent time in sell-side research, M&A investment banking, and venture capital. Prior to joining the Adviser, Mr. Lawler was a sell-side equity research analyst at Prudential Securities from 2001 to 2002, publishing both company and industry research regarding application software. Prior to Prudential, Mr. Lawler was a manager at a venture capital firm (Castling Group from 1999 to 2001) with responsibilities for sourcing, evaluating and structuring investment opportunities. Mr. Lawler began his career as a mergers and acquisitions investment banking analyst at Merrill Lynch from 1998 to 1999. Mr. Lawler has served on the board of directors of a private company. Mr. Lawler earned a BS in Finance (Highest Honors) from the University of Illinois in 1998 and an MBA in Economics and Finance from the University of Chicago in 2005.

LANCE DONENBERG. Mr. Donenberg joined the Adviser in 2006 as a member of the investment committee. From 1999 until joining the Adviser, he was a founding principal with Balyasny Asset Management ("BAM"), a multi-strategy hedge fund. His responsibilities at BAM included allocating proprietary capital to external managers. Prior to BAM, Mr. Donenberg worked at Schonfeld Securities where he was a Portfolio Manager for a fund of hedge funds. Mr. Donenberg's prior experience includes Deloitte Consulting from 1997 to 1999 and Ernst & Young from 1993 to 1994. Mr. Donenberg received a BCom (Finance) from University of Witwatersrand in 1991, BCom Honors (Economics) from UNISA (University of South Africa) in 1993, and an MBA from the Kellogg Graduate School of Management, Northwestern University in 1997.


PATRICK KENARY. Mr. Kenary, Head of Portfolio Strategy, joined the Adviser in August 2005 as Head of Research and Product Development, North America. In his current position, which he has held since November 2006, Mr. Kenary focuses on market research, portfolio strategy, and product development for the Adviser and is the primary liaison between the Adviser's Investment Committee and the North American market. From November 2002 to July 2005, Mr. Kenary was the Senior Portfolio Manager for HFR Asset Management's active portfolios. From July 2000 to October 2002, Mr. Kenary was Head of Business Development for Surefoods, Inc. a startup venture to provide a business transaction platform to the foodservice industry and President of a sister company Liquidity Partners, LLC, which provided platform structuring advice to industry transaction exchanges. From September 1998 to July 2000, Mr. Kenary was a trader and risk manager for Sheridan Investments, an options-focused CTA. From January 1997 to September 1998, Mr. Kenary was an independent trader. From September 1991 to December 1996, Mr. Kenary was a proprietary trader and analyst for Tudor Investment Corporation. From July 1990 to September 1991, Mr. Kenary was an analyst in the mergers and acquisitions group at Smith Barney. From February 1989 to May 1990, Mr. Kenary was a special assistant in legislative affairs at the White House Office of Management and Budget. From November 1988 to February 1989, Mr. Kenary was the editor of the after action report at the Office of the Presidential Transition. From June 1998 to November 1988 Mr. Kenary worked in various capacities in the George Bush Presidential campaign. Mr. Kenary received an A.B. in History from Harvard University.


Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated and other accounts they manage. None of the individuals listed above owns securities in TEI.


                                     APP-14

RISK FACTORS

POTENTIAL CONFLICTS OF INTEREST. The Adviser and its affiliates, as well as many of the Hedge Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Portfolio Company and the Hedge Funds they manage. In addition, investment professionals associated with the Adviser or Hedge Fund Managers may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Adviser and its affiliates, "Other Accounts"). The Portfolio Company and Hedge Funds have no interest in these activities. As a result of the foregoing, the Adviser and Hedge Fund Managers are engaged in substantial activities other than on behalf of the Portfolio Company and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and Other Accounts.


There may be circumstances under which the Adviser or a Hedge Fund Manager will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Portfolio Company's or a Hedge Fund's assets they commit to such investment. There also may be circumstances under which the Adviser or a Hedge Fund Manager purchases or sells an investment for their Other Accounts and does not purchase or sell the same investment for the Portfolio Company or a Hedge Fund, or purchases or sells an investment for the Portfolio Company and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Adviser, and generally also the policy of the Hedge Fund Managers, that: investment decisions for the Portfolio Company, investment accounts and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among their clients, including the Portfolio Company and Hedge Funds. Therefore, there may be situations where the Adviser does not invest the Portfolio Company's assets in certain Hedge Funds in which Other Accounts may invest or in which the Portfolio Company may otherwise invest.


The Adviser, Hedge Fund Managers, and their respective affiliates may have interests in Other Accounts they manage that differ from their interests in the Portfolio Company and Hedge Funds and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Portfolio Company or Hedge Funds. In addition, the Adviser and Hedge Fund Managers may charge fees to Other Accounts and be entitled to receive performance-based incentive allocations from Other Accounts that are lower than the fees and incentive allocations to which the Portfolio Company is subject.


The Hedge Fund Managers are unaffiliated with the Adviser, and the Adviser has no control over such managers and no ability to detect, prevent or protect the Portfolio Company from their misconduct or bad judgment. Such managers may be subject to conflicts of interest due to hedge fund incentive fees, which may cause a manager to favor hedge fund clients over other clients. In addition, such managers may use conflicting buying and selling strategies for different accounts under their management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to hedge funds also may mask conflicts.



In addition, the Distributor (or one of its affiliates) may, from its own resources, make payments to broker-dealers and investor service providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend TEI instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.



                                     APP-15

INVESTMENT PROGRAM

INVESTMENT OBJECTIVES

TEI, the Offshore Fund's and the Portfolio Company's investment objectives are:


- To preserve capital, regardless of what transpires in the U.S. or global financial markets.



-    To generate attractive returns and thereby increase investors' wealth.



-    To produce returns which have low correlation with major market indices.


TEI attempts to achieve its objectives by investing substantially all of its investable assets in the Offshore Fund, which has the same investment objectives as TEI. The Offshore Fund in turn invests substantially all of its investable assets in the Portfolio Company, which utilizes a multi-strategy, multi-manager approach to attain these objectives. The Portfolio Company emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles such as limited partnerships (collectively, the "Hedge Funds") with a range of investment strategies, managed by independent investment managers (the "Hedge Fund Managers"). The Adviser believes that there are benefits to be derived from exposure to a broad range of Hedge Funds and investment strategies and that the fund of funds approach maximizes the potential for stable, positive returns over a full economic cycle.

The investment objectives of TEI, the Offshore Fund and the Portfolio Company are non-fundamental and may be changed by the Board (also acting for the Offshore Fund) and the Portfolio Company's Board, respectively. Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of TEI, the Offshore Fund and the Portfolio Company are not fundamental and may be changed by the Board (also acting for the Offshore Fund) and the Portfolio Company's Board, respectively. TEI's, the Offshore Fund's and the Portfolio Company's fundamental investment policies are listed in the SAI. The Portfolio Company's principal investment policies and strategies are discussed below.

INVESTMENT POLICIES

Allocation among Hedge Funds and Hedge Fund Managers and their respective investment strategies is a basic policy of the Adviser designed to give the Portfolio Company significantly greater stability of return than would be likely were its capital managed pursuant to a limited number of Hedge Funds or investment strategies. Different Hedge Funds, investment strategies, and Hedge Fund Managers may perform well over a complete market cycle, although their periods of above average and below average performance will not necessarily coincide.

The Portfolio Company's allocation program is intended to permit it to maintain substantial upside potential under a wide range of market conditions while reducing the variability of return. Furthermore, while some of the investment strategies used by individual Hedge Funds and Hedge Fund Managers involve a high degree of risk, the Adviser believes that the Portfolio Company's allocation to a number of different strategies and Hedge Fund Managers will reduce the overall risk associated with investments in Hedge Funds.

TEI offers Eligible Investors the following potential advantages:


     - Spreading of risk across a number of investment strategies, Hedge Fund Managers, Hedge Funds, and markets.



     - Professional selection and evaluation of investments and Hedge Fund Managers. The principals of the Adviser have extensive experience in applying multi-strategy, multi-manager investment approaches.



     - Ability to invest with Hedge Fund Managers whose minimum account size is higher than most individual investors would be willing or able to commit.



     -    Limited liability.



     - Not incurring UBTI, which would be taxable income to otherwise tax-deferred or tax-exempt entities.



     -    Administrative convenience.



                                     APP-16

INVESTMENT STRATEGIES

Investment strategies pursued by Hedge Funds selected for the Portfolio Company involve a wide range of investment techniques. The following general descriptions summarize certain investment strategies that may be pursued by Hedge Funds selected by the Adviser for the Portfolio Company. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Hedge Fund Managers.

EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets with a strong commitment to running portfolios on a highly-hedged basis. Portfolios may be run with a purely balanced exposure or within tight bands of net exposure. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors, but without a significant beta exposure in the portfolio.




EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.

Major strategies within the event-driven area are distressed securities, and mergers and reorganizations (risk arbitrage). Investing in distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. The mergers and reorganizations strategy involves purchasing and selling short shares of target and acquiring corporations, respectively, in anticipation of a merger transaction.


DISTRESSED & CREDIT. Managers in this style will take directional positions in corporate debt securities. The strategies within this style are distressed debt and credit long/short. Both of these strategies will tend to invest in corporate debt securities based on fundamental credit analysis of the underlying companies.



In distressed debt, although managers tend to be long-biased over the cycle, they will take both long and short positions in the securities of companies who are in bankruptcy, have the near-term potential to enter bankruptcy, or have recently emerged from bankruptcy. The potential for excess returns in the strategy derives from structural impediments to many institutions holding distressed securities and from the difficulty of evaluating securities and claims that are subject to bankruptcy proceedings.



In credit long/short, managers will typically take directional long and short positions in corporate debt securities. Although they will tend to have some directional bias at any point in time, managers in this strategy will tend to be neutral about the overall direction of the credit markets over the course of the cycle. In addition, managers will also take some relative value positions between different credits and within the capital structure of the same credit. Excess returns in this strategy come from structural inefficiencies due to the dominance of these markets by ratings and regulator-driven investors as well as the ability to construct attractive risk-return positions by virtue of the option-like characteristics of long and short credit positions.


RELATIVE VALUE. These managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves exploiting the optionality that may be present in select securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage.

VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. Some investment managers may shift gross and net exposures over time as market conditions change, while other investment managers may position their portfolios consistently net-long or net-short. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.


COMMODITY AND MACRO. Commodity and macro is a style that aims to generate alpha by directional or arbitrage related trading in a broader range of markets than equities and/or bonds. The underlying investment managers can be purely model-driven or fundamentally-driven or a combination of the two, and there is often a strong component of exploiting market momentum opportunities within this category.


In addition, the Portfolio Company may make certain direct investments for hedging purposes.


                                     APP-17

ALLOCATION AMONG INVESTMENT STRATEGIES

The Adviser anticipates that the Portfolio Company will continuously maintain investments in several different strategies directed by a number of Hedge Fund Managers. Each investment strategy may be represented in the Portfolio Company's portfolio by one or more Hedge Funds. In selecting an investment strategy, the Adviser evaluates the effect of investing in such strategy on the overall asset allocation of the Portfolio Company. Emphasis is given to the degree to which an investment strategy's performance is expected to be independent of the performance of strategies already being used by Hedge Funds represented in the Portfolio Company.

In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, TEI (through the Offshore Fund) may temporarily hold all or a portion of its assets in cash, and the Portfolio Company may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.

LEVERAGE

In effecting the Portfolio Company's investment strategies, the Portfolio Company may leverage its investments with Hedge Fund Managers through bank borrowings in an amount not expected to exceed 20% of gross assets. In addition, the Portfolio Company and TEI may engage in short-term borrowing from a credit line or other credit facility in order to meet redemption requests, for bridge financing of investments in Hedge Funds, in the case of the Portfolio Company, or for cash management purposes. The Portfolio Company may choose to engage in such leveraging of its investments because it believes it can generate greater returns on such borrowed funds than the cost of borrowing. However, there is no assurance that returns from borrowed funds will exceed interest expense. Borrowings are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Hedge Funds are not subject to this requirement. Short-term borrowings for the purpose of meeting redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes are not considered the use of investment leverage, and are subject to the above asset coverage requirement. The Portfolio Company may be required to pledge assets when borrowing, which in the event of an uncured default, could affect the Portfolio Company's operations, including preventing the Portfolio Company from conducting a repurchase of its interests. In addition, the terms of any borrowing may impose certain investment restrictions on the Portfolio Company.


The following table is designed to illustrate the effect on the return to a holder of each class of TEI's Units of leverage in the amount of 20% of TEI's gross assets. The table assumes hypothetical annual returns of TEI's portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 20% of TEI's gross assets with a cost of borrowing of approximately 6.52% payable for such leverage based on market rates as of the date of this Prospectus. TEI's actual cost of leverage will be based on market rates at the time TEI borrows money for investment leverage, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Members when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.



Assumed Portfolio Return (net of expenses)           (10)%     (5)%      0 %     5%     10%
Corresponding Unit Return Assuming 20% Leverage   (13.30)%  (7.30)%  (1.30)%  4.70%  10.70%


Many Hedge Fund Managers also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Hedge Fund Managers may also use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Hedge Fund Manager effectively borrows funds on a secured basis by "selling" portfolio securities to a financial institution for cash and agreeing to "repurchase" such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Hedge Fund Managers also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.

INVESTMENT SELECTION


The Adviser is responsible for the allocation of assets to various Hedge Funds, subject to policies adopted by the Portfolio Company's Board.


SELECTION OF HEDGE FUND MANAGERS. The Hedge Fund Managers may manage the Portfolio Company's assets through pooled vehicles such as investment companies, private limited partnerships and limited liability companies. The Portfolio Company may, on rare occasions (e.g., to gain access to Hedge Funds that are closed to new investors), also access


                                     APP-18

Hedge Funds indirectly through structured notes, swaps, and other derivative contracts whose return is tied to the Hedge Funds' performance. Hedge Fund Managers are selected with the objective of obtaining quality management and a broad range of strategies. The compensation earned by the Hedge Fund Managers can involve fixed fees based on the value of the assets under management, performance fees based on profits earned by Hedge Fund Managers (often 15-25% of such profits, but which may be higher) or a combination thereof.

An important element of the Hedge Fund Manager selection process is the Adviser's subjective assessment of the ability and character of prospective Hedge Fund Managers. Although many of the Hedge Fund Managers selected are successful, highly regarded members of their industry, on occasion the Adviser may select relatively new and unproven Hedge Fund Managers whom it believes demonstrate unusual potential.

In conducting its due diligence, the Adviser generally visits prospective Hedge Fund Managers. To the extent that such information is available, the Adviser considers a prospective Hedge Fund Manager's risk management program; use of leverage; use of short sales, futures, and options; degree of market exposure; spreading of risk among various investment positions; and a broad range of other areas, including organizational and operational criteria. The Adviser also conducts quantitative evaluations of a prospective Hedge Fund Manager's performance. In addition, the Adviser considers a variety of factors, including the following, in selecting prospective Hedge Fund Managers.


     -    Past performance during favorable and unfavorable market conditions.



     -    Spreading of risk in relation to other Hedge Fund Managers.



     -    Amount of assets under management.



     -    Absence of significant conflicts of interest.



     -    Overall integrity and reputation.



     -    Percentage of business time devoted to investment activities.



     -    Fees charged.


The principals of the Adviser have several sources, including the following, for identifying prospective Hedge Fund Managers.


     -    Referrals from other advisers, brokers and investors.



     - Knowledge obtained through current and past investment activities of potential Hedge Fund Managers who manage only proprietary capital or who are employed by other financial entities.



     -    Articles, publications, and performance measurement services.


PORTFOLIO CONSTRUCTION. Allocation will depend on the Adviser's assessment of the likely risks and returns of various investment strategies that the Hedge Funds utilize and the likely correlation among the Hedge Funds under consideration. The Adviser uses a combination of qualitative and proprietary quantitative screens to efficiently distill the universe of thousands of managers down to a shorter list of the "best" prospects, those that the Adviser believes have the greatest potential to add value to its portfolios. It then conducts due diligence on these prospects by evaluating the investment processes and by focusing on each of these Hedge Funds as a small dynamic business. As part of its due diligence process, the Adviser evaluates the challenges and potential hurdles it believes each manager might face and its ability to successfully navigate such hurdles.

ONGOING EVALUATION OF INVESTMENTS. As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and in some cases, the extent to which leverage is used. The Hedge Fund Managers selected by the Portfolio Company have full discretion, without the Portfolio Company's input, to purchase and sell securities and other investments for their respective Hedge Funds consistent with the relevant investment advisory agreements, partnership agreements, or other governing documents of the Hedge Funds. The Hedge Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization, or small


                                     APP-19
capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Hedge Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques to hedge other holdings of the Hedge Funds or for any other purpose. Although the Hedge Funds will primarily invest and trade in equity and debt securities, they may also invest and trade in currencies, financial futures, and equity- and debt-related instruments (i.e., instruments that may derive all or a portion of their value from equity or debt securities). The Hedge Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Prospectus. The use of one or more of these techniques may be an integral part of the investment program of a Hedge Fund, and involves certain risks. The Hedge Funds may use leverage, which also entails risk. See "Risk Factors -- Principal Risk Factors Relating to Types of Investments and Related Risks."


The Adviser evaluates the risks of the Portfolio Company's portfolio and of individual Hedge Funds. The primary goal of this process with respect to individual Hedge Funds is to determine the degree to which the Hedge Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Portfolio Company's assets among those Funds. With respect to aggregate portfolio evaluation, the Adviser endeavors to monitor the Portfolio Company's aggregate exposures to various investment strategies and to various aggregate risks.

The Adviser evaluates the operation and performance of a Hedge Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Hedge Fund Manager and the prevailing market conditions. The Adviser solicits such information from the Hedge Fund Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of a Hedge Fund. The Adviser conducts reviews with Hedge Fund Managers and the Adviser's network. The Adviser may make periodic assessments, based on any information available to it, of the degree to which multiple Hedge Funds are making substantially similar trades, which might narrow the range of assets in the Portfolio Company's portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be reviewed, as appropriate and to the extent the information is available to the Adviser.

To the extent that the Adviser has sufficient historical or contemporaneous information to do so, the Adviser may periodically adjust the Portfolio Company's allocations among Hedge Funds based on the Adviser's assessment of a number of factors, including: (i) the degree to which the Hedge Fund Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether, and to what degree, the focus, incentives and investment strategy of the Hedge Fund Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Portfolio Company.

EVALUATION OF HEDGE FUND MANAGERS AND INVESTMENTS

The Adviser evaluates the performance of the Portfolio Company's Hedge Fund Managers on a regular basis. Hedge Fund Managers are also contacted by the Adviser for their analysis of significant events as they relate to their investment strategies and influence their investment decisions. The Adviser also makes periodic comparative evaluations of Hedge Fund Managers and other managers utilizing similar investment strategies.

If a Hedge Fund Manager's relative performance is poor or if significant changes occur in a Hedge Fund Manager's approach or investments or for other reasons, the capital allocation to that Hedge Fund Manager may be reduced or withdrawn. The allocations of the Portfolio Company's assets among different investment strategies and Hedge Fund Managers are adjusted from time to time to reflect the Adviser's analysis of which strategies and Hedge Fund Managers are best suited to current market conditions.


                                     APP-20

                               DEFINED TERMS INDEX

"BOARD" means Man-Glenwood Lexington TEI, LLC's Board of Managers.





"ELIGIBLE INVESTORS." Eligible Investors include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) individual retirement accounts ("IRAs") (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.






"MEMBER" means a member of Man-Glenwood Lexington TEI, LLC.


"OFFSHORE FUND" means Man-Glenwood Lexington TEI, LDC (the "Offshore Fund"), a Cayman Islands limited duration company with the same investment objectives as TEI.

"PORTFOLIO COMPANY'S BOARD" means Man-Glenwood Lexington Associates Portfolio, LLC's Board of Managers.

"SAI" means Man-Glenwood Lexington TEI, LLC's statement of additional information filed in correlation with its Prospectus.


"UBTI" means unrelated business taxable income.



                                     APP-21

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                MAN-AHL 130, LLC
                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

INDEX TO STATEMENT OF ADDITIONAL INFORMATION


SECTION                                                                   PAGE
-------                                                                 --------
   Futures Markets and Trading Methods...............................   Pt. II-2
   Alternative Investment Strategies in General......................   Pt. II-5
   Supplemental Performance Information..............................   Pt. II-7
   Exhibit A - Limited Liability Company Agreement...................        A-1
   Exhibit B - Subscription Requirements.............................       SR-1
   Exhibit C - Investor Application Forms............................       IA-1


                                   ----------


                                    Pt. II-1

FUTURES MARKETS AND TRADING METHODS

MANAGED FUTURES FUNDS

     A futures fund is a professionally managed investment vehicle trading in either a concentrated or diversified range of markets. There is no material limitation on the assets which may be subject to futures and forward contracts. These markets may include global currencies, financial instruments, commodity and securities indices, interest rates, energy, metals and agricultural products. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments.

     Futures funds trade in exchange-traded futures contracts and futures contract options as well as in OTC forward contracts and other derivatives.

     The nature of futures trading results in substantially all of a futures fund's capital being held in reserve. No capital is expended to acquire a futures contract; rather, a futures fund's capital is held in reserve and available to cover losses incurred on the futures positions to which the futures fund acquires exposure. The margin required to open a particular futures position constitutes a good faith deposit against the futures fund's potential obligation to pay such losses.

     It is because substantially all of its capital would otherwise be held in reserve that Man-AHL 130 is able to allocate 30% of such capital to the Man-Glenwood Funds without in any respect reducing Man-AHL 130's commitment to the AHL Diversified Program.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

     Futures funds can take long and short positions in a wide range of assets, the performance of which may be substantially lowly correlated (i.e., not necessarily moving in the same direction at the same time) to the general debt and equity markets. Consequently, traditional "all long" portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of futures funds' potential low correlation with the performance of stocks and bonds, an investment in managed futures has the potential to diversify a traditional portfolio (by being profitable when traditional investments are generally declining, as well as vice versa), and to contribute to improving long-term returns and reduced portfolio volatility.

                                      ****

     MAN-AHL 130 IS A SPECULATIVE, HIGHLY LEVERAGED INVESTMENT AND IS NOT APPROPRIATE FOR EVERYONE. THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN MAN-AHL 130 WILL BE PROFITABLE OR LOWLY CORRELATED WITH AN INVESTOR'S TRADITIONAL STOCK AND BOND PORTFOLIO HOLDINGS. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN MAN-AHL 130.

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

     Futures contracts are traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as


                                    Pt. II-2
principal in the transaction and charges "bid-ask" spreads.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

     Man-AHL 130 will trade extensively in both the futures and forward markets. The latter are substantially unregulated as there is no clearinghouse or other entity which guarantees Man-AHL 130's counterparties' performance under their open positions.

Hedgers and Speculators

     The two broad classifications of persons who trade futures and forwards are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The hedger's core business involves an exposure to certain commodity prices, and the hedger is effectively able to reduce or eliminate the risk of changes in such prices by taking futures or forward positions which will profit from price changes which would otherwise adversely affect such core business. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as Man-AHL 130, have no "core business" involvement with any commodity and rarely take delivery of the physical commodities underlying any of the futures or forward contracts, but rather close out their futures or forward positions through offsetting futures or forward contracts.

Exchanges; Position and Daily Limits; Margins

     Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

     The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that futures traders may hold or control in futures contracts on certain, generally agricultural, commodities.

     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

     When a position is established, "initial margin" is deposited. Margin deposited by a futures trader remains the property of such trader. Such margin merely serves as a good faith deposit by a trader to ensure that such trader will be able to cover any losses incurred on such trader's open positions.

     On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Futures Funds' Assets

     The balance sheet of a futures fund at any point in time typically consists entirely of cash and cash equivalent instruments (and, in the case of


                                    Pt. II-3

Man-AHL 130, its 30% investment in the Man-Glenwood Funds). As gains or losses are recognized on the fund's open futures positions, such cash and cash-equivalent instruments either increase or decrease, but the futures contracts held by the fund are not themselves assets or liabilities, but simply exposures to risk and potential profits.

     Many futures funds maintain all of their assets in cash and cash-equivalent instruments, but some -- such as Man-AHL 130 -- invest a portion of such capital in other investments -- in the case of Man-AHL 130, the Man-Glenwood Funds -- in an effort to achieve higher returns or reduce the overall volatility of the investment.

     Although Man-AHL 130's assets consist entirely of cash and cash-equivalent instruments as well as its investment in the Man-Glenwood Funds, Man-AHL 130's primary profit potential as well as risk of loss derives from its participating in the AHL Diversified Program. Man-AHL 130's market exposure through this Program will typically equal between 300% and 800% of Man-AHL 130's Net Asset Value. The results of such market exposure are reflected in increases or decreases in Man-AHL 130's Net Asset Value as the fluctuation in the value of Man-AHL 130's futures positions are settled by the payment or receipt of funds (generally on a daily basis). While Man-AHL 130's assets at any given time will be almost exclusively its investment in the Man-Glenwood Funds, US Treasury securities and cash, its primary business is trading pursuant to the AHL trend-following futures and forward trading program.

TRADING METHODS

     Managed futures strategies are generally classified as: (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when unexpected factors (not incorporated into the systems) dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

     Technical analysis -- on which AHL relies exclusively -- operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

     Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather; the economy of a particular country; government policies; domestic and foreign political and economic events; and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

     Trend-following advisors -- such as AHL -- try to take advantage of major price movements, in contrast with traders which focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to incur material losses.

Risk Control Techniques

     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as


                                    Pt. II-4
establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that significant losses will be avoided.

     The AHL Diversified Program incorporates a number of risk control systems -- for example, signaling a reduction in position size as market volatility increases or an adjustment of positions in correlated markets to maintain the desired level of diversification within the portfolio as a whole. Prospective investors must recognize, however, that no risk control policy or technique can provide any absolute assurance against losses being incurred in excess of what is considered to be an acceptable level. In addition, risk control -- like outright hedging -- involves substantial opportunity costs. AHL may elect not to apply certain risk control policies if AHL believes that doing so would impair profit potential (although thereby incurring greater risk of loss).

The AHL Diversified Program

     The AHL Diversified Program is a systematic, technical, trend-following trading system. While AHL's trading systems themselves are continuously being developed and/or adapted, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders -- perhaps the most important subjective judgment made by the AHL traders is whether to execute trades as a single order or as a series of different orders.

ALTERNATIVE INVESTMENT STRATEGIES IN GENERAL

     Man-AHL 130's investment of a limited portion of its capital in the Man-Glenwood Funds is intended both for yield and diversification purposes. The Man-Glenwood Funds invest in a diversified group of alternative investment strategies.

     INVESTMENT STRATEGIES

     "Alternative investment strategies" is a generic term used to refer to strategies other than traditional "all long" debt and equity investing. Alternative strategies involve a wide range of investment techniques. The following are general descriptions of certain principal alternative investment strategies. The following descriptions are not intended to be complete explanations of any of such strategies or a list of all possible alternative investment strategies.

     EQUITY HEDGE. Equity hedge is characterized by investment managers investing in domestic and international equity markets while hedging overall equity market risk by, for example, taking short positions in the applicable stock index. By attempting to neutralize the effects of general equity market increases or declines on a fund's portfolio, these traders focus either on individual stocks or on the relative values of stocks of different but related issuers. Returns can be driven by fundamental or quantitative security selection, both within sectors or across sectors. However, the portfolio is constructed so as to substantially eliminate exposure to general equity market price movements as opposed to the price movements of individual stocks. For example, if the Dow Jones Industrial Average declines 10% while Ford Motor Company stocks declined only 9%, an equity hedge manager would hope to be able to recognize the 1% profit on the outperformance of Ford, while avoiding the 10% losses incurred by the market as a whole.




     EVENT-DRIVEN. Investment managers within the event-driven strategy focus on corporate events such as bankruptcies, mergers, reorganizations, spin-offs, restructurings and changes in senior management that have the potential to significantly change the future prospects, and the future valuation, of a company.

     Major strategies within the event-driven area are: (i) distressed securities; and (ii) mergers and reorganizations (risk arbitrage). Investing in


                                    Pt. II-5
distressed securities typically involves buying or selling short securities of companies that are in or facing bankruptcy, reorganization or other distressed situations. Mergers and reorganizations strategies typically involve buying or selling short securities of target and acquiring companies, respectively, in anticipation of a merger transaction. In each case, the outcome of the financial restructuring, merger, etc. is expected materially to affect the value of the positions acquired. These strategies are typically subject to major losses if the anticipated "event" is not consummated.


     DISTRESSED AND CREDIT. Managers in this style will take directional positions in corporate debt securities. The strategies within this style are distressed debt and credit long/short. Both of these strategies will tend to invest in corporate debt securities based on fundamental credit analysis of the underlying companies.



     In distressed debt, although managers tend to be long-biased over the cycle, they will take both long and short positions in the securities of companies who are in bankruptcy, have the near-term potential to enter bankruptcy, or have recently emerged from bankruptcy. The potential for excess returns in the strategy derives from structural impediments to many institutions holding distressed securities and from the difficulty of evaluating securities and claims that are subject to bankruptcy proceedings.



     In credit long/short, managers will typically take directional long and short positions in corporate debt securities. Although they will tend to have some directional bias at any point in time, managers in this strategy will tend to be neutral about the overall direction of the credit markets over the course of the cycle. In addition, managers will also take some relative value positions between different credits and within the capital structure of the same credit. Excess returns in this strategy come from structural inefficiencies due to the dominance of these markets by ratings and regulator-driven investors as well as the ability to construct attractive risk-return positions by virtue of the option-like characteristics of long and short credit positions.


     RELATIVE VALUE. These investment managers attempt to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy often involves attempting to exploit the value of the option component embedded in certain securities, particularly convertible bonds. Typical strategies include convertible bond arbitrage, credit arbitrage and derivatives arbitrage. By "arbitrage" what is meant is that these strategies seek to profit from relative mispricings between, for example, a convertible bond and the common stock into which it is convertible, the subordinated and senior debt of the same or related issuer or the equity options and underlying equity of the same or related issuers.

     VARIABLE EQUITY. These investment managers invest in domestic and international equity markets. These managers will generally take positions both based on issuer-specific factors, and so as to reflect the manager's opinions as to the likely movements of the market as a whole. Returns are driven by the individual stock selection skills, following either fundamental or quantitative selection criteria, along with the ability to identify shifts in market direction.


     COMMODITY AND MACRO. Commodity trading seeks to generate profits by trading in markets other than equities and/or bonds. Commodity trading strategies can be purely model-driven (based on systems which analyze historical price patterns and information), fundamentally-driven (based on the manager's analysis of underlying economic factors) or a combination of the two. Many futures trading strategies attempt to identify price trends and movements rather than to profit from identifying relative mispricings.



                                    Pt. II-6

SUPPLEMENTAL PERFORMANCE INFORMATION


     Man-AHL 130 trades in the futures, forward currency and OTC derivatives markets pursuant to the AHL Diversified Program. AHL's trading process is the product of sophisticated research and applies a technical approach that has been operated, with modifications, by Man Group since 1989. The AHL Diversified Program to be traded on behalf of Man-AHL 130 has been operating in the US since April 1998.


     A number of commodity advisory subsidiaries of Man Group plc employ the AHL Diversified Program on behalf of their clients. The performance information set forth below represents the composite performance of all accounts available to US investors traded pursuant to the AHL Diversified Portfolio.

     Man-AHL 130 allocates approximately 30% of its capital to Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC in an attempt to enhance the yield Man-AHL 130 would otherwise earn on such capital in Man-AHL 130's account at the commodity broker. The performance information for the Man-Glenwood Funds set forth below and on page APP-2 of this Prospectus represents the past performance of (i) a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund's management under Glenwood Capital Investments, LLC from 1993 to 2002, (ii) Man-Glenwood Lexington Associates Portfolio, LLC (the "Portfolio Company"), which is the private fund's successor, from January 1, 2003 until March 31, 2003, in the case of Man-Glenwood Lexington, LLC, and from January 1, 2003 until April 30, 2004, in the case of Class A units of Man-Glenwood Lexington TEI, LLC and (iii) Man-Glenwood Lexington, LLC or Class A units of Man-Glenwood Lexington TEI, LLC, as the case may be, thereafter. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund's portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood Lexington, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. The performance shown, however, is not necessarily indicative of how the Portfolio Company, Man-Glenwood Lexington, LLC, or Man-Glenwood Lexington TEI, LLC will perform in the future. In particular, the private fund's performance is not necessarily an indication of how the Portfolio Company, Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC will perform in the future, as the private fund was not subject to investment limitations and other restrictions imposed on registered investment companies by the Investment Company Act of 1940.

     Glenwood Capital Investments, L.L.C. ("Glenwood") is the investment advisor to the Portfolio Company, and is the investment advisor to the private fund. The private fund, the Portfolio Company, Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC have substantially similar investment objectives, policies and strategies. Glenwood manages the Portfolio Company substantially similarly to the private fund. Accordingly, by Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC investing all of their investable assets in the Portfolio Company, the Man-Glenwood Funds receive substantially similar investment management to that Glenwood renders to the Portfolio Company and previously rendered to the private fund.

     The performance of the private fund and Portfolio Company has been adjusted in the following supplemental performance information to reflect the fees and expenses of the Man-Glenwood Funds, including the 3% annualized expense limit, plus certain private fund expenses.


                                    Pt. II-7

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE PAST PERFORMANCE OF THE AHL DIVERSIFIED PROGRAM AND OF THE MAN-GLENWOOD FUNDS IS NOT NECESSARILY INDICATIVE OF THE FUTURE RESULTS OF MAN-AHL 130. THERE CAN BE NO ASSURANCE THAT MAN-AHL 130 WILL TRADE PROFITABLY OR NOT INCUR LOSSES.


                                    Pt. II-8

AHL DIVERSIFIED PROGRAM
APRIL 3, 1998 - AUGUST 31, 2007


                               (PERFORMANCE GRAPH)

Rebase                         AHL Diversified          S&P 500             Citigroup High Grade
Values                             Program             TR Index                 Corp Bond TR
1,000     31-Mar-98                1000.00              1000.00                    1000.00
          29-Apr-98                 967.22              1010.06                    1005.28
          30-May-98                1011.76               992.70                    1022.04
          29-Jun-98                1020.51              1033.02                    1033.75
          30-Jul-98                1041.27              1022.02                    1027.97
          30-Aug-98                1191.62               874.26                    1037.08
          29-Sep-98                1218.95               930.27                    1079.90
          30-Oct-98                1196.98              1005.94                    1059.42
          29-Nov-98                1222.16              1066.90                    1088.04
          30-Dec-98                1275.39              1128.38                    1089.17
          30-Jan-99                1207.79              1175.57                    1102.52
          27-Feb-99                1246.17              1139.03                    1058.34
          30-Mar-99                1182.95              1184.61                    1058.60
          29-Apr-99                1273.24              1230.48                    1056.04
          30-May-99                1204.82              1201.42                    1037.47
          29-Jun-99                1197.79              1268.10                    1020.87
          30-Jul-99                1203.13              1228.50                    1009.33
          30-Aug-99                1213.45              1222.43                    1006.67
          29-Sep-99                1226.74              1188.91                    1016.05
          30-Oct-99                1134.36              1264.15                    1020.86
          29-Nov-99                1225.90              1289.85                    1018.44
          30-Dec-99                1288.35              1365.81                    1008.07
          30-Jan-00                1287.73              1297.19                    1005.95
          27-Feb-00                1295.65              1272.64                    1015.21
          30-Mar-00                1263.28              1397.13                    1032.41
          29-Apr-00                1235.19              1355.10                    1020.57
          30-May-00                1269.90              1327.30                    1004.17
          29-Jun-00                1223.38              1360.02                    1036.90
          30-Jul-00                1190.03              1338.76                    1055.48
          30-Aug-00                1235.62              1421.92                    1069.74
          29-Sep-00                1208.08              1346.85                    1074.72
          30-Oct-00                1249.43              1341.15                    1079.55
          29-Nov-00                1361.69              1235.42                    1107.90
          30-Dec-00                1503.73              1241.47                    1137.78
          30-Jan-01                1522.87              1285.51                    1178.62
          27-Feb-01                1553.87              1168.30                    1193.63
          30-Mar-01                1707.34              1094.28                    1190.15
          29-Apr-01                1565.15              1179.32                    1174.87
          30-May-01                1534.79              1187.22                    1190.41
          29-Jun-01                1518.55              1158.33                    1197.00
          30-Jul-01                1571.75              1146.92                    1240.19
          30-Aug-01                1672.24              1075.13                    1259.60
          29-Sep-01                1805.38               988.31                    1240.44
          30-Oct-01                1878.51              1007.15                    1294.68
          29-Nov-01                1733.68              1084.41                    1270.34
          30-Dec-01                1722.75              1093.91                    1258.93
          30-Jan-02                1651.65              1077.94                    1280.94
          27-Feb-02                1573.51              1057.15                    1297.64
          30-Mar-02                1575.14              1096.91                    1259.39
          29-Apr-02                1541.22              1030.41                    1291.26
          30-May-02                1578.12              1022.82                    1305.86
          29-Jun-02                1786.35               949.95                    1315.38
          30-Jul-02                1883.64               875.91                    1327.69
          30-Aug-02                1898.89               881.66                    1387.70
          29-Sep-02                2028.61               785.84                    1433.47
          30-Oct-02                1838.41               855.01                    1399.10
          29-Nov-02                1735.13               905.33                    1413.52
          30-Dec-02                1919.87               852.15                    1464.56
          30-Jan-03                2072.01               829.82                    1467.60
          27-Feb-03                2228.12               817.37                    1506.28
          30-Mar-03                2042.62               825.31                    1494.25
          29-Apr-03                2067.73               893.29                    1528.54
          30-May-03                2282.30               940.36                    1600.49
          29-Jun-03                2187.79               952.35                    1577.59
          30-Jul-03                2167.21               969.14                    1438.56
          30-Aug-03                2151.55               988.04                    1470.03
          29-Sep-03                2209.92               977.55                    1544.00
          30-Oct-03                2250.07              1032.85                    1512.72
          29-Nov-03                2218.48              1041.94                    1520.56
          30-Dec-03                2357.94              1096.58                    1541.69
          30-Jan-04                2375.85              1116.71                    1570.48
          27-Feb-04                2487.72              1132.23                    1598.49
          30-Mar-04                2434.26              1115.15                    1617.29
          29-Apr-04                2251.91              1097.64                    1530.89
          30-May-04                2211.72              1112.71                    1519.97
          29-Jun-04                2088.40              1134.34                    1534.17
          30-Jul-04                2091.63              1096.80                    1562.45
          30-Aug-04                2113.66              1101.24                    1624.16
          29-Sep-04                2173.82              1113.16                    1640.56
          30-Oct-04                2262.00              1130.17                    1667.43
          29-Nov-04                2439.51              1175.90                    1634.10
          30-Dec-04                2431.81              1215.91                    1676.15
          30-Jan-05                2312.64              1186.28                    1722.51
          27-Feb-05                2380.68              1211.24                    1703.28
          30-Mar-05                2369.72              1189.79                    1682.08
          29-Apr-05                2309.88              1167.23                    1737.02
          30-May-05                2396.14              1204.37                    1788.29
          29-Jun-05                2476.69              1206.07                    1813.52
          30-Jul-05                2492.42              1250.93                    1769.26
          30-Aug-05                2574.04              1239.51                    1810.45
          29-Sep-05                2668.04              1249.55                    1754.24
          30-Oct-05                2635.91              1228.72                    1718.45
          29-Nov-05                2783.76              1275.19                    1735.43
          30-Dec-05                2732.97              1275.63                    1774.54
          30-Jan-06                2832.57              1309.41                    1758.11
          27-Feb-06                2754.27              1312.97                    1780.58
          30-Mar-06                2853.53              1329.31                    1708.59
          29-Apr-06                2991.30              1347.16                    1670.34
          30-May-06                2863.66              1308.39                    1666.94
          29-Jun-06                2768.06              1310.16                    1673.42
          30-Jul-06                2665.46              1318.24                    1713.13
          30-Aug-06                2725.37              1349.61                    1774.91
          29-Sep-06                2695.48              1384.39                    1807.47
          30-Oct-06                2704.34              1429.50                    1830.45
          29-Nov-06                2772.26              1456.68                    1875.54
          30-Dec-06                2862.19              1477.12                    1832.08
          30-Jan-07                2937.07              1499.45                    1822.75
          27-Feb-07                2769.72              1470.13                    1875.13
          30-Mar-07                2699.03              1486.57                    1831.89
          29-Apr-07                2883.05              1552.42                    1857.62
          30-May-07                2991.78              1606.59                    1824.61
          29-Jun-07                3104.06              1579.90                    1797.52
          30-Jul-07                3023.23              1530.92                    1791.74
          30-Aug-07                2869.44              1553.86                    1818.94


     THIS GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

                                  AHL
                              DIVERSIFIED      US          US
                                PROGRAM     STOCKS(1)   BONDS(2)
                              -----------   ---------   --------
Total return                     186.9%        55.4%      81.9%
Annualized return                 11.8%         4.8%       6.6%
Annualized volatility(3)          16.7%        14.8%       7.8%
   Largest peak-to-valley
   loss (worst drawdown)(4)      -18.0%       -44.7%     -10.1%
Sharpe ratio(5)                    0.52         0.13       0.35


     The chart above represents the pre-tax growth of a theoretical $1,000 investment in the AHL Diversified Program, in the US stock market and in the US bond market. The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. The returns for 2007 are estimated, unaudited and subject to change.



Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio.
     (1) US stocks: S&P 500 Total Return Index (dividends reinvested). (2) US bonds: Citigroup High Grade Corporate Bond Index (total return).(3) Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. (4) The period of the largest peak-to-valley loss (worst drawdown) for the AHL Diversified Program is October 2001 through April 2002. The periods of largest peak-to-valley loss (worst drawdown) for US stocks and US bonds were August 2000 through September 2002 and May 2003 through July 2003, respectively. (5) Sharpe ratio is calculated using the 3 month USD LIBOR Index risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Financial statistics that assume a normal distribution of returns from an investment strategy, such as standard deviation, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    Pt. II-9

AHL DIVERSIFIED PROGRAM
APRIL 3, 1998 THROUGH AUGUST 31, 2007


                              (PERFORMANCE GRAPH)

                               1 year to           5 years to       Since inception to
                            August 31, 2007     August 31, 2007       August 31, 2007
                          ------------------   ------------------   ------------------
AHL Diversified Program           5.3%                8.6%                 11.8%
US stocks(1)                     15.1%               12.0%                  4.8%
US bonds(2)                       2.5%                5.6%                  6.6%


THIS GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS

     The chart above represents the annualized performance of the AHL Diversified Program over a one-year period, a five-year period and since inception in April 1998 compared to the performance of US stocks and US bonds. Index returns are shown for comparison purposes. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.

     The performance set forth above was measured as of single points in time and is not necessarily reflective of the results of any particular account traded pursuant to the AHL Diversified Program or tracking the S&P or Citigroup indices.


     The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. The returns for 2006 are estimated, unaudited and subject to change.


Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. (1) US stocks: S&P 500 Total Return Index (dividends reinvested). (2) US bonds:
     Citigroup High Grade Corporate Bond Index (total return).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                   Pt. II-10

AHL DIVERSIFIED PROGRAM
APRIL 3, 1998 TO AUGUST 31, 2007


Traditional Portfolio(4) and return

(PIE CHART)

Traditional Portfolio


Annualized return               5.6%
Annualized volatility(5)        9.0%
Largest peak-to-valley loss
   (worst drawdown)(6)        -21.9%
Sharpe ratio(7)                0.22



$100,000 invested at inception would have grown to $167,090


Enhanced portfolio(4) and return

(PIE CHART)

Note: 10% is only an example. You must determine the appropriate allocation to alternative investments generally, and if suitable, to the AHL diversified program, as a portion of the alternative investments included in a diversified portfolio.

Enhanced Portfolio


Annualized return               6.4% ->   Increase of      0.8%
Annualized volatility(5)        7.8% ->   Reduced by       1.2%
Largest peak-to-valley loss
   (worst drawdown)(6)        -15.3% ->   Improvement of   6.6%
Sharpe ratio(7)                 0.34 ->   Improvement of  0.12



$100,000 invested at inception would have grown to $179,654



     The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. The returns for 2007 are estimated, unaudited and subject to change.


     Combining actively managed investments such as the AHL Diversified Program with passive investment indices such as the S&P 500 Total Return Index and Citigroup High Grade Corporate Bond Index has material inherent limitations. Each index is unmanaged and does not incur management fees, transaction costs or other expenses.


Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. (1) US stocks: S&P 500 Total Return Index (dividends reinvested). (2) US bonds:
     Citigroup High Grade Corporate Bond Index (total return). (3) Cash: 3 month USD LIBOR Index. (4) Traditional portfolio: 60% US stocks, 30% US bonds, 10% Cash. Enhanced portfolio: 90% traditional portfolio; 10% AHL Diversified Program. (5) Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. (6) The period of the largest peak-to-valley loss (worst drawdown) for the AHL Diversified Program is October 2001 through April 2002. The periods of largest peak-to-valley loss (worst drawdown) for US stocks and US bonds were August 2000 through September 2002 and May 2003 through July 2003, respectively. (7) Sharpe ratio is calculated using the 3 month USD LIBOR Index risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they may be misleading. Financial statistics that assume a normal distribution of returns from an investment strategy, such as standard deviation, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy. In order for a portfolio consisting of stocks, bonds, cash and the AHL Diversified Program to outperform a portfolio consisting of stocks, bonds and cash only, the AHL Diversified Program must outperform stocks, bonds or cash over the period measured. There can be no assurance that will, in fact, occur.


IF THE AHL DIVERSIFIED PROGRAM IS SUCCESSFUL, IT COULD ADD BENEFICIAL DIVERSIFICATION TO A PORTFOLIO. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FOREGOING DOES NOT REPRESENT ANY ACTUAL PORTFOLIO COMPOSITION BUT ONLY THE POSSIBLE RESULTS WHICH MIGHT HAVE OCCURRED HAD THE AHL DIVERSIFIED PROGRAM BEEN INCLUDED IN A TRADITIONAL PORTFOLIO DURING THE PERIOD SHOWN.


                                   Pt. II-11

AHL DIVERSIFIED PROGRAM
APRIL 3, 1998 TO AUGUST 31, 2007


                               (PERFORMANCE GRAPH)

                          Average return during    Average return during       Average return
                          US stocks up quarters   US stocks down quarters   during all quarters
                          ---------------------   -----------------------   -------------------
AHL Diversified Program            0.9%                     8.2%                    3.5%
US stocks(1)                       6.4%                    -7.2%                    1.6%
US bonds(2)                        0.8%                     3.3%                    1.7%

                               (PERFORMANCE GRAPH)

                          Average return during    Average return during       Average return
                           US bonds up quarters    US bonds down quarters   during all quarters
                          ---------------------   -----------------------   -------------------
AHL Diversified Program            4.6%                     1.1%                   3.5%
US stocks(1)                       0.3%                     4.2%                   1.6%
US bonds(2)                        3.5%                    -2.2%                   1.7%


THESE GRAPHS REPRESENT THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

     The first chart above represents a comparison of the AHL Diversified Program performance record and US bonds to US stocks, showing the average quarterly returns, during profitable and unprofitable quarters for US stocks as well as for all quarters during the period shown. The second chart above represents a comparison of the AHL Diversified Program performance record and US stocks to US bonds, showing the average quarterly returns, during profitable and unprofitable quarters for US bonds as well as for all quarters during the period shown. The charts above suggest that the AHL Diversified Program has in many cases not been dependent on the same events that trigger positive performance for stocks or bonds.

     Profitable or unprofitable quarters are determined by measuring the quarterly performance of the programs represented in the AHL Diversified Program, US stocks and US bonds respectively, beginning with the quarter ending June 1998. Performance is calculated quarter-to-quarter, not cumulatively or against an absolute base line. Percentages on the left side of the chart indicate the level of quarterly returns.


     Performance used in these charts is for illustrative purposes only and does not reflect the performance of Man-AHL 130. The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the



                                   Pt. II-12
timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. The returns for 2007 are estimated, unaudited and subject to change.


Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio.
     (1) US stocks: S&P 500 Total Return Index (dividends reinvested). (2) US bonds: Citigroup High Grade Corporate Bond Index (total return).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                   Pt. II-13

AHL DIVERSIFIED PROGRAM
APRIL 3, 1998 TO AUGUST 31, 2007


1-YEAR CUMULATIVE ROLLING RETURNS ANALYSIS

(BAR CHART)

                       12 month cumulative
                          rolling return
      31-Mar-98
      29-Apr-98
      30-May-98
      29-Jun-98
      30-Jul-98
      30-Aug-98
      29-Sep-98
      30-Oct-98
      29-Nov-98
      30-Dec-98
      30-Jan-99
      27-Feb-99
      30-Mar-99              18.3%
      29-Apr-99              31.6%
      30-May-99              19.1%
      29-Jun-99              17.4%
      30-Jul-99              15.5%
      30-Aug-99               1.8%
      29-Sep-99               0.6%
      30-Oct-99              -5.2%
      29-Nov-99               0.3%
      30-Dec-99               1.0%
      30-Jan-00               6.6%
      27-Feb-00               4.0%
      30-Mar-00               6.8%
      29-Apr-00              -3.0%
      30-May-00               5.4%
      29-Jun-00               2.1%
      30-Jul-00              -1.1%
      30-Aug-00               1.8%
      29-Sep-00              -1.5%
      30-Oct-00              10.1%
      29-Nov-00              11.1%
      30-Dec-00              16.7%
      30-Jan-01              18.3%
      27-Feb-01              19.9%
      30-Mar-01              35.2%
      29-Apr-01              26.7%
      30-May-01              20.9%
      29-Jun-01              24.1%
      30-Jul-01              32.1%
      30-Aug-01              35.3%
      29-Sep-01              49.4%
      30-Oct-01              50.3%
      29-Nov-01              27.3%
      30-Dec-01              14.6%
      30-Jan-02               8.5%
      27-Feb-02               1.3%
      30-Mar-02              -7.7%
      29-Apr-02              -1.5%
      30-May-02               2.8%
      29-Jun-02              17.6%
      30-Jul-02              19.8%
      30-Aug-02              13.6%
      29-Sep-02              12.4%
      30-Oct-02              -2.1%
      29-Nov-02               0.1%
      30-Dec-02              11.4%
      30-Jan-03              25.5%
      27-Feb-03              41.6%
      30-Mar-03              29.7%
      29-Apr-03              34.2%
      30-May-03              44.6%
      29-Jun-03              22.5%
      30-Jul-03              15.1%
      30-Aug-03              13.3%
      29-Sep-03               8.9%
      30-Oct-03              22.4%
      29-Nov-03              27.9%
      30-Dec-03              22.8%
      30-Jan-04              14.7%
      27-Feb-04              11.7%
      30-Mar-04              19.2%
      29-Apr-04               8.9%
      30-May-04              -3.1%
      29-Jun-04              -4.5%
      30-Jul-04              -3.5%
      30-Aug-04              -1.8%
      29-Sep-04              -1.6%
      30-Oct-04               0.5%
      29-Nov-04              10.0%
      30-Dec-04               3.1%
      30-Jan-05              -2.7%
      27-Feb-05              -4.3%
      30-Mar-05              -2.7%
      29-Apr-05               2.6%
      30-May-05               8.3%
      29-Jun-05              18.6%
      30-Jul-05              19.2%
      30-Aug-05              21.8%
      29-Sep-05              22.7%
      30-Oct-05              16.5%
      29-Nov-05              14.1%
      30-Dec-05              12.4%
      30-Jan-06              22.5%
      27-Feb-06              15.7%
      30-Mar-06              20.4%
      29-Apr-06              29.5%
      30-May-06              19.5%
      29-Jun-06              11.8%
      30-Jul-06               6.9%
      30-Aug-06               5.9%
      29-Sep-06               1.0%
      30-Oct-06               2.6%
      29-Nov-06              -0.4%
      30-Dec-06               4.7%
      30-Jan-07               3.7%
      27-Feb-07               0.6%
      30-Mar-07              -5.4%
      29-Apr-07              -3.6%
      30-May-07               4.5%
      29-Jun-07              12.1%
      30-Jul-07              13.4%
      30-Aug-07               5.3%


3-YEAR CUMULATIVE ROLLING RETURNS ANALYSIS

(BAR CHART)

                         3 year cumulative
                          rolling return
      31-Mar-98
      29-Apr-98
      30-May-98
      29-Jun-98
      30-Jul-98
      30-Aug-98
      29-Sep-98
      30-Oct-98
      29-Nov-98
      30-Dec-98
      30-Jan-99
      27-Feb-99
      30-Mar-99
      29-Apr-99
      30-May-99
      29-Jun-99
      30-Jul-99
      30-Aug-99
      29-Sep-99
      30-Oct-99
      29-Nov-99
      30-Dec-99
      30-Jan-00
      27-Feb-00
      30-Mar-00
      29-Apr-00
      30-May-00
      29-Jun-00
      30-Jul-00
      30-Aug-00
      29-Sep-00
      30-Oct-00
      29-Nov-00
      30-Dec-00
      30-Jan-01
      27-Feb-01
      30-Mar-01               70.7%
      29-Apr-01               61.8%
      30-May-01               51.7%
      29-Jun-01               48.8%
      30-Jul-01               50.9%
      30-Aug-01               40.3%
      29-Sep-01               48.1%
      30-Oct-01               56.9%
      29-Nov-01               41.9%
      30-Dec-01               35.1%
      30-Jan-02               36.8%
      27-Feb-02               26.3%
      30-Mar-02               33.2%
      29-Apr-02               21.0%
      30-May-02               31.0%
      29-Jun-02               49.1%
      30-Jul-02               56.6%
      30-Aug-02               56.5%
      29-Sep-02               65.4%
      30-Oct-02               62.1%
      29-Nov-02               41.5%
      30-Dec-02               49.0%
      30-Jan-03               60.9%
      27-Feb-03               72.0%
      30-Mar-03               61.7%
      29-Apr-03               67.4%
      30-May-03               79.7%
      29-Jun-03               78.8%
      30-Jul-03               82.1%
      30-Aug-03               74.1%
      29-Sep-03               82.9%
      30-Oct-03               80.1%
      29-Nov-03               62.9%
      30-Dec-03               56.8%
      30-Jan-04               56.0%
      27-Feb-04               60.1%
      30-Mar-04               42.6%
      29-Apr-04               43.9%
      30-May-04               44.1%
      29-Jun-04               37.5%
      30-Jul-04               33.1%
      30-Aug-04               26.4%
      29-Sep-04               20.4%
      30-Oct-04               20.4%
      29-Nov-04               40.7%
      30-Dec-04               41.2%
      30-Jan-05               40.0%
      27-Feb-05               51.3%
      30-Mar-05               50.4%
      29-Apr-05               49.9%
      30-May-05               51.8%
      29-Jun-05               38.6%
      30-Jul-05               32.3%
      30-Aug-05               35.6%
      29-Sep-05               31.5%
      30-Oct-05               43.4%
      29-Nov-05               60.4%
      30-Dec-05               42.4%
      30-Jan-06               36.7%
      27-Feb-06               23.6%
      30-Mar-06               39.7%
      29-Apr-06               44.7%
      30-May-06               25.5%
      29-Jun-06               26.5%
      30-Jul-06               23.0%
      30-Aug-06               26.7%
      29-Sep-06               22.0%
      30-Oct-06               20.2%
      29-Nov-06               25.0%
      30-Dec-06               21.4%
      30-Jan-07               23.6%
      27-Feb-07               11.3%
      30-Mar-07               10.9%
      29-Apr-07               28.0%
      30-May-07               35.3%
      29-Jun-07               48.6%
      30-Jul-07               44.5%
      30-Aug-07               35.8%


THESE GRAPHS REPRESENT THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.


     These charts cover the same period of time, but present two different rate of return cycles. The first chart presents the cumulative rolling returns of the AHL Diversified Program for all periods of twelve consecutive months from April 3, 1998 to August 31, 2007. The second chart presents the cumulative rolling returns of the AHL Diversified Program for all periods of thirty-six consecutive months from April 3, 1998 to August 31, 2007. The percentages in the left-hand column represent the rates of return achieved in the related period.


     The foregoing charts are intended to indicate that longer-term commitments to the AHL Diversified Program have historically had a lower likelihood of negative returns than shorter-term commitments. This is typical of trend-following strategies which will often have sustained periods of loss or mediocre performance in stagnant markets followed by a brief period of extraordinary performance as the systems identify and profit from the same price trends.


     The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. The returns for 2007 are estimated, unaudited and subject to change.



                                   Pt. II-14

Notes: Source: Man database. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                   Pt. II-15

MAN-GLENWOOD LEXINGTON, LLC
MAN-GLENWOOD(1) PERFORMANCE SUMMARY AS OF AUGUST 31, 2007


                               (PERFORMANCE GRAPH)

Rebase                               Man-Glenwood            S&P 500           Citigroup High Grade
Value                               Lexington, LLC          TR Index                Corp Bond TR
1,000        31-Dec-92                 1000.00               1000.00                  1000.00
             30-Jan-93                 1008.95               1008.36                  1025.03
             27-Feb-93                 1018.52               1022.10                  1051.25
             30-Mar-93                 1047.92               1043.67                  1053.90
             29-Apr-93                 1084.83               1018.44                  1059.38
             30-May-93                 1107.64               1045.69                  1061.53
             29-Jun-93                 1145.17               1048.75                  1092.67
             30-Jul-93                 1162.97               1044.53                  1103.58
             30-Aug-93                 1194.28               1084.16                  1135.30
             29-Sep-93                 1186.95               1075.85                  1140.20
             30-Oct-93                 1206.24               1098.10                  1146.01
             29-Nov-93                 1209.92               1087.64                  1124.49
             30-Dec-93                 1268.80               1100.79                  1132.05
             30-Jan-94                 1291.95               1138.21                  1154.97
             27-Feb-94                 1261.72               1107.32                  1121.98
             30-Mar-94                 1242.19               1059.04                  1079.02
             29-Apr-94                 1231.32               1072.62                  1068.58
             30-May-94                 1251.88               1090.22                  1061.91
             29-Jun-94                 1257.74               1063.50                  1053.32
             30-Jul-94                 1257.71               1098.42                  1085.87
             30-Aug-94                 1261.83               1143.46                  1082.52
             29-Sep-94                 1267.00               1115.50                  1053.81
             30-Oct-94                 1253.44               1140.56                  1048.57
             29-Nov-94                 1233.49               1099.01                  1050.49
             30-Dec-94                 1230.81               1115.32                  1067.03
             30-Jan-95                 1224.90               1144.25                  1094.40
             27-Feb-95                 1224.11               1188.84                  1126.03
             30-Mar-95                 1240.48               1223.92                  1136.72
             29-Apr-95                 1258.98               1259.96                  1156.63
             30-May-95                 1273.77               1310.32                  1229.58
             29-Jun-95                 1273.99               1340.75                  1239.26
             30-Jul-95                 1298.10               1385.22                  1226.79
             30-Aug-95                 1339.59               1388.70                  1252.99
             29-Sep-95                 1352.31               1447.30                  1272.12
             30-Oct-95                 1355.40               1442.13                  1295.69
             29-Nov-95                 1362.12               1505.44                  1327.06
             30-Dec-95                 1384.60               1534.44                  1357.28
             30-Jan-96                 1410.04               1586.66                  1359.14
             27-Feb-96                 1420.47               1601.37                  1308.42
             30-Mar-96                 1444.61               1616.79                  1291.35
             29-Apr-96                 1464.52               1640.62                  1270.75
             30-May-96                 1497.81               1682.93                  1271.40
             29-Jun-96                 1500.51               1689.36                  1293.29
             30-Jul-96                 1464.04               1614.72                  1294.54
             30-Aug-96                 1496.21               1648.78                  1285.47
             29-Sep-96                 1495.54               1741.58                  1318.72
             30-Oct-96                 1513.38               1789.62                  1366.39
             29-Nov-96                 1548.71               1924.89                  1402.29
             30-Dec-96                 1562.71               1886.75                  1376.19
             30-Jan-97                 1603.32               2004.62                  1372.28
             27-Feb-97                 1631.15               2020.33                  1376.15
             30-Mar-97                 1632.27               1937.35                  1345.78
             29-Apr-97                 1612.44               2052.98                  1370.49
             30-May-97                 1661.24               2177.97                  1388.07
             29-Jun-97                 1707.07               2275.54                  1414.01
             30-Jul-97                 1777.23               2456.60                  1488.73
             30-Aug-97                 1794.68               2318.98                  1453.01
             29-Sep-97                 1850.44               2445.98                  1485.91
             30-Oct-97                 1841.19               2364.29                  1514.22
             29-Nov-97                 1845.31               2473.74                  1529.56
             30-Dec-97                 1863.07               2516.23                  1554.55
             30-Jan-98                 1841.64               2544.06                  1575.84
             27-Feb-98                 1875.99               2727.55                  1574.73
             30-Mar-98                 1923.68               2867.22                  1580.69
             29-Apr-98                 1947.21               2896.07                  1589.04
             30-May-98                 1969.12               2846.29                  1615.53
             29-Jun-98                 1963.71               2961.90                  1634.03
             30-Jul-98                 1964.51               2930.37                  1624.90
             30-Aug-98                 1949.83               2506.70                  1639.31
             29-Sep-98                 1916.92               2667.28                  1706.98
             30-Oct-98                 1904.71               2884.24                  1674.62
             29-Nov-98                 1945.94               3059.05                  1719.85
             30-Dec-98                 1978.62               3235.33                  1721.64
             30-Jan-99                 1997.82               3370.62                  1742.74
             27-Feb-99                 2015.30               3265.86                  1672.90
             30-Mar-99                 2032.24               3396.53                  1673.32
             29-Apr-99                 2093.32               3528.06                  1669.28
             30-May-99                 2114.84               3444.74                  1639.91
             29-Jun-99                 2180.16               3635.92                  1613.68
             30-Jul-99                 2201.28               3522.39                  1595.44
             30-Aug-99                 2200.97               3504.97                  1591.24
             29-Sep-99                 2238.56               3408.88                  1606.07
             30-Oct-99                 2260.51               3624.60                  1613.67
             29-Nov-99                 2318.02               3698.28                  1609.85
             30-Dec-99                 2399.09               3916.09                  1593.45
             30-Jan-00                 2429.02               3719.34                  1590.09
             27-Feb-00                 2458.89               3648.93                  1604.74
             30-Mar-00                 2492.32               4005.89                  1631.92
             29-Apr-00                 2503.21               3885.38                  1613.21
             30-May-00                 2552.32               3805.67                  1587.29
             29-Jun-00                 2570.98               3899.49                  1639.02
             30-Jul-00                 2616.59               3838.52                  1668.39
             30-Aug-00                 2659.63               4076.95                  1690.93
             29-Sep-00                 2687.27               3861.71                  1698.79
             30-Oct-00                 2715.54               3845.39                  1706.43
             29-Nov-00                 2747.16               3542.22                  1751.24
             30-Dec-00                 2795.46               3559.56                  1798.48
             30-Jan-01                 2822.12               3685.85                  1863.04
             27-Feb-01                 2858.90               3349.77                  1886.76
             30-Mar-01                 2901.43               3137.56                  1881.25
             29-Apr-01                 2897.91               3381.38                  1857.11
             30-May-01                 2920.19               3404.03                  1881.67
             29-Jun-01                 2923.48               3321.18                  1892.09
             30-Jul-01                 2937.07               3288.49                  1960.36
             30-Aug-01                 2964.33               3082.62                  1991.04
             29-Sep-01                 2971.22               2833.69                  1960.75
             30-Oct-01                 2977.31               2887.73                  2046.49
             29-Nov-01                 2982.36               3109.24                  2008.02
             30-Dec-01                 2995.98               3136.47                  1989.98
             30-Jan-02                 3025.64               3090.70                  2024.76
             27-Feb-02                 3038.37               3031.10                  2051.17
             30-Mar-02                 3044.68               3145.10                  1990.71
             29-Apr-02                 3069.56               2954.41                  2041.07
             30-May-02                 3092.06               2932.65                  2064.16
             29-Jun-02                 3077.98               2723.73                  2079.21
             30-Jul-02                 3015.41               2511.43                  2098.67
             30-Aug-02                 3029.28               2527.92                  2193.53
             29-Sep-02                 3004.67               2253.18                  2265.86
             30-Oct-02                 3009.93               2451.50                  2211.55
             29-Nov-02                 3033.12               2595.79                  2234.33
             30-Dec-02                 3055.95               2443.30                  2315.02
             30-Jan-03                 3066.54               2379.29                  2319.82
             27-Feb-03                 3063.68               2343.59                  2380.97
             30-Mar-03                 3061.43               2366.35                  2361.94
             29-Apr-03                 3083.81               2561.26                  2416.14
             30-May-03                 3105.11               2696.21                  2529.88
             29-Jun-03                 3116.15               2730.60                  2493.68
             30-Jul-03                 3129.48               2778.75                  2273.92
             30-Aug-03                 3135.84               2832.94                  2323.66
             29-Sep-03                 3143.63               2802.86                  2440.58
             30-Oct-03                 3173.50               2961.41                  2391.14
             29-Nov-03                 3182.18               2987.47                  2403.53
             30-Dec-03                 3188.85               3144.15                  2436.94
             30-Jan-04                 3214.59               3201.86                  2482.44
             27-Feb-04                 3224.69               3246.36                  2526.72
             30-Mar-04                 3224.06               3197.39                  2556.44
             29-Apr-04                 3216.59               3147.19                  2419.86
             30-May-04                 3199.11               3190.38                  2402.60
             29-Jun-04                 3190.17               3252.42                  2425.05
             30-Jul-04                 3158.92               3144.77                  2469.75
             30-Aug-04                 3153.30               3157.49                  2567.29
             29-Sep-04                 3159.75               3191.69                  2593.21
             30-Oct-04                 3174.38               3240.45                  2635.69
             29-Nov-04                 3212.50               3371.56                  2583.00
             30-Dec-04                 3247.30               3486.29                  2649.47
             30-Jan-05                 3234.31               3401.32                  2722.75
             27-Feb-05                 3255.71               3472.89                  2692.36
             30-Mar-05                 3238.58               3411.39                  2658.84
             29-Apr-05                 3190.33               3346.70                  2745.69
             30-May-05                 3201.50               3453.18                  2826.74
             29-Jun-05                 3256.82               3458.08                  2866.61
             30-Jul-05                 3305.78               3586.69                  2796.65
             30-Aug-05                 3322.31               3553.96                  2861.76
             29-Sep-05                 3353.20               3582.74                  2772.92
             30-Oct-05                 3289.16               3523.02                  2716.34
             29-Nov-05                 3350.67               3656.27                  2743.18
             30-Dec-05                 3421.70               3657.52                  2804.99
             30-Jan-06                 3595.18               3754.38                  2779.03
             27-Feb-06                 3592.79               3764.57                  2814.55
             30-Mar-06                 3674.67               3811.43                  2700.75
             29-Apr-06                 3765.14               3862.61                  2640.28
             30-May-06                 3629.41               3751.44                  2634.92
             29-Jun-06                 3583.50               3756.52                  2645.16
             30-Jul-06                 3527.57               3779.69                  2707.92
             30-Aug-06                 3548.66               3869.62                  2805.59
             29-Sep-06                 3429.07               3969.35                  2857.05
             30-Oct-06                 3484.97               4098.69                  2893.37
             29-Nov-06                 3566.17               4176.63                  2964.65
             30-Dec-06                 3613.95               4235.22                  2895.95
             30-Jan-07                 3652.99               4299.27                  2881.21
             27-Feb-07                 3656.64               4215.18                  2964.00
             30-Mar-07                 3718.08               4262.33                  2895.65
             29-Apr-07                 3770.51               4451.13                  2936.32
             30-May-07                 3845.16               4606.45                  2884.14
             29-Jun-07                 3852.85               4529.92                  2841.33
             30-Jul-07                 3833.59               4389.47                  2832.18
             30-Aug-07                 3746.95               4455.27                  2875.18

                                 MAN-          US          US
                              GLENWOOD(1)   STOCKS(2)   BONDS(3)
                              -----------   ---------   --------
Total return                     274.7%       345.5%     187.5%
Annualized return                  9.4%        10.7%       7.5%
Annualized volatility(4)           4.8%        13.6%       7.5%
Largest peak-to-valley
   loss (worst drawdown)(5)       -8.9%       -44.7%     -10.1%
Sharpe ratio(6)                   1.02         0.50       0.42


MAN-GLENWOOD(1) PORTFOLIO ALLOCATIONS AS OF AUGUST 31, 2007


1 Event Driven           26.0%
2 Commodity & Macro      23.4%
3 Variable Equity        19.1%
4 Equity Hedge           15.8%
5 Distressed & Credit     7.7%
6 Relative Value          5.3%
7 Cash and Equivalents    2.7%

                                  (PIE CHART)

THESE GRAPHS REPRESENT THE PERFORMANCE OF ONLY THE MAN-GLENWOOD FUNDS PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN THE AHL DIVERSIFIED PROGRAM.


     The first chart above represents the pre-tax growth of a theoretical $1,000 investment in Man-Glenwood(1) as well as in US stocks and US bonds from January 1, 1993 through August 31, 2007. The performance of Man-Glenwood Lexington TEI, LLC is substantially similar, as demonstrated by the Performance Summary in the Appendix to the Prospectus. The pie chart illustrates the Man-Glenwood Funds' portfolio allocations among various alternative investment strategies as of August 31, 2007. Man-AHL 130's Man-Glenwood Funds investment represents somewhat less than 25% of Man-AHL 130's total market allocations and between 4% and 11% of its total market exposure.



Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio.
     (1) Man-Glenwood: these graphs present the past performance of (i) the private fund described on page Pt. II-6 from January 1, 1993 to December 31, 2002; (ii) the Portfolio Company described on pages Pt. II-6 and Pt. II-7 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter. (2) US stocks: S&P 500 Total Return Index (dividends reinvested). (3) US bonds: Citigroup High Grade Corporate Bond Index (total return). (4) Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. (5) The period of the largest peak-to-valley loss (worst drawdown) for Man-Glenwood is January 1994 through February 1995. The periods of largest peak-to-valley loss (worst drawdown) for US stocks and US bonds were August 2000 through September 2002 and May 2003 through July 2003, respectively.
     (6) Sharpe ratio is calculated using the 3 month USD LIBOR Index risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Financial



                                   Pt. II-16
     statistics that assume a normal distribution of returns from an investment strategy, such as standard deviation, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy. Index returns are shown for comparison purposes.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                   Pt. II-17

CORRELATION MATRIX
CORRELATION OF MONTHLY RETURNS: APRIL 3, 1998 TO AUGUST 31, 2007



                          US bonds(3)   US stocks(2)   Man-Glenwood(1)   AHL Diversified Program
                          -----------   ------------   ---------------   -----------------------
AHL Diversified Program       0.17          -0.31            0.25                  1.00
Man-Glenwood(1)              -0.14           0.22            1.00
US stocks(2)                 -0.08           1.00
US bonds(3)                   1.00


     Statistically, investments with a correlation of 1.00 make or lose money at the same time. Investments with a correlation of -1.00 always move in opposite directions. The returns of the AHL Diversified Program and of Man-Glenwood have very low correlation with other asset classes as well as with each other.


     The AHL Diversified Program performance information set forth above represents the unaudited composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from April 3, 1998 through August 31, 2007. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. Returns of the individual accounts for 2007 are estimated, unaudited and subject to change.


Notes: Source: Man database and Bloomberg. There are risks inherent in futures trading programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the trading programs and in the funds and the use of leverage. This performance does not represent the performance of Man-AHL 130. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio.
     (1) Man-Glenwood represents the past performance of (i) the private fund described on page Pt. II-6 from January 1, 1993 to December 31, 2002; (ii) the Portfolio Company described on pages Pt. II-6 and Pt. II-7 from January 1, 2003 to March 31, 2003; and (iii) Man-Glenwood Lexington, LLC thereafter. (2) US stocks: S&P 500 Total Return Index (dividends reinvested). (3) US bonds: Citigroup High Grade Corporate Bond Index (total return).

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


                                   Pt. II-18

                                MAN-AHL 130, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)


                              AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                   DATED AS OF
                                NOVEMBER 1, 2007


                           MAN INVESTMENTS (USA) CORP.
                                 MANAGING MEMBER

                                MAN-AHL 130, LLC


                              AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----
ARTICLE I DEFINITIONS....................................................    A-1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS............................    A-4

Section 2.1    Continuation of Limited Liability Company.................    A-4
Section 2.2    Name......................................................    A-5
Section 2.3    Principal and Registered Office...........................    A-5
Section 2.4    Duration..................................................    A-5
Section 2.5    Business of Man-AHL 130...................................    A-5
Section 2.6    Members...................................................    A-6

ARTICLE III NET WORTH OF MANAGING MEMBER.................................    A-6

ARTICLE IV CAPITAL CONTRIBUTIONS; UNITS..................................    A-6

ARTICLE V ALLOCATION OF PROFITS AND LOSSES...............................    A-7

Section 5.1    Capital Accounts and Allocations..........................    A-7
Section 5.2    Allocation of Profit and Loss for Federal Income Tax
               Purposes..................................................    A-7
Section 5.3    Organizational and Initial Offering Costs; Operating
               Costs; Management and Client Servicing Fees; Costs and
               Fees of Underlying Investments............................    A-9
Section 5.4    Taxes.....................................................   A-10
Section 5.5    Managing Member Services; Direct Expenses; Reserves.......   A-10
Section 5.6    Limited Liability of Members..............................   A-10
Section 5.7    Return of Capital Contributions...........................   A-10

ARTICLE VI MANAGEMENT OF MAN-AHL 130.....................................   A-11

Section 6.1    Management of Man-AHL 130.................................   A-11
Section 6.2    Compliance with the NASAA Guidelines......................   A-11

                                TABLE OF CONTENTS
                                     (CONT.)

ARTICLE VII AUDITS AND REPORTS TO MEMBERS................................   A-12

ARTICLE VIII ASSIGNABILITY OF UNITS......................................   A-13

ARTICLE IX REDEMPTIONS...................................................   A-13

ARTICLE X OFFERING OF UNITS..............................................   A-15

ARTICLE XI ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS................   A-15

Section 11.1   Additional Offerings......................................   A-15
Section 11.2   Different Business Terms..................................   A-15

ARTICLE XII SPECIAL POWER OF ATTORNEY....................................   A-15

ARTICLE XIII DISSOLUTION.................................................   A-16

ARTICLE XIV STANDARD OF LIABILITY; INDEMNIFICATION.......................   A-16

Section 14.1   Standard of Liability for the Managing Member.............   A-16
Section 14.2   Indemnification of the Managing Member by Man-AHL 130.....   A-16
Section 14.3   Indemnification of Man-AHL 130 by the Members.............   A-18

ARTICLE XV AMENDMENTS; MEETINGS..........................................   A-18

Section 15.1   Amendments with Consent of the Managing Member............   A-18
Section 15.2   Amendments and Actions without Consent of the Managing
               Member....................................................   A-19
Section 15.3   Meetings; Other Voting Matters............................   A-19
Section 15.4   Opportunity to Redeem.....................................   A-19

ARTICLE XVI GOVERNING LAW................................................   A-19

ARTICLE XVII MISCELLANEOUS...............................................   A-20

Section 17.1   Notices...................................................   A-20
Section 17.2   Binding Effect............................................   A-20
Section 17.3   Captions..................................................   A-20

                                MAN-AHL 130, LLC


                              AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Man-AHL 130, LLC ("Man-AHL 130"), dated as of November 1, 2007, by and among Man Investments
(USA) Corp., as the Managing Member, and those Persons admitted and hereafter admitted as Members.


                                   WITNESSETH:

WHEREAS, Man-AHL 130 has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on April 14, 2005;

WHEREAS, Man-AHL 130 shall operate subject to the regulations relating to "commodity pools" as promulgated by the Commodity Futures Trading Commission ("CFTC") and the National Futures Association ("NFA");

WHEREAS, Man-AHL 130 shall trade the AHL Diversified Program (as herein defined), a highly-leveraged speculative managed futures program; and

WHEREAS, Man-AHL 130 shall invest a limited portion of its capital in the Man-Glenwood Funds (as herein defined), while holding the bulk of its capital in cash and cash equivalents as described herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

For purposes of this Agreement:

"ADMINISTRATOR" -- With respect to Man-AHL 130, means SEI Global Services Inc. or such other entity as the Managing Member may select from time to time to provide administrative services to Man-AHL 130 and to the Managing Member in its capacity as such.

"AFFILIATE" -- With respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, and the term 'Affiliated' shall have a correlative meaning. The term 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"AGREEMENT" -- This Limited Liability Company Agreement, as amended from time to time.

"AHL" -- Man-AHL (USA) Limited, an Affiliate of the Managing Member.

"AHL DIVERSIFIED PROGRAM" -- A diversified leveraged managed futures program implemented by AHL applying systematic trading strategies across a diversified range of markets.

"CAPITAL ACCOUNT" -- With respect to each Unit, the Capital Account established and maintained on behalf of such Unit pursuant to SECTION 5.1. For tax purposes, each Member shall be deemed to have a single Capital Account, but the financial allocations of Man-AHL 130 shall be accounted for on a per-Unit basis.

"CERTIFICATE" -- The Certificate of Formation of Man-AHL 130 and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.


"CLASS" -- Any Class of Units established by the Managing Member, having such relative rights, preferences and obligations as are designated by the Managing Member. Class A and Class B Units initially authorized invest in the same AHL Diversified Program and cash and cash equivalents; however, Class B Units invest a limited portion of their capital in Class A units of Man-Glenwood Lexington TEI, LLC while Class A Units invest in Man-Glenwood Lexington, LLC.


"CLIENT SERVICING FEE"-- See SECTION 5.3(C).

"CLOSING DATE" -- Each date on or as of which Units are issued.

"CODE" -- The Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"COMMODITY EXCHANGE ACT" -- The Commodity Exchange Act, as amended from time to time, or any successor law.

"DELAWARE ACT" -- The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.

"ERISA" -- The Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

"FISCAL PERIOD" -- The period commencing on each Closing Date and ending at the close of business on the first to occur of (i) the last day of each calendar month, (ii) any day as of which any amount is credited to or debited from the Capital Account of any Member other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units, or (iii) any other time established by the Managing Member from time to time.

"FISCAL YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of the next succeeding year, unless and until the Managing Member shall elect another Fiscal Year for Man-AHL 130.

"FUTURES" -- Exchange-traded as well as over-the-counter investments providing for the future delivery of any form of commodity, currency, other instruments or the cash value thereof.

"INVESTMENT COMPANY ACT" -- The Investment Company Act of 1940, as amended.

"INVESTOR APPLICATION FORM" -- The Class appropriate agreement submitted by all Persons wishing to acquire Units. All Investor Application Forms are subject to acceptance by the Managing Member.

"MAJORITY IN INTEREST" -- Members whose Units, when aggregated, exceed 50% of the aggregate Unit NAV of all outstanding Units.

"MAN-AHL 130" -- The limited liability company governed hereby, as such limited liability company may from time to time be constituted.


"MAN-GLENWOOD FUNDS" -- In the case of Class A Units: Man-Glenwood Lexington, LLC, a Delaware limited liability company registered as an investment company under the Investment Company Act; and in the case of Class B Units, Class A units of Man-Glenwood Lexington TEI, LLC, also a Delaware limited liability company registered as an investment company under the Investment Company Act. Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC each invest substantially all of their capital in Man-Glenwood Lexington Associates Portfolio, LLC, the only difference between Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC being that the latter employs a corporation as an "unrelated business taxable income" ("UBTI") blocker and thus receives no UBTI for federal income tax purposes. As a result, Class B Units, which invest a limited portion of their capital in Class A units of Man-Glenwood Lexington TEI, LLC, shall not recognize UBTI on such investment.


"MANAGEMENT FEE" -- See SECTION 5.3(B).

"MANAGING MEMBER" -- Man Investments (USA) Corp. or such additional or successor Managing Member(s), which shall be Man-AHL 130's manager(s) for purposes of the Delaware Act, as shall be designated from time to time pursuant to the provisions of ARTICLE VI.

"MEMBER" -- Any Person who shall have been admitted to Man-AHL 130 as a member (including any Managing Member in such Person's capacity as a member of Man-AHL 130 but excluding any Managing Member in such Person's capacity as a manager of Man-AHL 130 for purposes of the Delaware Act) until Man-AHL 130 redeems all the Units of such Person pursuant to ARTICLE IX or a substituted member or members are admitted with respect to any such Person's Units pursuant to ARTICLE IX.

"NASAA GUIDELINES" -- The Guidelines for the Registration of Public Commodity Pool Programs issued by the North American Securities Administrators Association, Inc.

"NASD" -- The National Association of Securities Dealers, Inc.

"NET ASSET VALUE" -- The total value of all assets of Man-AHL 130, less all accrued debts, liabilities and obligations of Man-AHL 130, calculated before giving effect to any redemptions of Units as of the date of determination. The Net Asset Value of Man-AHL 130 shall be computed as of the close of business on the last day of each Fiscal Period.


"NET PROFIT" or "NET LOSS" -- The amount by which the Net Asset Value of a Series of Class A Units or a Series of Class B Units of Man-AHL 130 as of the close of business on the last day of a Fiscal Period exceeds (in the case of Net Profit) or is less than (in the case of Net Loss) such Net Asset Value of such Series of Class A Units or Class B Units as of the commencement of the same Fiscal Period. Net Profit or Net Loss should be determined separately for each Series of Class A Units and Class B Units.

"PERSON" -- Any individual, partnership, corporation, trust or other entity.


"PROSPECTUS" -- The Prospectus of Man-AHL 130 included in the most recent effective Registration Statement of Man-AHL 130, or Post-Effective Amendment thereto, as supplemented from time to time.


"REDEMPTION DATE" -- The date (the last day of a calendar quarter) as of which Man-AHL 130 values the Units for purposes of determining the price at which such Units are to be redeemed by Man-AHL 130 pursuant to ARTICLE IX.

"SELLING AGENT" -- Man Investments Inc. or such additional or successor selling agents for the Units as may be designated from time to time.

"SERIES" -- Within each Class of Units, a separate series of Units subject to the terms and conditions for such Series as described in the Prospectus and set forth herein. Initially, Man-AHL 130 shall have four Series of Units: Class A Series 1, Class A Series 2, Class B Series 1 and Class B Series 2. The only difference between the Series 1 and Series 2 Units within each Class is that Series 2 Units are not charged a Client Servicing Fee and are available exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors' fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts who purchase Units through the Selling Agent.

"TAXABLE YEAR" -- The period commencing on the initial Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 and ending on the immediately following December 31, unless and until the Managing Member shall elect another taxable year for Man-AHL 130.

"TRANSFER" -- The assignment, transfer, sale, encumbrance, pledge or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.

"TREASURY REGULATIONS" -- The Treasury Regulations promulgated under the Code.


"UNIT NAV" -- The Net Asset Value of the Units of each Series, divided by the number of Units of such Series outstanding at the date of determination. The initial Unit NAV of each Class shall be an arbitrarily determined $100.


"UNITS" -- The units of limited liability company interest, each representing an ownership interest in Man-AHL 130, including the rights and obligations of a Member under this Agreement and the Delaware Act.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS


SECTION 2.1 CONTINUATION OF LIMITED LIABILITY COMPANY



Man-AHL 130 was formed, at the direction of the Managing Member, and hereby continues as a limited liability company. The Managing Member shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents and certificates that, in the opinion of the Managing Member's legal counsel, may from time to time be required by or advisable under the laws of the United States of

America, the State of Delaware or any other jurisdiction in which Man-AHL 130 shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of Man-AHL 130.

SECTION 2.2 NAME

The Company's name shall be "Man-AHL 130, LLC" or such other name as the Managing Member may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

SECTION 2.3 PRINCIPAL AND REGISTERED OFFICE

Man-AHL 130 shall have its principal office at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606, or at such other place as may be designated from time to time by the Managing Member.

Man-AHL 130 shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Managing Member.

SECTION 2.4 DURATION

The term of Man-AHL 130 commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until Man-AHL 130 is dissolved pursuant to ARTICLE XIII.

SECTION 2.5 BUSINESS OF MAN-AHL 130

The business of Man-AHL 130 is to seek medium- to long-term capital appreciation. Man-AHL 130 trades in Futures by committing to the AHL Diversified Program while holding its capital in cash and cash equivalents as well as investing a limited portion of such capital in the Man-Glenwood Funds. Man-AHL 130 may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Managing Member be necessary or advisable to carry out Man-AHL 130's objectives and business.

The Managing Member shall attempt to rebalance Man-AHL 130's portfolio quarterly to maintain Man-AHL 130's investment in the Man-Glenwood Funds at approximately 30% of Man-AHL 130's capital. The Managing Member shall use commercially reasonable efforts to ensure that Man-AHL 130 does not invest more than 30% of its capital (as determined as of the beginning of each calendar quarter) in the Man-Glenwood Funds. The Managing Member may cause Man-AHL 130 to invest less than 30% of its capital in the Man-Glenwood Funds if it deems it necessary to do so in order to obtain margin-eligible assets for Man-AHL 130 or for regulatory or tax requirements.

In furtherance of Man-AHL 130's business, the Managing Member shall have the authority to take the following actions as the Managing Member in its sole and absolute discretion may elect:

(a) To exercise all rights, powers and privileges of ownership or interest in all Futures and other assets included in Man-AHL 130 property;

(b) To do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental to, arising out of or connected with Man-AHL 130's businesses, purposes, objects or powers.

(c) To open, maintain and close one or more accounts (including bank, brokerage, margin and clearing accounts).

SECTION 2.6 MEMBERS


Man-AHL 130 shall initially offer two Series of Units in each Class. Each such Series shall initially be issued at a Unit NAV of $100, and thereafter at the then current Unit NAV; provided, however, that if Units of one Series are initially issued after Units of the other Series have been issued, Units of such Series shall initially be issued at the current Unit NAV of the other Series, and provided further that if Units of one Class are initially issued after Units of the other Class, Units of such Class shall initially be issued at the current Unit NAV of the other Class


.. Units shall be available for investment as of the beginning of each month; provided, that Man-AHL 130 shall in no event be required to issue Units of any Series at any given time. Each subscription for Units is subject to the receipt by Man-AHL 130 of cleared funds on or before the scheduled issuance date of such Units in the full amount of such subscription. Subject to the foregoing, a Person may be admitted to Man-AHL 130 as a Member subject to the condition that such Person shall execute and deliver an Investor Application Form pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Managing Member may in its sole and absolute discretion reject any Investor Application Form, in whole or in part. The Managing Member may, in its sole and absolute discretion, suspend or terminate the offering of the Units at any time.

                                   ARTICLE III

                          NET WORTH OF MANAGING MEMBER

The Managing Member agrees that as long as it remains Managing Member of Man-AHL 130, it shall maintain its "Net Worth" (as determined in accordance with the NASAA Guidelines) at an amount not less than $1,000,000.

                                   ARTICLE IV

                          CAPITAL CONTRIBUTIONS; UNITS

The Members' respective capital contributions to Man-AHL 130 shall be as shown on the books and records of Man-AHL 130.

The Managing Member shall have at all times a Capital Account equal to at least 1% of the total Capital Accounts of Man-AHL 130 (including the Managing Member's); provided, however, that the Managing Member's capital contribution to Man-AHL 130 shall not be less than $25,000. The Managing Member may withdraw any interest it may have as a Managing Member in excess of such requirement at such time or times as the Managing Member may determine; provided, however, that no such withdrawal shall reduce the Managing Member's Capital Account below $25,000.

The Managing Member may, without the consent of any Members, admit new Members.

Any Units acquired by the Managing Member or any of its Affiliates shall be non-voting, and shall not be considered outstanding for purposes of determining a Majority in Interest.

                                    ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

SECTION 5.1 CAPITAL ACCOUNTS AND ALLOCATIONS


A Capital Account shall be established for each Class A Series 1 Unit, Class A Series 2 Unit, Class B Series 1 Unit, Class B Series 2 Unit and for the Managing Member on a Unit-equivalent basis. The initial balance of each Unit's Capital Account shall be the subscription price for such Unit. As of the close of business (as determined by the Managing Member) on the last day of each Fiscal Period, any Net Profit or Net Loss in respect of Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units in Man-AHL 130's Net Assets as compared to the last such determination of Net Assets shall be credited or charged to each such Class A Series 1 Unit, Class A Series 2 Unit, Class B Series 1 Unit, or Class B Series 2 Unit pro rata (on a Series by Series basis) in accordance with the Capital Account balances of such Units as of the beginning of such Fiscal Period.


For purposes of this ARTICLE V, unless specified to the contrary, Units redeemed as of the end of any Fiscal Period shall be considered outstanding as of the end of such Fiscal Period.

SECTION 5.2 ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES

As of the end of each Fiscal Year, Man-AHL 130's income and expense and capital gain or loss shall be separately determined for Members holding Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units and shall be allocated among the Members holding Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units pursuant to the following provisions of this SECTION 5.2 for federal income tax purposes.


(a) First, items of ordinary income and expense, determined separately for each Series of Units, shall be allocated pro rata (on a Series by Series basis) among Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, and Class B Series 2 Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.


(b)  Second, capital gain or loss shall be allocated as follows:

     (i) There shall be established a tax account with respect to each outstanding Class A Unit and Class B Unit. The balance of each tax account shall be the amount paid to Man-AHL 130 for each Unit. As of the end of each Fiscal Year:

          (1) Each tax account shall be increased by the amount of income allocated to each Class A Unit and Class B Unit pursuant to SECTIONS 5.2(A), 5.2(B)(II) and 5.2(B)(III).

          (2) Each tax account shall be decreased by the amount of expense or loss allocated to each Class A Unit and Class B Unit pursuant to SECTIONS 5.2(A), 5.2(B)(IV) and 5.2(B)(V) and by the amount of any distributions paid out with respect to Class A Units and Class B Units other than upon redemption.


          (3) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this SECTION 5.2) shall be eliminated.

     (ii) Each Member who redeems a Class A Unit or Class B Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Gain (a "Redeemed Excess"), if any, up to the amount of the excess, if any, of the amount received in respect of the Unit so redeemed over the sum of the tax account (determined after making the allocation described in SECTION 5.2(A) but prior to making the allocations described in this SECTION 5.2(B)(II) and 5.2(B)(III)) attributable to such Unit. In the event the aggregate amount of Capital Gain available to be allocated pursuant to this SECTION 5.2(B)(II) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Members in the ratio which each such Member's Redeemed Excess bears to the aggregate Redeemed Excess of all such Members.

     (iii) Capital Gain remaining after the allocation described in SECTION 5.2(B)(II) shall be allocated among all Members who hold Class A Units or Class B Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose Capital Accounts with respect to such Units are in excess (a "Continuing Excess") of the tax accounts (determined after making the allocations described in SECTIONS 5.2(A) and 5.2(B)(II)) allocable to such Units, in the ratio that each such Member's Continuing Excess bears to the aggregate Continuing Excess of all such Members. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Members described in said sentence in proportion to their holdings of such Units (taking into account the different Net Asset Values of the different Units).

     (iv) Each Member who redeems a Class A Unit or Class B Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess (a "Redeemed Excess") of the tax account (determined after making the allocations described in SECTION 5.2(A), but prior to making the allocations described in this SECTION 5.2(B)(IV) or SECTION 5.2(B)(V)) allocable to such Unit over the amount received in respect of such Unit. In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this SECTION 5.2(B)(IV) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Members in the ratio that each such Member's Redeemed Deficit bears to the aggregate Redeemed Deficit of all such Members.

     (v) Capital Loss remaining after the allocation described in SECTION 5.2(B)(IV) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose tax accounts with respect to such Units are in excess (a "Continuing Deficit") of their Capital Accounts (determined after making the allocations described in SECTION 5.2(A) with respect to such Units in the ratio that each such Member's Continuing Deficit bears to the aggregate Continuing Deficit of all such Members). Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Members described in such sentence in proportion to their holdings of such Units (taking into account the different Net Asset Value of different Units).

     (vi) For purposes of this SECTION 5.2, "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

     (vii) The Managing Member may elect, with respect to any given Fiscal Year, to allocate Capital Gain and Capital Loss on a gross basis rather than netting such Capital Gains and Capital Losses.

(c) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Members generally in the ratio and to the extent that profit and loss are allocated to the Members so as to eliminate, to the extent possible, any disparity between each Member's Capital Account and such Member's tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

(d) The allocations of profit and loss to the Members shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Member, whose determination shall be binding.

(e) The Managing Member may adjust the allocations set forth in this SECTION 5.2, in the Managing Member's discretion, if the Managing Member believes that doing so shall achieve more equitable allocations or allocations more consistent with the Code.

(f) For the avoidance of doubt, profit and loss attributable to investments made with respect to one Class of Units but not the other shall be allocated solely among the Units of such Class.

SECTION 5.3 ORGANIZATIONAL AND INITIAL OFFERING COSTS; OPERATING COSTS; MANAGEMENT AND CLIENT SERVICING FEES; COSTS AND FEES OF UNDERLYING INVESTMENTS

(a) The organizational and initial offering costs of Man-AHL 130 shall be paid by the Managing Member or an Affiliate and shall not be borne by Man-AHL 130.

(b) The Managing Member shall be entitled to receive a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears (the "Management Fee").


(c) The Selling Agent shall be entitled to receive a Client Servicing Fee equal to 1/12 of 1.25% of the Unit NAV of each Class A Series 1 and Class B Series 1 Unit calculated monthly and paid quarterly in arrears for as long as such Unit remains outstanding; provided, however, that once the Selling Agent has been paid Client Servicing Fees totaling 10% of such Unit's issue price, such Class A Series 1 or Class B Series 1 Unit shall be redesignated as a Class A Series 2 or Class B Series 2 Unit, or the appropriate multiple or fraction thereof, as applicable, at the then current Unit NAV for Class A Series 2 or Class B Series 2 Units, and no further Client Servicing Fee shall be charged to such Unit. For example, and for the avoidance of doubt, if, at the time of a redesignation of a Class A Series 1 Unit, the Unit NAV of Class A Series 1 Units is $160 and the Unit NAV of Class A Series 2 Units is $200, Class A Series 1 Unit would be redesignated as 0.80 of a Class A Series 2 Unit (two such Series 1 Units being redesignated as 1.6 Series 2 Units). The maximum selling compensation payable (including the Client Servicing Fee and any amounts paid for producer visits, client seminars and any other compensation deemed to be an "item of value" pursuant to NASD Conduct Rules 2710 and 2810) shall not exceed 10% of the aggregate initial sales price of all Units sold (including Class A Series 2 and Class B Series 2 Units).

(d) The AHL Diversified Program and the Man-Glenwood Funds shall be subject to the fees and expenses described in the Prospectus.

(e) Man-AHL 130 shall bear all expenses incurred in connection with its investment in cash and cash equivalents.

(f) In the event that Man-AHL 130 invests in any assets (including managed investment programs) other than the AHL Diversified Program, the Man-Glenwood Funds and cash or cash equivalents, Man-AHL 130 shall bear the costs of such investments -- in all cases, however, subject to any applicable limitation imposed by the NASAA Guidelines.

SECTION 5.4 TAXES

Man-AHL 130 shall bear all of any taxes applicable to it.

SECTION 5.5 MANAGING MEMBER SERVICES; DIRECT EXPENSES; RESERVES

Any goods and services, beyond the Management Fee described in the Prospectus, provided to Man-AHL 130 by the Managing Member shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. None of the Managing Member's overhead expenses incurred in connection with the administration of Man-AHL 130 (including, without limitation, salaries, rent and travel expenses) shall be charged to Man-AHL 130.

All of the expenses which are for Man-AHL 130's account shall be billed, directly or indirectly, to Man-AHL 130.

Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the Managing Member. Such reserves shall reduce Net Asset Value for all purposes.

SECTION 5.6 LIMITED LIABILITY OF MEMBERS

Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and non-assessable. Except as otherwise provided by law, no Member shall be liable for Man-AHL 130 obligations in excess of the capital contributed by such Member, plus such Member's share of undistributed profits and assets. Except as provided under the Delaware Act, a Managing Member shall not be liable for Man-AHL 130's debts, obligations or liabilities.

SECTION 5.7 RETURN OF CAPITAL CONTRIBUTIONS

No Member or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of Man-AHL 130, in each case as provided herein. In no event shall a Member or subsequent assignee be entitled to demand or receive property other than cash.

                                   ARTICLE VI

                            MANAGEMENT OF MAN-AHL 130

SECTION 6.1 MANAGEMENT OF MAN-AHL 130

The Managing Member, to the exclusion of all Members, shall control, conduct and manage the business of Man-AHL 130. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions hereof), shall execute various documents on behalf of Man-AHL 130 and the Members pursuant to powers of attorney and supervise the liquidation of Man-AHL 130 if an event causing dissolution of Man-AHL 130 occurs.

The Managing Member is hereby designated as the Tax Matters Member of Man-AHL 130 and is authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Tax Matters Member.

The Managing Member may take such other actions on behalf of Man-AHL 130 as the Managing Member deems necessary or desirable to manage the business of Man-AHL 130.

The Managing Member is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with Man-AHL 130. Members may similarly engage in any such other business activities. The Managing Member shall devote to Man-AHL 130 such time as the Managing Member may deem advisable to conduct Man-AHL 130's business and affairs.

SECTION 6.2 COMPLIANCE WITH THE NASAA GUIDELINES

The Managing Member may engage, and compensate on behalf of Man-AHL 130 from funds of Man-AHL 130, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Agreement) the Managing Member and any Affiliate, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of Man-AHL 130, provided, that no such arrangement shall allow brokerage commissions paid by Man-AHL 130 in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of Man-AHL 130's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher.

The Managing Member shall be under a fiduciary duty to conduct the affairs of Man-AHL 130 in the best interests of Man-AHL 130. The Members shall under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Member under the common law. The Managing Member's fiduciary duty includes, among other things, the safekeeping of all funds and assets of Man-AHL 130 and the use thereof for the benefit of Man-AHL 130. The Managing Member shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of Man-AHL 130 and in resolving conflicts of interest. Man-AHL 130's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by Man-AHL 130 shall be competitive. Man-AHL 130 shall seek the best price and services available for its Futures transactions.

Man-AHL 130 shall make no loans to any party, and the funds of Man-AHL 130 shall not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or swap or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute commingling for these purposes). The Managing Member shall make no loans to Man-AHL 130, unless approved by the Members in accordance with SECTION 15.1 of this Agreement.

If the Managing Member makes a loan to Man-AHL 130, the Managing Member shall not receive interest in excess of its interest costs, nor may the Managing Member receive interest in excess of the amounts which would be charged Man-AHL 130 (without reference to the Managing Member's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Member shall not receive "points" or other financing charges or fees regardless of the amount. Except as disclosed in the Prospectus, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which Man-AHL 130 participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Member or any of their respective Affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. The maximum period covered by any contract entered into by Man-AHL 130, except for the various provisions of any selling agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in Man-AHL 130's basic investment policies or structure shall require the approval of a Majority in Interest. Any agreements between Man-AHL 130 and the Managing Member or any Affiliate of the Managing Member shall be terminable by Man-AHL 130 upon no more than 60 days' written notice.

Man-AHL 130 is prohibited from employing the trading technique commonly known as pyramiding. A trading manager or advisor of Man-AHL 130 taking into account Man-AHL 130's open trade equity on existing positions in determining generally whether to acquire additional Futures positions on behalf of Man-AHL 130 shall not be considered to be engaging in pyramiding.

                                   ARTICLE VII

                          AUDITS AND REPORTS TO MEMBERS

Man-AHL 130's books shall be audited annually by an independent certified public accountant. Man-AHL 130 shall use its best efforts to cause each Member to receive (i) within 90 days after the close of each Fiscal Year, certified financial statements of Man-AHL 130 for the Fiscal Year then ended, (ii) such tax information relating to their investment in Man-AHL 130 as is necessary for a Member to determine such Member's estimated tax liability in advance of April 15th of each year and (iii) such other annual and monthly information as the CFTC may by regulation require. Definitive tax information shall not be available until approximately August 15th of each year and Members shall be required to request extensions to file their tax returns.

Members or their duly authorized representatives may inspect Man-AHL 130's books and records during normal business hours upon reasonable written notice to the Managing Member and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Member, the Member shall represent that the inspection and/or copies of such records shall not be for commercial purposes unrelated to such Member's interest as a Member in Man-AHL 130.

The Managing Member shall calculate the approximate Net Asset Value per Unit on a monthly basis and furnish such information upon request to any Member.

The Managing Member shall maintain and preserve all Man-AHL 130 records for a period of not less than six (6) years.

                                  ARTICLE VIII

                             ASSIGNABILITY OF UNITS

Each Member expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of Man-AHL 130 in violation of any applicable federal or state securities laws or without giving written notice to the Managing Member. No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of Man-AHL 130 shall be effective against Man-AHL 130 or the Managing Member until the Managing Member receives the written notice of the assignment; the Managing Member shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Member may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Member, may become a substituted Member, nor shall the estate or any beneficiary of a deceased Member or assignee have any right to redeem Units from Man-AHL 130 except by redemption as provided in ARTICLE IX. The Managing Member's consent is required for the admission of a substituted Member, and the Managing Member intends to so consent, provided the Managing Member and Man-AHL 130 receive an opinion of counsel to the Managing Member that such admission will not adversely affect the classification of Man-AHL 130 as a partnership for federal income tax purposes. Each Member agrees that with the consent of the Managing Member any assignee may become a substituted Member without need of the further act or approval of any Member. If the Managing Member withholds consent, an assignee shall not become a substituted Member, and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against Man-AHL 130 or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition.

                                   ARTICLE IX

                                   REDEMPTIONS

A Member, the Managing Member or any assignee of Units of whom the Managing Member has received written notice as described above, may redeem all or any of its Units (such redemption being herein referred to as a "redemption"), effective as of the close of business (as determined by the Managing Member) on the last day of any calendar quarter, provided, that (i) all liabilities, contingent or otherwise, of Man-AHL 130 (including Man-AHL 130's allocable share of the liabilities, contingent or otherwise, of any entities in which Man-AHL 130 invests), except any liability to Members on account of their capital contributions, have been paid or there remains property of Man-AHL 130 sufficient to pay them, (ii) the Managing Member shall have timely received a request for redemption, (iii) if quarter-end redemptions are requested for more than 15% of Man-AHL 130's total outstanding Units at any quarter-end (in aggregate, not on a Class-by-Class basis), each redemption request shall be pro rated so that no more than 15% of Man-AHL 130's total outstanding Units are redeemed and (iv) in the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 shall cease its trading and investment activities and shall terminate as promptly as possible. Requests for redemption must be in writing and must be received by the Managing Member at least 45 calendar days, or such lesser period as shall be acceptable to the Managing Member, in advance of the requested effective date of redemption.

If at the close of business (as determined by the Managing Member) on any day, the Unit NAV of the Units of any Series has decreased to 50% or less of the previous month-end Unit NAV of such Units, after adding back all distributions, Man-AHL 130 shall liquidate all open positions as expeditiously as possible and suspend trading. Within seven business days after the date of suspension of trading, the Managing Member (and any other Managing Members of Man-AHL 130) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by Man-AHL 130, and the Managing Member shall mail notice of such date to each Member and assignee of Units of whom it has received written notice as described above (together with a description of Members' voting rights) by first-class mail, postage prepaid, not later than seven business days prior to such Special Redemption Date, together with instructions as to the procedure such Member or assignee must follow to have its interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Member) in Man-AHL 130 redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Member or any other assignee of whom the Managing Member has received written notice as described above, shall receive from Man-AHL 130 an amount equal to the Net Asset Value of its interest in Man-AHL 130 (subject to the liquidity of Man-AHL 130's investment in the Man-Glenwood Funds), determined as of the close of business (as determined by the Managing Member) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Member has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of Man-AHL 130 are at least $250,000 and the Net Asset Value per Unit of the Series with the lowest Unit NAV is in excess of $25, Man-AHL 130 may, in the discretion of the Managing Member, resume trading. If the Managing Member declares a Special Redemption Date, the Managing Member need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the Managing Member in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Member, irrespective of the provisions of this paragraph.

Redemption payments generally will be made within 45 days after the quarter-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due Man-AHL 130 from commodity brokers, banks or other persons or entities, Man-AHL 130 may in turn delay payment to Members or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of Man-AHL 130's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

Only whole Units may be redeemed, except when a Member is redeeming in full, unless the Managing Member specifically otherwise consents.

The Managing Member may require a Member to redeem all or a portion of such Member's Units if the Managing Member considers doing so to be desirable for the protection of Man-AHL 130.

                                    ARTICLE X

                                OFFERING OF UNITS

The Units of each Series shall be continuously offered at their respective Unit NAVs as of the first day of each month. The Managing Member on behalf of Man-AHL 130 shall take such action with respect to the offering of Units as the Managing Member shall deem advisable or necessary.

                                   ARTICLE XI

                 ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS

SECTION 11.1 ADDITIONAL OFFERINGS

The Managing Member may make additional public or private offerings of Units, provided that doing so does not dilute existing Members' economic interest in Man-AHL 130.

No Member shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

SECTION 11.2 DIFFERENT BUSINESS TERMS

Man-AHL 130 may offer different Series of Units within each Class of Units having different economic terms than previously offered Series of Units; provided that the issuance of such a new Series of Units shall in no respect adversely affect the holders of outstanding Units.

                                   ARTICLE XII

                            SPECIAL POWER OF ATTORNEY

Each Member by its execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and each officer of the Managing Member, with power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Member be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited liability company formation or qualification in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to Man-AHL 130; (iii) all conveyances and other instruments which the Managing Member deems appropriate to qualify or continue Man-AHL 130 in the State of Delaware and the jurisdictions in which Man-AHL 130 may conduct business, or which may be required to be filed by Man-AHL 130 or the Members under the laws of any jurisdiction or under any amendments or successor statutes to the Delaware Act, to reflect the dissolution or termination of Man-AHL 130 or Man-AHL 130 being governed by any amendments or successor statutes to the Delaware Act or to reorganize or refile Man-AHL 130 in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Man-AHL 130. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Members in the Managing Member being able to rely on the Managing Member's authority to act as contemplated by this ARTICLE XII) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Member.

                                  ARTICLE XIII

                                   DISSOLUTION

Man-AHL 130 shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Member, or any other event that causes the Managing Member to cease to be a Managing Member under the Act. In addition, the Managing Member may withdraw from Man-AHL 130, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Member and assignee of whom the Managing Member has notice. If the Managing Member withdraws as Managing Member and Man-AHL 130's business is continued, the withdrawing Managing Member shall pay all expenses incurred as a result of its withdrawal.

The Managing Member may not assign its Managing Member interest or its obligations to Man-AHL 130 (other than to an Affiliate) without the consent of a Majority in Interest.

The Managing Member shall notify all Members of any change in the principals of the Managing Member.

The death, incompetency, withdrawal, insolvency or dissolution of a Member or any other event that causes a Member to cease to be a Member of Man-AHL 130 shall not terminate or dissolve Man-AHL 130, and a Member, the Member's estate, custodian or personal representative shall have no right to redeem or value such Member's interest in Man-AHL 130 except as provided in ARTICLE IX hereof. Each Member expressly agrees that in the event of such Member's death, the Member waives on behalf of the Member and the Member's estate, and directs the legal representatives of the Member's estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of Man-AHL 130 and any right to an audit or examination of the books of Man-AHL
130. Nothing in this ARTICLE XIII shall, however, waive any right given elsewhere in this Agreement for a Member to be informed of the Net Asset Value of such Member's Units, to receive periodic reports, audited financial statements and other information from the Managing Member or Man-AHL 130 or to redeem or transfer Units.

                                   ARTICLE XIV

                     STANDARD OF LIABILITY; INDEMNIFICATION

SECTION 14.1 STANDARD OF LIABILITY FOR THE MANAGING MEMBER

The Managing Member and its Affiliates, as defined below, shall have no liability to Man-AHL 130 or to any Member for any loss suffered by Man-AHL 130 which arises out of any action or inaction of the Managing Member or its Affiliates if the Managing Member, in good faith, determined that such course of conduct was in the best interests of Man-AHL 130 and such course of conduct did not constitute negligence or misconduct of the Managing Member or its Affiliates.

SECTION 14.2 INDEMNIFICATION OF THE MANAGING MEMBER BY MAN-AHL 130

To the fullest extent permitted by law, subject to this SECTION 14.2, the Managing Member and its Affiliates shall be indemnified by Man-AHL 130 against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with Man-AHL 130; provided that such claims were not the result of negligence or misconduct on the part of the Managing Member or its Affiliates, and the Managing Member, in good faith, determined that such conduct was in the best interests of Man-AHL 130; and provided further that Affiliates of the Managing Member shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.

Notwithstanding anything to the contrary contained in the preceding paragraph and SECTION 14.1, the Managing Member and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In the case of clause (iii) in the immediately preceding paragraph, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

Man-AHL 130 shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this SECTION 14.2, the term Affiliates shall mean any person who: (i) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (ii) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (iii) is an officer or director of the Managing Member; or (iv) if the Managing Member is an officer, director, member or trustee, is any entity for which the Managing Member acts in any such capacity.

Advances from Man-AHL 130 assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Member by a Member are prohibited.

Advances from Man-AHL 130 assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of a legal action shall be made only if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by the Managing Member or its Affiliates on behalf of Man-AHL 130; (ii) the legal action is initiated by a third party who is not a Member; and (iii) the Managing Member or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to Man-AHL 130 in cases in which they would not be entitled to indemnification under the standard of liability set forth in SECTION 14.1.

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Member or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

In no event shall any indemnification permitted by this SECTION 14.2 be made by Man-AHL 130 unless all provisions of this SECTION 14.2 for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that Man-AHL 130 receive a determination of qualified independent legal counsel that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such determination shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by Man-AHL 130 hereunder shall be made only as provided in the specific case.

Various securities laws may impose liability even when the Managing Member acted in good faith. In no event shall any indemnification obligations of Man-AHL 130 under this ARTICLE XIV subject a Member to any liability in excess of that contemplated by SECTION 5.6.

In no event shall the provisions of this ARTICLE XIV constitute a waiver by Man-AHL 130 or of any Member of any rights of Man-AHL 130 or the Members under federal and state securities laws or purport to exculpate or indemnify the Managing Member where such exculpation or indemnification is inconsistent with such laws.

SECTION 14.3 INDEMNIFICATION OF MAN-AHL 130 BY THE MEMBERS

In the event Man-AHL 130 is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's activities, obligations or liabilities unrelated to Man-AHL 130's business, such Member (other than the Managing Member) shall indemnify and reimburse Man-AHL 130 for all loss and expense incurred, including reasonable attorneys' fees.

                                   ARTICLE XV

                              AMENDMENTS; MEETINGS

SECTION 15.1 AMENDMENTS WITH CONSENT OF THE MANAGING MEMBER

If at any time during the term of Man-AHL 130 the Managing Member shall deem it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so, provided that (i) such amendment meets the requirements of this
SECTION 15.1 or (ii) such amendment is approved by the Managing Member and by a Majority in Interest.

The Managing Member may amend this Agreement without the consent of the Members in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that Man-AHL 130 is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to attempt to ensure that Man-AHL 130 is not treated as an "investment company" for purposes of the Investment Company Act or any successor law, (v) to qualify or maintain the qualification of Man-AHL 130 as a partnership in any jurisdiction, (vi) to delete or add any provision to this agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vii) to make any amendment to this Agreement which the Managing Member deems advisable provided that such amendment is not adverse to the Members or is required by law, (viii) to designate additional Series of Units within any Class of Units and describe the terms thereof pursuant to SECTION 11.2 hereof, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to prevent Man-AHL 130 or the Managing Member or its directors, officers or controlling persons from in any manner holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

SECTION 15.2 AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING MEMBER

In any vote called by the Managing Member or pursuant to SECTION 15.3, upon the affirmative vote (which may be in person or by proxy) of a Majority-in-Interest, the following actions may be taken, irrespective of whether the Managing Member concurs: (i) this Agreement may be amended, provided, however, that approval of all Members shall be required in the case of amendments changing or altering this ARTICLE XV; in addition, reduction of the Capital Account of any Member or assignee or modification of the percentage of profits, losses or distributions to which a Member or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Member's or assignee's written consent; (ii) Man-AHL 130 may be dissolved; (iii) the Managing Member may be removed and replaced; (iv) a new Managing Member or Managing Members may be elected if the Managing Member withdraws from Man-AHL 130; (v) the sale of all or substantially all of the assets of Man-AHL 130 may be approved; and (vi) any contract with the Managing Member or any Affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

SECTION 15.3 MEETINGS; OTHER VOTING MATTERS

Any Member upon request addressed to the Managing Member shall be entitled to obtain from the Managing Member, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Members and the number of Units held by each (which shall be mailed by the Managing Member to the Member within ten days of the receipt of the request); provided, that the Managing Member may require any Member requesting such information to submit written confirmation that such information will not be used for commercial purposes and is requested solely for a purpose reasonably related to a Member's interest as a Member of Man-AHL 130.

Upon receipt of a written proposal, signed by Members owning Units representing at least 10% of the Units then owned by Members, that a meeting of Man-AHL 130 be called to vote upon any matter upon which the Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record sent by certified mail within 15 days after such receipt, call a meeting of Man-AHL 130. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Member may not restrict the voting rights of Members as set forth herein.

SECTION 15.4 OPPORTUNITY TO REDEEM

In the event that the Managing Member or the Members vote to amend this Agreement in any material respect, the amendment shall not become effective prior to all Members having an opportunity to redeem their Units.

                                   ARTICLE XVI

                                  GOVERNING LAW

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

                                  ARTICLE XVII

                                  MISCELLANEOUS

SECTION 17.1 NOTICES

All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

SECTION 17.2 BINDING EFFECT

This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under ARTICLE XIV hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Member or assignee hereunder, Man-AHL 130 and the Managing Member may rely upon Man-AHL 130 records as to who are Members and assignees, and all Members and assignees agree that their rights shall be determined and they shall be bound thereby.

SECTION 17.3 CAPTIONS

Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

                                   ----------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:                        MEMBERS:

MAN INVESTMENTS (USA) CORP.             All Members now and hereafter admitted
                                        as Members of Man-AHL 130 pursuant to
                                        Powers of Attorney now or hereafter
                                        executed in favor of, and delivered to,
                                        the Managing Member.


By: /s/ John m. Kelly
    ---------------------------------
    John M. Kelly
    President and Director              MAN INVESTMENTS (USA) CORP.


                                        By: /s/ John M. Kelly
                                            ------------------------------------
                                            John M. Kelly
                                            President and Director

                                                                       EXHIBIT B

                                MAN-AHL 130, LLC

                                   ----------

                            SUBSCRIPTION REQUIREMENTS

General

     By submitting an Investor Application Form and Power of Attorney, you (i) subscribe to purchase Units, (ii) authorize your selling agent to debit your subscription from your customer securities account or otherwise arrange to receive your subscription funds and (iii) agree to the terms of the Limited Liability Company Agreement.

Investor Suitability

     ONLY "ACCREDITED INVESTORS" MAY INVEST IN MAN-AHL 130.

     Although the public offering of the Units has been registered under the Securities Act of 1933, the Managing Member has determined to limit the persons eligible to invest in the Units to "accredited investors." Individual "accredited investors" must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity "accredited investors" must generally have a net worth of $5,000,000. "Accredited investor" status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.

     Investors from the following state must also meet certain income and/or net worth minimums to be deemed eligible investors. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:

     Arizona: (a) a net worth of at least $225,000 or (b) a net worth of at least $60,000 and an -- annual income of at least $60,000.

     YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN MAN-AHL 130.

     NO SUBSCRIBER SHALL BE DEEMED TO HAVE WAIVED ANY RIGHTS OR CLAIMS THAT HE OR SHE MAY HAVE UNDER ANY FEDERAL OR STATE SECURITIES LAWS BY REASON OF ANY REPRESENTATIONS OR UNDERTAKINGS MADE BY SUCH SUBSCRIBER IN EITHER THE CLASS APPROPRIATE INVESTOR APPLICATION FORM AND POWER OF ATTORNEY OR IN THE LIMITED LIABILITY COMPANY AGREEMENT.

     YOU MAY REVOKE YOUR SUBSCRIPTION AT ANY TIME WITHIN 5 BUSINESS DAYS OF SUBMITTING YOUR INVESTOR APPLICATION FORM AND POWER OF ATTORNEY TO YOUR SELLING AGENT.

     PLEASE COMPLETE THE CLASS APPROPRIATE EXECUTION COPY OF THE INVESTOR APPLICATION FORM AND POWER OF ATTORNEY ACCOMPANYING THIS PROSPECTUS.

                                                                       EXHIBIT C

AHL130-A

Man-AHL 130, LLC

Class A Investor Application Form (This is a specimen copy. Do not complete. See accompanying execution copy.)

BY EXECUTING THIS INVESTOR APPLICATION FORM AND POWER OF ATTORNEY, INVESTORS ARE NOT WAIVING ANY RIGHTS UNDER ANY FEDERAL OR STATE SECURITIES LAWS.

An investment in Man-AHL 130, LLC ("Man-AHL 130") involves a considerable amount of risk and some or all of the investment may be lost. An investment in Man-AHL 130 is suitable only for investors who can bear the risk associated with the limited liquidity of the investment, as redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130's net asset value as of any quarter-end, and should be viewed as a long-term investment.

Instructions

- PLEASE PRINT CLEARLY IN ALL CAPITAL LETTERS AND USE EITHER BLUE OR BLACK INK TO FILL OUT THIS INVESTOR APPLICATION FORM ("APPLICATION").

- BE SURE TO READ THE PROSPECTUS AND LIMITED LIABILITY COMPANY AGREEMENT OF MAN-AHL 130.

- FOR HELP WITH THIS APPLICATION PLEASE CALL YOUR FINANCIAL ADVISOR OR CALL US AT 800-838-0232.

-    PLEASE SEE PAGE 4 FOR MAILING AND PAYMENT OPTIONS.

- SUBSCRIPTIONS ARE REVOCABLE BY YOU FOR FIVE BUSINESS DAYS AFTER YOUR SUBMISSION OF THIS APPLICATION.

1. Investment Amount (A MINIMUM INITIAL INVESTMENT OF $25,000 IS REQUIRED) $_____________

I hereby certify that I am: [ ] an eligible taxable investor

(Note: If you are not an eligible taxable investor, please consult with your financial advisor as to whether you should be completing the Investor Application Form for Man-AHL 130, LLC Class B)

2. Unit Series Selection (see "Fees and Expenses Paid by Man AHL 130 -- Client Servicing Fee, Selling Compensation" in the Man-AHL 130 Prospectus)

Select one Series of Class A Units ("Units"):

Series 1 [ ] (Client Servicing Fee applies)
Series 2 [ ] (fee-based accounts only)

3. Investor Certifications

FOR AN INDIVIDUAL OR JOINT ACCOUNT, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":

[ ] A natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with your spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current year;

[ ] A natural person who has a net worth(1) (or joint net worth with your spouse) in excess of $1,000,000 (net worth for this purpose means total assets in excess of total liabilities);

FOR A TRUST, CORPORATION OR OTHER ENTITY, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":

[ ] A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in Man-AHL 130 and (iii) of which the person responsible for directing the investment of assets in Man-AHL 130 has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment;

[ ] An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in Man-AHL 130 and that is one of the following: (i) a corporation; (ii) a partnership; (iii) a limited liability company; (iv) a Massachusetts or similar business trust; or (v) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code");

[ ] An entity licensed, or subject to supervision, by US federal or state examining authorities as a "bank," "savings and loan association," "insurance company," or "small business investment company" (within the meaning of 17 C.F.R. Sections 230.501(a)) or an account for which a bank or savings and loaN association is subscribing in a fiduciary capacity;

[ ] A broker or dealer registered with the SEC under the Securities Exchange Act of 1934, as amended;

[ ] An investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

(1) As used herein, "net worth" means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining "net worth", the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

[ ] An entity that has elected to be treated or qualifies as a "business development company" within the meaning of Section 2(a)(48) of the 1940 Act or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

[ ] An insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended;

[ ] A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

[ ] An entity in which all of the equity owners are "accredited investors" (as described above).

FOR INDIVIDUAL OR JOINT ACCOUNT INVESTORS IN ANY OF THE BELOW STATES:

[ ] If you are an investor from a State listed below, in addition to being an "accredited investor", you must also meet the minimum net worth or minimum net worth and minimum annual income standard for your State as described below. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles: Arizona: (a) Net worth of at least $225,000 or (b) net worth of at least $60,000 and an annual income of least $60,000.

BY COMPLETING THIS APPLICATION ABOVE AND SIGNING BELOW YOU FURTHER REPRESENT, AGREE AND ACKNOWLEDGE THAT:

- You are of legal age and legally competent to execute the Application and Power of Attorney Signature Page.

- Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.

-    You are not a charitable remainder trust.

- You are not (A) a non-resident alien, (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) for purposes of US federal income taxation or (C) an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended, a "plan" as defined in and subject to Section 4975 of the Code, or an entity that holds "plan assets" of any such employee benefit plan or plan.

- You understand that Units of Man-AHL 130 are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including the possible loss of the principal amount invested.

- Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, or (iv) "a senior foreign political figure(2)", "an immediate family member(3)" or "close associate(4)" of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001(5). You agree to promptly notify the Managing Member should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Man Investments (USA) Corp. (the "Managing Member") may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to Man-AHL 130 in connection with this Application is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with Man-AHL 130's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Application that you are an intermediary subscribing to Man-AHL 130 as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.

- You understand that it may be a violation of state and federal law for you to provide these certifications if you know that they are not true.

- You understand that Man-AHL 130 and its affiliates are relying on the certifications and agreements made herein in determining your qualification and suitability as an investor in Man-AHL 130. You understand that an investment in Man-AHL 130 is not appropriate for, and may not be acquired by, any person who cannot make these certifications. You agree to indemnify the Managing Member, Man Investments Inc. (the "Selling Agent") and their affiliates and hold them harmless from any liability that you may incur as a result of these certifications being untrue in any respect.

(2) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-US government (whether elected or not), a senior official of a major non-US political party, or a senior executive of a non-US government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. (3)"Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws. (4)A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure. (5)The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

4. Account Ownership/Investor Information (To be completed by the investor and/or its trustee.)

[ ] Individual [ ] Joint (specify type) ________ [ ] LLC [ ] Partnership [ ] LLP
[ ] Trust      [ ] Other (specify type) [ ] Corporation

Name of investor _______________________________________________________________
Social Security or Taxpayer ID # _______________________________________________
Date of birth __________________________________________________________________
Joint owner or trustee name ____________________________________________________
Joint owner's Social Security # ________________________________________________
Date of birth of joint owner ___________________________________________________
Trustee's Social Security # ____________________________________________________
Date of birth of trustee _______________________________________________________
Street address (No P.O. Box) ___________________________________________________
City ___________________________________________________________________________
State __________________________________________________________________________
Zip ____________________________________________________________________________
Daytime phone number ___________________________________________________________
Fax number _____________________________________________________________________
E-mail address _________________________________________________________________

If an individual, are you a US citizen? [ ] Yes [ ] No If no, country of citizenship __________________

     Are you an employee of the Selling Agent or a participating broker-dealer?
[ ] Yes  [ ] No

If an entity, date of incorporation, formation etc. ____________________________

     Place of incorporation, formation etc. ____________________________________

INTERESTED PARTY ("IP") OR ALTERNATE MAILING ("AM") ADDRESS

If you would like duplicate copies of your statements sent to a third party (other than your broker or financial advisor), or if you would like your statements sent to an alternate mailing address, please provide the necessary information:

      [ ] IP [ ] AM  Name ______________________________________________________
Street address            ______________________________________________________
City                      ______________________________________________________
State                     ______________________________________________________
Zip                       ______________________________________________________

UPON REDEMPTION OF YOUR UNITS FROM MAN-AHL 130, DO YOU WANT THE PROCEEDS PAID TO YOU BY:

[ ]  check? (If so, check the box and go to Section 5)

[ ]  wire transfer? (If so, check the box and provide the instructions below)

Bank Name              _________________________________________________________
ABA Routing Number     _________________________________________________________
Credit to:             _________________________________________________________
Account Number         _________________________________________________________
For Further Credit to: _________________________________________________________
Name(s) on the Account _________________________________________________________
Account Number         _________________________________________________________

5. Acknowledgements

YOU ACKNOWLEDGE AND AGREE AS FOLLOWS:

- You either are, or are not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association.

- If you are signing on behalf of an entity, you are duly authorized to make this investment and to conduct transactions in Man-AHL 130 on behalf of that entity.

- You are purchasing Units for your own account, and not with a view to the distribution, assignment, transfer or other disposition of the Units.

-    You have received the current Prospectus for Man-AHL 130.

- You are eligible to invest in Man-AHL 130 and you have checked the appropriate box (or boxes) in Section 3 describing your eligibility.

-    All of the information provided herein is true, accurate and complete.

- You authorize us to use other sources of information, including obtaining a credit report or other financial responsibility report about you, at any time to verify the information provided herein and to determine the identity of the owners of your Units. Upon written request, we will provide the name and address of the credit reporting agency used.

- By signing below, you hereby agree to be bound by the terms of the Limited Liability Company Agreement of Man-AHL 130 (the "Agreement") including its Power of Attorney provisions, as set forth in Article XII of the Agreement. To the extent you believe it necessary, you have consulted with your tax and legal advisors regarding your investment in Man-AHL 130.

You agree that Man-AHL 130, the Managing Member, the Selling Agent and their managers, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions, including telephone instructions, they reasonably believe are authentic. If a Taxpayer Identification Number is not provided and certified, all dividends paid will be subject to federal backup withholding.

6. Power of Attorney and Signature

- I irrevocably appoint the Managing Member and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Agreement, including the Agreement itself.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, you certify that:

1. The number shown on this form is your correct Taxpayer Identification Number (or you are waiting for a number to be issued to you);

2. You are not subject to backup withholding because (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service ("IRS") that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and

3. You are a US person (includes a US resident alien) and agree to notify Man-AHL 130 within 60 days of the date that you cease to be a US person.

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS APPLICATION OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Investor:


Signature                               Signature
          ---------------------------             ------------------------------
Title                                   Title
       ------------------------------         ----------------------------------
Date                                    Date
     --------------------------------        -----------------------------------

Checklist
Did you remember to:

[ ]  SIGN THIS APPLICATION?
[ ]  FILL OUT THE DOLLAR AMOUNT OF THE INVESTMENT?
[ ]  FILL OUT ALL APPLICABLE SECTIONS OF THIS APPLICATION?
[ ]  ATTACH YOUR CHECK OR ISSUE PROPER WIRE INSTRUCTIONS?

7. Financial Adviser/Dealer Information (To be completed by the Financial Adviser/Dealer.) I hereby authorize the Selling Agent to act as my agent in connection with transactions under this authorization form and confirm the Unit Series selection made in Section 2. I guarantee the signatures on this application and the legal capacity of the signers. Further, I have confirmed the eligibility certifications appearing above under Sections 1 and 3.

I hereby certify that I have informed the investor of all pertinent facts with respect to an investment in the Units, as set forth in Man-AHL 130's Prospectus, including: risks; tax consequences; liquidity and marketability; and management and control of the Managing Member. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor or I have prior written approval to exercise discretion with respect to the investor's investment in the Units (copy attached hereto).

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in Man-AHL 130 is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative and Principal/Branch Office Manager MUST sign below in order to substantiate compliance with Rule 2810 of the National Association of Securities Dealers, Inc.'s ("NASD") Conduct Rules.

Representative's name           ________________________________________________
Adviser/Dealer name             ________________________________________________
Branch office address           ________________________________________________
City                            ________________________________________________
State                           ________________________________________________
Zip                             ________________________________________________
Representative's E-mail address ________________________________________________
Branch number                   ________________________________________________
Representative's number         ________________________________________________
Branch phone number             ________________________________________________
Fax number                      ________________________________________________



Authorized Representative's signature
                                      ------------------------------------------

Date                            ________________________________________________

(Note: The same individual should not sign as both "Authorized Representative" and "Principal/Branch Office Manager".)

Principal/Branch Office Manager's signature
                                            ------------------------------------

Date                            ________________________________________________

Principal/Branch Office Manager's name _________________________________________
Name for Account Registration   ________________________________________________
Account Number                  ________________________________________________
Clearing firm name/number       ________________________________________________

    INVESTMENT DATES ARE EXPECTED TO BE AS OF THE FIRST BUSINESS DAY OF EACH
                                 CALENDAR MONTH.
  YOUR FINANCIAL ADVISER MAY REQUIRE DELIVERY DATES AND INSTRUCTIONS OTHER THAN
                               THOSE LISTED BELOW.

Applications for investment at the next investment date must be received at least six business days prior to that date.

Please forward this application as follows:

ORIGINAL COPIES

-    IF BY OVERNIGHT COURIER (FEDEX, ETC.), TO:    -     IF BY US POSTAL SERVICE, TO:
Man-AHL 130, LLC, c/o Citigroup Fund Services      Man-AHL 130, LLC
Two Portland Square, Portland, ME 04101            P.O. Box 446
207-879-1900                                       Portland, ME 04112

ADVANCE COPIES (WITH ORIGINALS TO FOLLOW)
-    IF BY FAX, TO:                                -     IF BY SCAN .PDF FILE VIA E-MAIL, TO:
Man-AHL 130, LLC                                   cfsta.ai@citigroup.com
207-879-6206

Funds to be invested at the next investment date should be forwarded as follows:

- IF BY FEDERAL FUNDS WIRE, PLEASE TRANSMIT FOR RECEIPT SIX BUSINESS DAYS PRIOR TO THE NEXT INVESTMENT DATE, TO:

WIRE INSTRUCTIONS ARE PROVIDED IN THE EXECUTION COPY OF THE INVESTOR APPLICATION FORM.

- IF BY CHECK, PLEASE MAKE PAYABLE TO THE ORDER OF "MAN-AHL 130, LLC" AND MAIL OR COURIER (SEE ADDRESSES ABOVE) IN TIME TO ALLOW RECEIPT BY NO LATER THAN 14 CALENDAR DAYS PRIOR TO THE NEXT INVESTMENT DATE.

- NO CASH POLICY - MAN-AHL 130 DOES NOT ACCEPT CASH. 'CASH' FOR THE PURPOSES OF THIS POLICY INCLUDES CURRENCY, CASHIER'S CHECKS, BANK DRAFTS, TRAVELERS CHECKS AND MONEY ORDERS. IN ADDITION, MAN-AHL 130 DOES NOT ACCEPT THIRD-PARTY CHECKS OR CREDIT CARD CONVENIENCE CHECKS.

AHL130-B

Man-AHL 130, LLC

Class B Investor Application Form (This is a specimen copy. Do not complete. See accompanying execution copy.)

BY EXECUTING THIS INVESTOR APPLICATION FORM AND POWER OF ATTORNEY, INVESTORS ARE NOT WAIVING ANY RIGHTS UNDER ANY FEDERAL OR STATE SECURITIES LAWS.

An investment in Man-AHL 130, LLC ("Man-AHL 130") involves a considerable amount of risk and some or all of the investment may be lost. An investment in Man-AHL 130 is suitable only for investors who can bear the risk associated with the limited liquidity of the investment, as redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130's net asset value as of any quarter-end, and should be viewed as a long-term investment.

Instructions

- PLEASE PRINT CLEARLY IN ALL CAPITAL LETTERS AND USE EITHER BLUE OR BLACK INK TO FILL OUT THIS INVESTOR APPLICATION FORM ("APPLICATION").

- BE SURE TO READ THE PROSPECTUS AND LIMITED LIABILITY COMPANY AGREEMENT OF MAN-AHL 130.

- FOR HELP WITH THIS APPLICATION PLEASE CALL YOUR FINANCIAL ADVISOR OR CALL US AT 800-838-0232.

- FOR IRAS AND KEOGH PLANS, PLEASE NOTE THAT THE CUSTODIAN MUST ALSO SIGN THIS AGREEMENT ON PAGE 4.

- SUBSCRIPTIONS ARE REVOCABLE BY YOU FOR FIVE BUSINESS DAYS AFTER YOUR SUBMISSION OF THIS APPLICATION.

1. Investment Amount (A MINIMUM INITIAL INVESTMENT OF $10,000 IS REQUIRED) $________________

I hereby certify that I am: [ ] an eligible tax-exempt investor
[ ] an eligible tax-deferred investor

(Note: If you are not an eligible tax-exempt or tax-deferred investor, please consult with your financial advisor as to whether you should be completing the Application for Man-AHL 130, LLC Class A)

2. Unit Series Selection (see "Fees and Expenses Paid by Man-AHL 130 -- Client Servicing Fee, Selling Compensation" in the Man-AHL 130 Prospectus)

Select one Series of Class B Units ("Units"):

Series 1 [ ] (Client Servicing Fee applies)
Series 2 [ ] (fee-based accounts only)

3. Investor Certifications

FOR AN IRA, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":

[ ] A natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with your spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current year;

[ ] A natural person who has a net worth(1) (or joint net worth with your spouse) in excess of $1,000,000 (net worth for this purpose means total assets in excess of total liabilities);

FOR A TRUST, CORPORATION, KEOGH PLAN OR OTHER ENTITY, PLEASE CHECK ONE (OR MORE) OF THE FOLLOWING BOXES DESCRIBING YOUR STATUS AS AN "ACCREDITED INVESTOR":

[ ] A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in Man-AHL 130 and (iii) of which the person responsible for directing the investment of assets in Man-AHL 130 has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment;

[ ] An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in Man-AHL 130 and that is one of the following: (i) a corporation; (ii) a partnership; (iii) a limited liability company; (iv) a Massachusetts or similar business trust; or (v) an organization described in Section 501(c)(3) of the Code;

[ ] An entity licensed, or subject to supervision, by US federal or state examining authorities as a "bank," "savings and loan association," "insurance company," or "small business investment company" (within the meaning of 17 C.F.R. Sections 230.501(a)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

[ ] A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

[ ] An employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors" (as defined in Regulation D under the Securities Act of 1933, as amended); or

[ ] An entity in which all of the equity owners are "accredited investors" (as described above).

(1) As used herein, "net worth" means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining "net worth", the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

FOR AN IRA IN ANY OF THE BELOW STATES:

[ ] If you are an investor from a State listed below, in addition to being an "accredited investor", you must also meet the minimum net worth or minimum net worth and minimum annual income standard for your State as described below. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:

     Arizona: (a) Net worth of at least $225,000 or (b) net worth of at least $60,000 and an annual income of least $60,000.

BY COMPLETING THIS APPLICATION AND SIGNING BELOW YOU FURTHER REPRESENT, AGREE AND ACKNOWLEDGE THAT:

- You are of legal age and legally competent to execute the Application and Power of Attorney Signature Page.

- Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.

-    You are not a charitable remainder trust.

- You are not (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) for purposes of US federal income taxation.

- If you are a fiduciary executing this Investor Certificate on behalf of an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of ERISA or a "plan" as defined in and subject to
     Section 4975 of the Code (each, a "Plan") (the "Fiduciary"), you represent and warrant that you have considered the following with respect to the Plan's investment in Man-AHL 130 and have determined that, in review of such considerations, the investment is consistent with the Fiduciary's responsibilities under ERISA: (i) the fiduciary investment standards under ERISA in the context of the Plan's particular circumstances; (ii) the permissibility of an investment in Man-AHL 130 under the documents governing the Plan and the Fiduciary; and (iii) the risks associated with an investment in Man-AHL 130 and the fact that redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130's net asset value as of any quarter-end.

- You understand that Units of Man-AHL 130 are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including the possible loss of the principal amount invested.

- Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control ("OFAC") "watch list" and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, or (iv) "a senior foreign political figure(2)", "an immediate family member(3)" or "close associate(4)" of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001(5). You agree to promptly notify the Man Investments (USA) Corp. (the "Managing Member") should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Managing Member may be obligated to "freeze" your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to Man-AHL 130 in connection with this Application is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with Man-AHL 130's anti-money laundering program and related responsibilities from time to time. If you have indicated in this Application that you are an intermediary subscribing to Man-AHL 130 as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.

- You understand that it may be a violation of state and federal law for you to provide these certifications if you know that they are not true.

- You understand that Man-AHL 130 and its affiliates are relying on the certifications and agreements made herein in determining your qualification and suitability as an investor in Man-AHL 130. You understand that an investment in Man-AHL 130 is not appropriate for, and may not be acquired by, any person who cannot make these certifications. You agree to indemnify the Managing Member, Man Investments Inc. (the "Selling Agent") and their affiliates and hold them harmless from any liability that you may incur as a result of these certifications being untrue in any respect.

4. Account Ownership/Investor Information (To be completed by the investor and/or its trustee or custodian.)

[ ] Traditional IRA [ ] Roth IRA [ ] Keogh [ ] Foundation
[ ] Employee Benefit Plan [ ] Employee Benefit Plan Trust
[ ] Other (specify type) _________________________

Name of investor                 _______________________________________________
Social Security or Taxpayer ID # _______________________________________________
Date of birth                    _______________________________________________

(2) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-US government (whether elected or not), a senior official of a major non-US political party, or a senior executive of a non-US government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(3) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(4) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(5) The United States "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001", Pub. L. No. 107-56 (2001).

Trustee name                 ___________________________________________________
Trustee's Social Security #  ___________________________________________________
Date of birth of trustee     ___________________________________________________
Trustee's Social Security #  ___________________________________________________
Date of birth of trustee     ___________________________________________________
Street address (No P.O. Box) ___________________________________________________
City                         ___________________________________________________
State                        ___________________________________________________
Zip                          ___________________________________________________
Daytime phone number         ___________________________________________________
Fax number                   ___________________________________________________
E-mail address               ___________________________________________________

If an individual, are you a US citizen? [ ] Yes [ ] No If no, country of citizenship ___________________________

     Are you an employee of the Selling Agent or a participating broker-dealer?
[ ] Yes [ ] No

If an entity, date of incorporation, formation etc. ____________________________

     Place of incorporation, formation etc. ____________________________________

INTERESTED PARTY ("IP") OR ALTERNATE MAILING ("AM") ADDRESS

If you would like duplicate copies of your statements sent to a third party (other than your broker or financial would like your statements sent to an alternate mailing address, please provide the necessary information:

  [ ] IP   [ ] AM   Name _______________________________________________________
Street address           _______________________________________________________
City                     _______________________________________________________
State                    _______________________________________________________
Zip                      _______________________________________________________

UPON REDEMPTION OF YOUR UNITS FROM MAN-AHL 130, DO YOU WANT THE PROCEEDS PAID TO YOU BY:

[ ]  check? (If so, check the box and proceed to Section 5)

[ ]  wire transfer? (If so, check the box and provide the information below)

Bank Name              _________________________________________________________
ABA Routing Number     _________________________________________________________
Credit to:             _________________________________________________________
Account Number         _________________________________________________________
For Further Credit to: _________________________________________________________
Name(s) on the Account _________________________________________________________
Account Number         _________________________________________________________

5. Acknowledgements

YOU ACKNOWLEDGE AND AGREE AS FOLLOWS:

- You either are, or are not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association.

- If you are signing on behalf of an entity, you are duly authorized to make this investment and to conduct transactions in Man-AHL 130 on behalf of that entity.

- You are purchasing Units for your own account, and not with a view to the distribution, assignment, transfer or other disposition of the Units.

-    You have received the current Prospectus for Man-AHL 130.

- You are eligible to invest in Man-AHL 130 and you have checked the appropriate box (or boxes) in Section 3 describing your eligibility.

-    All of the information provided herein is true, accurate and complete.

- You authorize us to use other sources of information, including obtaining a credit report or other financial responsibility report about you, at any time to verify the information provided herein and to determine the identity of the owners of your Units. Upon written request, we will provide the name and address of the credit reporting agency used.

- By signing below, you hereby agree to be bound by the terms of the Limited Liability Company Agreement of Man-AHL 130 (the "Agreement") including its Power of Attorney provisions, as set forth in Article XII of the Agreement. To the extent you believe it necessary, you have consulted with your tax and legal advisors regarding your investment in Man-AHL 130.

You agree that Man-AHL 130, the Managing Member, the Selling Agent and their managers, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions, including telephone instructions they reasonably believe are authentic. If a Taxpayer Identification Number is not provided and certified, all dividends paid will be subject to federal backup withholding.

6. Benefit Plan Investor Status

I hereby certify that I am [ ]/am not [ ] a benefit plan investor (which means
(a) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (such as an individual retirement account ("IRA"), a "simplified employee pension plan", and a Keogh plan for self-employed individuals (including partners)), (b) an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such as a 401(k) plan, a defined benefit plan, a money purchase pension plan, a cash balance pension plan, a profit-sharing plan, and a health benefit plan, in each case, which is maintained by a private employer (e.g., a corporation) primarily for the benefit of United States resident employees), or (c) an entity ("Plan Assets Entity") that holds "plan assets" of any such employee benefit plan or plan (such as a fund of funds in which benefit plan investors own 25% or more of the total value of any class of equity interests). If you checked "am not" above, please proceed to Section 7.

If I checked that I am a benefit plan investor, I certify that I am [ ]/ am not [ ] a Plan Assets Entity (check "am not" and please proceed to Section 7, if you are a "plan" or an "employee benefit plan" as described in (a) or (b) of the first sentence of the preceding paragraph). If I am a Plan Assets Entity, I represent that the percentage of my equity interests held by benefit plan investors does not exceed the percentage set forth below. To ease the administrative burden related to monitoring and updating this percentage, Man-AHL 130 LLC recommends that you build in some cushion so that you will not have to notify Man-AHL 130 LLC if the percentage changes slightly. ________%

You agree to immediately notify Man-AHL 130 LLC upon any change to the foregoing representations.

7. Power of Attorney and Signature

I irrevocably appoint the Managing Member and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Agreement, including the Agreement itself.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, you certify that:

1. The number shown on this form is your correct Taxpayer Identification Number (or you are waiting for a number to be issued to you);

2. You are not subject to backup withholding because (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service ("IRS") that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and

3. You are a US person (includes a US resident alien) and agree to notify Man-AHL 130 within 60 days of the date that you cease to be a US person.

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS APPLICATION OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

REMINDER FOR IRAS/KEOGH PLANS ONLY: THE CUSTODIAN MUST ALSO SIGN THIS
APPLICATION.

Investor:


Signature                               Signature
          ---------------------------             ------------------------------
Title                                   Title
      -------------------------------         ----------------------------------
Date                                    Date
     --------------------------------        -----------------------------------


Custodian
(Name, Authorized Signature) __________________________________________________

Checklist--Did you remember to:

[ ] FILL OUT THE DOLLAR AMOUNT OF THE INVESTMENT? [ ] FILL OUT ALL APPLICABLE SECTIONS OF THIS APPLICATION?

[ ]  SIGN THIS APPLICATION?

8. Financial Adviser/Dealer Information (To be completed by the Financial Adviser/Dealer.) I hereby authorize the Selling Agent to act as my agent in connection with transactions under this authorization form and confirm the Unit Series selection made in Section 2. I guarantee the signatures on this application and the legal capacity of the signers. Further, I have confirmed the eligibility certifications appearing above under Sections 1 and 3.

I hereby certify that I have informed the investor of all pertinent facts with respect to an investment in the Units, as set forth in Man-AHL 130's Prospectus, including: risks; tax consequences; liquidity and marketability; and management and control of the Managing Member. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor or I have prior written approval to exercise discretion with respect to the investor's investment in the Units (copy attached hereto).

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in Man-AHL 130 is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative and Principal/Branch Office Manager MUST sign below in order to substantiate compliance with Rule 2810 of the National Association of Securities Dealers Inc.'s ("NASD") Conduct Rules.

Representative's name           ________________________________________________
Adviser/Dealer name             ________________________________________________
Branch office address           ________________________________________________
City                            ________________________________________________
State                           ________________________________________________
Zip                             ________________________________________________
Representative's E-mail address ________________________________________________
Branch number                   ________________________________________________
Representative's number         ________________________________________________
Branch phone number             ________________________________________________
Fax number                      ________________________________________________


Authorized Representative's signature
                                      ------------------------------------------
Date ___________________________

(Note: The same individual should not sign as both "Authorized Representative" and "Principal/Branch Office Manager".)


Principal/Branch Office Manager's signature
                                            ------------------------------------
Date ___________________________

Principal/Branch Office Manager's name _________________________________________
Name for Account Registration          _________________________________________
Account Number                         _________________________________________
Clearing firm name/number              _________________________________________

Subscription proceeds received before Man-AHL 130, LLC - Class B begins operations will be held in escrow. If subscriptions for at least 10,000 Class B Units are not accepted during an initial offering period for such Units ending March 31, 2008 (subject to earlier termination as designated by the Managing Member), the offering of Class B Units will be terminated and subscription proceeds received in respect of Class B Units will be returned within 5 business days to subscribers together with any interest earned thereon; furthermore, if fewer than 100 investors have subscribed for Class B Units during such initial offering period, the Managing Member may elect to terminate the offering of such Units, in which case subscribers will be notified and subscription funds will be returned as above.

FOR INSTRUCTIONS ON WHERE TO SEND THIS APPLICATION AND HOW TO MAKE PAYMENT, PLEASE CALL (866) 436-25132.

NO CASH POLICY - THE FUND DOES NOT ACCEPT CASH. 'CASH' FOR THE PURPOSES OF THIS POLICY INCLUDES CURRENCY, CASHIER'S CHECKS, BANK DRAFTS, TRAVELERS CHECKS AND MONEY ORDERS. IN ADDITION, MAN-AHL 130 DOES NOT ACCEPT THIRD-PARTY CHECKS OR CREDIT CARD CONVENIENCE CHECKS.

                              [OUTSIDE BACK COVER]

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MAN-AHL 130, THE MANAGING MEMBER, MAN INVESTMENTS INC. (THE "SELLING AGENT") OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.




     ALL SELLING AGENTS MUST DELIVER TO PROSPECTIVE INVESTORS ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY MAN-AHL 130 DURING BOTH THE INITIAL AND THE ONGOING OFFERING PERIODS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following is an estimate of the costs of preparing, filing and distributing this Amended Registration Statement and the Prospectus which it includes.

                                                                     Approximate
                                                                        Amount
                                                                     -----------
Securities and Exchange Commission Registration Fee...............     $     0
National Association of Securities Dealers, Inc. Filing Fee.......           0
Printing Expenses.................................................      29,000
Fees of Certified Public Accountants..............................       4,500
Blue Sky Expenses (Excluding Legal Fees)..........................         300
Fees of Counsel...................................................      55,000
Advertising and Sales Literature..................................       4,500
Miscellaneous Offering Costs......................................           0
                                                                       -------
Total.............................................................     $93,300

                                   ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article XIV of the Limited Liability Company Agreement (attached as Exhibit A to the prospectus which forms a part of this Amended Registration Statement) provides for the indemnification of the Managing Member and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of Man-AHL 130 who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (3) is an officer or director of the Managing Member; or (4) if the Managing Member is an officer, director, partner or trustee, is any entity for which the Managing Member acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The Managing Member and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

          The Managing Member invested $10,000 of "seed capital" in the Registrant on May 26, 2005.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Amended Registration Statement:

Exhibit
 Number     Description of Document
-------     -----------------------
 3.02       Limited Liability Company Agreement of the Registrant (included as
(amended)   Exhibit A to the Prospectus).

10.03(a)    Amendment to the Form of Trading Advisory Agreement between
            Registrant and Man-AHL (USA) Ltd.

10.05       Form of Application and Power of Attorney (included with the
            Prospectus).

23.01       Consent of Sidley Austin LLP.

23.02       Consent of Deloitte & Touche LLP.

23.03       Consent of PricewaterhouseCoopers LLP.

99.04 Prospectus of Man-Glenwood Lexington LLC filed with the Securities and Exchange Commission on June 29, 2007 and effective July 31,
            2007, Registration No. 333-118854, is incorporated herein by reference.

99.05       Prospectus of Man-Glenwood Lexington TEI, LLC filed with the
            Securities and Exchange Commission on June 29, 2007 and effective
            July 31, 2007, Registration No. 333-120945, is incorporated herein by reference.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on June 28, 2005 with Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
 3.01(i)    Certificate of Formation of the Registrant.

10.02       Form of Customer Agreement between the Registrant and Man Financial
            Inc.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on October 11, 2005 with Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
99.01       Securities and Exchange Commission Release No.
            33-6815--Interpretation and Request for Public Comment--Statement of
            the Commission Regarding Disclosure by Issuers of Interests in
            Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
            1989).

99.02       Commodity Futures Trading Commission--Interpretative Statement and
            Request for Comments --Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).

99.03       North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on April 17, 2006 with Amendment No. 3 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
 1.02       Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on November 29, 2006 with Amendment No. 5 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).


Exhibit
 Number     Description of Document
-------     -----------------------
10.01       Form of Administration Agreement between Man-AHL 130 and the
            Administrator.


          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on January 18, 2007 with Amendment No. 6 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
 1.01       Form of General Distributor's Agreement between the Registrant, Man
            Investments (USA) Corp. and Man Investments Inc.

10.02(a) Addendum to the Form of Customer Agreement between the Registrant and Man Financial Inc.

10.03       Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

10.04 Form of Escrow Agreement among the Registrant, the Managing Member and the Escrow Agent.


          The following exhibits are incorporated by reference herein from the exhibits of the description and number filed on January 30, 2007 with Amendment No. 7 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).



Exhibit
 Number     Description of Document
-------     -----------------------
 5.01       Opinion of Sidley Austin LLP relating to the legality of the Units.

 8.01 Opinion of Sidley Austin LLP with respect to federal income tax consequences.

ITEM 17.

          The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Managing Member of the Registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago in the State of Illinois on the 16th day of October, 2007.

MAN-AHL 130, LLC

By: MAN INVESTMENTS (USA) CORP.
    MANAGING MEMBER


By: /s/ John M. Kelly
    ---------------------------------
    John M. Kelly
    President and Director

          Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons on behalf of the Managing Member of the Registrant, in the capacities and on the date indicated.

              Signature                  Title with Registrant          Date
              ---------                 -----------------------   ----------------


/s/ John M. Kelly                       President and Director    October 16, 2007
-------------------------------------   (Principal Executive
John M. Kelly                           Officer)


/s/ Alicia Derrah                       Chief Financial Officer   October 16, 2007
-------------------------------------
Alicia Derrah


/s/ Michael Lozowski                    Vice President and        October 16, 2007
-------------------------------------   Director
Michael Lozowski


/s/ Steven Zoric                        Vice President,           October 16, 2007
-------------------------------------   Secretary and Director
Steven Zoric

          Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Man Investments (USA) Corp.

MAN INVESTMENTS (USA) CORP.
Managing Member


By /s/ John M. Kelly                    October 16, 2007
   ----------------------------------
   John M. Kelly
   President and Director

    As filed with the Securities and Exchange Commission on October 16, 2007

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    EXHIBITS

                                       To


                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                   ----------

                                MAN-AHL 130, LLC
             (Exact name of registrant as specified in its charter)

================================================================================

                                  EXHIBIT INDEX

 Exhibit
 Number     Description of Document
--------    -----------------------
 3.02       Limited Liability Company Agreement of the Registrant (included as
(amended)   Exhibit A to the Prospectus).

10.03(a)    Amendment to the Form of Trading Advisory Agreement between
            Registrant and Man-AHL (USA) Ltd.

10.05       Form of Application and Power of Attorney (included with the
            Prospectus).

23.01       Consent of Sidley Austin LLP.

23.02       Consent of Deloitte & Touche LLP.

23.03       Consent of PricewaterhouseCoopers LLP.

99.04 Prospectus of Man-Glenwood Lexington LLC filed with the Securities and Exchange Commission on June 29, 2007 and effective July 31,
            2007, Registration No. 333-118854, is incorporated herein by reference.

99.05       Prospectus of Man-Glenwood Lexington TEI, LLC filed with the
            Securities and Exchange Commission on June 29, 2007 and effective
            July 31, 2007, Registration No. 333-120945, is incorporated herein by reference.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on June 28, 2005 with Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

 Exhibit
 Number    Description of Document
--------    -----------------------
 3.01(i)    Certificate of Formation of the Registrant.

10.02       Form of Customer Agreement between the Registrant and Man
            Financial Inc.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on October 11, 2005 with Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
99.01       Securities and Exchange Commission Release No.
            33-6815--Interpretation and Request for Public Comment--Statement of
            the Commission Regarding Disclosure by Issuers of Interests in
            Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6,
            1989).

99.02       Commodity Futures Trading Commission--Interpretative Statement and
            Request for Comments --Statement of the Commodity Futures Trading
            Commission Regarding Disclosure by Commodity Pool Operators of Past
            Performance Records and Pool Expenses and Requests for Comments (54
            Fed. Reg. 5597; February 6, 1989).

99.03       North American Securities Administrators Association, Inc.
            Guidelines for the Registration of Commodity Pool Programs.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on April 17, 2006 with Amendment No. 3 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
 1.02       Form Selling Agreement between Man Investments Inc. and Additional
            Selling Agents.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on November 29, 2006 with Amendment No. 5 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).


Exhibit
 Number     Description of Document
-------     -----------------------
10.01       Form of Administration Agreement between Man-AHL 130 and the
            Administrator.


          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on January 18, 2007 with Amendment No. 6 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).

Exhibit
 Number     Description of Document
-------     -----------------------
 1.01       Form of General Distributor's Agreement between the Registrant, Man
            Investments (USA) Corp. and Man Investments Inc.

10.02(a) Addendum to the Form of Customer Agreement between the Registrant and Man Financial Inc.

10.03       Form of Trading Advisory Agreement between Registrant and Man-AHL
            (USA) Ltd.

10.04 Form of Escrow Agreement among the Registrant, the Managing Member and the Escrow Agent.


          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on January 30, 2007 with Amendment No. 7 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-126172).



Exhibit
 Number     Description of Document
-------     -----------------------
 5.01       Opinion of Sidley Austin LLP relating to the legality of the Units.

 8.01 Opinion of Sidley Austin LLP with respect to federal income tax consequences.